UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☒
Filed by a party other than the Registrant ☐
Check the appropriate box:
☐
Preliminary Proxy Statement

☐
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒
Definitive Proxy Statement

☐
Definitive Additional Materials

☐
Soliciting Material under §240.14a-12

KOHL’S CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒
No fee required

☐
Fee paid previously with preliminary materials

☐
Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

KOHL'S
SEPHORA

2024

KOHL'S

Notice of Annual Meeting & Proxy Statement

May 15, 2024, 8:00 a.m. Central Time

KOHL'S

2023 PERFORMANCE HIGHLIGHTS

(3.4%)	4.1%	$2.85
Net Sales *Change Y/Y*	Operating Margin	Diluted EPS

(10%)	$275M	$2.00
Inventory *Change Y/Y*	Long-Term Debt Reduction	Annual Dividend Per Share

MEANINGFUL PROGRESS AGAINST KEY STRATEGIC PRIORITIES

SEPHORA

SIGNIFICANT BEAUTY GROWTH WITH SEPHORA

90%+ BEAUTY GROWTH Y/Y

KOHL'S
+SEPHORA

IMPROVED STORE PERFORMANCE

BEST COMP. STORE SALES SINCE 2010

ADDRESSING NEW GROWTH CATEGORIES

HOME, GIFTING, IMPULSE, PET

Figures presented based on 2023 results

Notice of Annual Meeting of Shareholders

Date and Time	Virtual Meeting—Live Interactive Webcast	Record Date
May 15, 2024 8:00 a.m. Central Time	www.cesonlineservices.com/kss24_vm	Close of business on March 20, 2024
To Our Shareholders:
We are pleased to invite you to attend the Annual Meeting of Shareholders of Kohl’s Corporation on May 15, 2024, at 8:00 a.m. Central Time.
This year’s Annual Meeting will again be held exclusively online via a live interactive webcast. You will be able to vote and submit your questions in advance of, or during, the Annual Meeting of Shareholders and/or attend virtually by visiting www.cesonlineservices.com/kss24_vm.
The proxy statement for the Annual Meeting and form of proxy card is first being made available to shareholders on or about April 5, 2024.

The purposes of the Annual Meeting are:
Items of Business		See Page
1	Proposal 1—To elect the eleven individuals nominated by our Board of Directors to serve as Directors for a one-year term and until their successors are duly elected and qualified	15
2	Proposal 2—To approve, by an advisory vote, the compensation of our named executive officers	40
3	Proposal 3—To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending February 1, 2025	88
4	Proposal 4—To approve the Kohl’s Corporation 2024 Long-Term Compensation Plan	91
5	Proposal 5—Shareholder Proposal—Corporate Financial Sustainability Report	102
6	To consider and act upon any other business that may properly come before the meeting or any adjournment thereof

PROPOSAL 1	PROPOSAL 2	PROPOSAL 3	PROPOSAL 4	PROPOSAL 5
ELECTION OF DIRECTORS	ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION	RATIFICATION OF THE APPOINTMENT OF AUDITORS	APPROVAL OF THE KOHL’S CORPORATION 2024 LONG-TERM COMPENSATION PLAN	SHAREHOLDER PROPOSAL
Board Recommendation	Board Recommendation	Board Recommendation	Board Recommendation	Board Recommendation
“FOR” all nominees	“FOR”	“FOR”	“FOR”	“AGAINST”

Notice of Annual Meeting of Shareholders
Only shareholders of record at the close of business on March 20, 2024 are entitled to notice of and to vote at the meeting.
It is important that your shares are represented and voted at the Annual Meeting no matter how large or small your holdings may be. Please vote as soon as possible in one of these three ways, even if you plan to attend the meeting:
Internet	Phone	Mail
Follow the instructions on your notice regarding availability of proxy materials.	Follow the instructions on your notice regarding availability of proxy materials.	If you received a printed proxy card, complete, date, sign and return the proxy card according to the included instructions.
Even if you vote in advance, you may still decide to attend the virtual Annual Meeting of Shareholders, withdraw your proxy and vote your shares at the Annual Meeting. For more information, see “May I change or revoke my vote after I submit my proxy?” which begins on page 5.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD VIRTUALLY ON MAY 15, 2024
The 2023 Annual Report on Form 10-K and proxy statement of Kohl’s Corporation are available at www.proxyvote.com and www.fcrvote.com/kss
We appreciate your continued confidence in our company and your support for our strategy. We look forward to your participation in our virtual Annual Meeting on May 15, 2024.

By Order of the Board of Directors, Jennifer Kent Chief Legal Officer and Corporate Secretary Menomonee Falls, Wisconsin April 5, 2024

1	GENERAL INFORMATION
1	Meeting Logistics
3	Questions and Answers about the Meeting and Voting
8	PROXY SUMMARY
8	Matters to Be Voted Upon at the Annual Meeting
9	Nominees
12	2023 Performance Highlights
13	Compensation Highlights
14	Governance Highlights
15	CORPORATE GOVERNANCE AND BOARD MATTERS
15	Proposal 1—Election of Directors
16	Information about Nominees
24	Corporate Governance Matters
24	Director Independence
24	Leadership Structure
25	Oversight of Risk Management
26	Board Refreshment
27	Board Evaluation
27	Director Orientation and Continuing Education
27	Limits on Board Service
28	Board Committees
31	Meetings and Attendance
31	Governing Documents
32	Communications with the Board
32	Related Party Transactions
33	ENVIRONMENTAL, SOCIAL, AND GOVERNANCE STEWARDSHIP AT KOHL’S
33	Values, Ethics, Human Rights, and Governance
35	Diversity, Equity & Inclusion
36	Environmental Sustainability
37	Social Supply Chain Management
38	DIRECTOR COMPENSATION
38	Stock Ownership Requirements for Directors
40	EXECUTIVE COMPENSATION
40	Proposal 2—Advisory Vote on the Approval of the Compensation of Our Named Executive Officers
42	Compensation Committee Report
42	Compensation Discussion and Analysis
64	Compensation Tables
64	Summary Compensation Table
66	Grants of Plan-Based Awards in 2023
67	Employment and Executive Compensation Agreements
68	Outstanding Equity Awards at Fiscal Year-End
69	Option Exercises and Stock Vested in 2023
69	Pension Benefits
69	Nonqualified Deferred Compensation
70	Potential Payments Upon Termination or Change of Control
80	CEO Pay Ratio
80	Pay versus Performance
85	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS, AND MANAGEMENT
87	Delinquent Section 16(a) Reports
88	AUDIT MATTERS
88	Proposal 3—Ratification of the Appointment of Our Independent Registered Public Accounting Firm
89	Report of the Audit Committee
90	Fees Paid to Ernst & Young
90	Pre-Approval Policies and Procedures
91	MANAGEMENT PROPOSAL
91	Proposal 4—Approval of the Kohl’s Corporation 2024 Long-Term Compensation Plan
92	General Description of the Plan
93	Administration
93	Eligibility
93	General Terms and Conditions of Awards
95	Shares of Common Stock Available
95	Performance Goals
96	Minimum Vesting
96	Dividends and Dividend Equivalents
96	Effect of Change of Control
97	Suspension or Termination of Awards; Clawback Provisions
97	Amendments
97	Certain Federal Income Tax Consequences
99	New Plan Benefits
101	Equity Compensation Plan Information
102	SHAREHOLDER PROPOSAL
102	Proposal 5—Shareholder Proposal—Corporate Financial Sustainability Report
104	Statement of the Board of Directors in Opposition to this Shareholder Proposal
A-1	ANNEX A—KOHL’S CORPORATION 2024 LONG-TERM COMPENSATION PLAN

General Information

Meeting Logistics
Date and Time	Virtual Meeting—Live Interactive Webcast	Record Date
May 15, 2024 8:00 a.m. Central Time	www.cesonlineservices.com/kss24_vm	Close of business on March 20, 2024
	Admission	Date of Distribution

■
 Admission to the Annual Meeting is restricted to shareholders of record as of the record date and/or their designated representatives.
■
 Shareholders and/or their designated representatives will need to pre-register by 8:00 a.m. Central Time on May 14, 2024, by visiting www.cesonlineservices.com/kss24_vm. Please have your notice regarding availability of proxy materials containing your control number available and follow the instructions to complete your registration request.
■
 Shareholders whose shares are held in “street name” through a bank,

broker or other nominee as of the record date will need to pre-register by 8:00 a.m. Central Time on May 14, 2024, by visiting www.cesonlineservices.com/kss24_vm. Please have your voting instruction form or other communication containing your control number available and follow the instructions to complete your registration request.
■
 Requests to register to participate in the Annual Meeting must be received no later than 8:00 a.m. Central Time on May 14, 2024.
■
 After registering, shareholders will receive a confirmation email with a link and instructions for accessing the Annual Meeting.
This proxy statement and the form of proxy card were made available to our shareholders on or about April 5, 2024.
How to vote

It is important that your shares be represented and voted at the Annual Meeting.
Whether or not you plan to attend the virtual Annual Meeting, please vote as soon as possible. You are urged to follow the instructions on the notice regarding availability of proxy materials to vote by telephone or via the Internet or if you received a printed proxy card, complete, date, sign and return the proxy card in the envelope provided to you, even if you plan to attend the Annual Meeting, so that if you are unable to attend the Annual Meeting, your shares can be voted. Voting now will not limit your right to change your vote or to attend the Annual Meeting. Please note the voting procedures described under “How Do I Vote?” on page 4 of the proxy statement.

Kohl’s Corporation | 2024 Proxy Statement	1

General Information
REGISTERED SHAREHOLDERS

INTERNET	PHONE	MAIL	ATTEND THE MEETING
Visit 24/7 www.fcrvote.com/kss and follow the instructions on the voting site	Call toll-free 24/7 in the U.S. or Canada at 866-402-3905	If you received a printed proxy card, complete, date, sign, and return your proxy card in the postage-paid envelope provided to you	Attend the virtual meeting and cast your ballot online
You will be required to enter your unique Control Number shown on your notice of regarding availability of proxy materials if you vote by Internet or phone.
If you are a registered shareholder and you timely pre-register, you may attend the virtual Annual Meeting and vote your shares, and your vote will revoke any proxy you have previously submitted.
BENEFICIAL OWNERS
If your shares are held in the name of a bank, broker or other nominee and you wish to attend and vote at the Annual Meeting, you must obtain a “legal proxy” in .pdf, .gif, .jpg or .png file format.	Please contact your bank, broker or other nominee for assistance in obtaining a “legal proxy” in order to vote at the Annual Meeting.
This proxy statement gives you information on the eleven Nominees nominated by our Board of Directors who are standing for election, our independent auditors, our named executive officers and their compensation, our 2024 long-term compensation plan and one shareholder proposal. Because the following summary does not contain all of the information you should consider, you should carefully read this proxy statement in its entirety before voting your shares. For more complete information regarding our 2023 performance, please review our Annual Report on Form 10-K for the fiscal year ended February 3, 2024.
The Nominees have expertise in numerous key areas including:
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finance,

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e-commerce,

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technology,

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marketing,

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operations management,

■
human capital, and

■
cybersecurity.

All also have experience in retail or consumer-facing industries. We believe this experience, together with their industry knowledge, integrity, ability to devote time and energy, and commitment to the interests of all our shareholders is necessary to execute our strategic plan and makes them best positioned to assist in creating value for all of our shareholders. All of the members of our Board of Directors, other than Thomas A. Kingsbury, our Chief Executive Officer, are independent.
Our Board of Directors has many best governance practices in place, including:
■
its annual elections for all Directors,

■
majority vote standard in uncontested Director elections,

■
independent Chairship,

■
“proxy access” allowing eligible shareholders to include their own nominees for Director in our proxy materials,

■
our shareholders’ right to directly communicate with and raise concerns to the Board or individual Directors,

■
a retirement policy, and

■
stock ownership requirements.

2	Corporate.Kohls.com

General Information
Questions and Answers about the Meeting and Voting

When and where will the meeting take place?
The Annual Meeting of Shareholders of Kohl’s Corporation will be held virtually on May 15, 2024, at 8:00 a.m. Central Time. The Annual Meeting will be held exclusively online via a live interactive webcast on the internet. You will not be able to attend the Annual Meeting in person at a physical location.
How can I attend the meeting?
Admission to the Annual Meeting is restricted to shareholders of record as of the record date and/or their designated representatives. Pre-registration by 8:00 a.m. Central Time on May 14, 2024, is required. You may pre-register by visiting www.cesonlineservices.com/kss24_vm and following the instructions to complete your registration request.
What is the purpose of the meeting?
At the virtual Annual Meeting of Shareholders, you will be asked to vote on the following matters:
Items of Business
1	The election of eleven individuals nominated by our Board of Directors to serve as Directors for a one-year term
2	The approval, on an advisory basis, of the compensation of our named executive officers
3	The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending February 1, 2025
4	The approval of the Kohl’s Corporation 2024 Long-Term Compensation Plan
5	Shareholder Proposal—Corporate Financial Sustainability Report
6	Any other business that may properly come before the meeting or any adjournment of the meeting
Could other matters be decided at the meeting?
Our Bylaws require shareholders to notify us in advance if they intend to request a vote on any matter not described in our proxy statement. The deadline for notification has passed, and we are not aware of any other matters that could be brought before the meeting. However, if any other business is properly presented at the meeting, your completed proxy gives authority to Jennifer Kent and Elizabeth McCright to vote your shares on such matters at their discretion.
Who is entitled to attend and vote at the meeting?
All shareholders who owned our common stock at the close of business on March 20, 2024 (the record date for the meeting) or their duly appointed proxies may attend and vote at the meeting and at any adjournment of the meeting. As of the record date, there were 110,906,777 shares of our common stock outstanding.
Each share of our common stock outstanding on the record date is entitled to one vote on each of the eleven Nominees and one vote on each other matter.
How many votes must be present to hold the meeting?
The presence in person or by proxy of the holders of a majority of the outstanding shares of our common stock entitled to vote at the meeting will constitute a quorum for the transaction of business. Abstentions and broker “non-votes” (described below) are counted as present for purposes of determining whether there is a quorum.
Am I a shareholder of record or a beneficial owner, and why does it matter?
SHAREHOLDER OF RECORD (also known as a record holder)

If your shares are registered directly in your name with Kohl’s transfer agent, you are considered the shareholder of record with respect to those shares.
BENEFICIAL OWNER (also known as holding shares in “street name”)

If your shares are held on your behalf by a bank, broker, or other nominee, then you are the beneficial owner of shares held in “street name.”
As a beneficial owner, you have the right to instruct your nominee on how to vote the shares held in your account. If your broker cannot vote on Proposals because you haven’t provided instructions, this is known as a “broker non-vote.”

Kohl’s Corporation | 2024 Proxy Statement	3

General Information
How do I vote?
If you are a shareholder of record as of the record date, you may vote at the virtual Annual Meeting or vote by proxy as described below. Even if you plan to attend the meeting, we encourage you to vote in advance in one of three ways:
Internet	Phone	Mail
Follow the instructions on your notice regarding availability of proxy materials to vote over the Internet.	Follow the instructions on your notice regarding availability of proxy materials to vote over the telephone.	If you received a printed proxy card, complete, date, sign and return it in the postage-paid envelope provided.
The proxies are being solicited on behalf of our Board of Directors.
If you are a beneficial owner, please contact the bank, broker, or other nominee that holds your shares for instructions on how to vote.
May my broker vote my shares for me?
Your broker will not be able to vote your shares with respect to any of the matters presented at the meeting, other than the ratification of the selection of our independent registered public accounting firm (Proposal 3) which is considered “routine” under applicable stock exchange rules, unless you give your broker specific voting instructions. Without your instructions, your broker may not vote your uninstructed shares on non-routine matters (such as Proposals 1, 2, 4, and 5). Therefore, we encourage you to instruct your broker about how you wish your shares to be voted.
What is a proxy?
A proxy is your legal designation of another person to vote on matters transacted at the Annual Meeting based upon the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. The form of proxy card designates each of Jennifer Kent, Corporate Secretary, and Elizabeth McCright, Assistant Corporate Secretary, as proxies for the Annual Meeting.
If I submit a proxy, how will my shares be voted?
By giving us your proxy, you authorize the individuals named as proxies on the form of proxy card to vote your shares in accordance with the instructions you provide. If you sign and return a proxy card without indicating your instructions, your vote will be cast in accordance with the recommendation of our Board of Directors:

PROPOSAL 1	ELECTION OF DIRECTORS	“FOR” each of the eleven Nominees in Proposal 1
PROPOSAL 2	ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION	“FOR” approval of the compensation of our named executive officers in Proposal 2
PROPOSAL 3	RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2024 in Proposal 3
PROPOSAL 4	APPROVAL OF THE KOHL’S CORPORATION 2024 LONG-TERM COMPENSATION PLAN	“FOR” approval of the Kohl’s Corporation 2024 Long-Term Compensation Plan in Proposal 4
PROPOSAL 5	SHAREHOLDER PROPOSAL—CORPORATE FINANCIAL SUSTAINABILITY REPORT	“AGAINST” Proposal 5
If any other matters are brought before the meeting, Jennifer Kent and Elizabeth McCright will vote your shares on such matters at their discretion.

4	Corporate.Kohls.com

General Information
May I change or revoke my vote after I submit my proxy?
Yes. If you are a shareholder of record and wish to change your vote, you may:
■
cast a new vote by telephone or internet by following the instructions on the notice regarding availability of proxy materials;

■
cast a new vote by requesting and completing, dating, signing and mailing a new proxy card with a later date; or

■
attend the virtual Annual Meeting of Shareholders and follow the instructions to vote during the meeting.

If you are a beneficial owner, you can revoke any prior voting instructions by contacting the bank, broker, or other nominee that holds your shares or by obtaining a legal proxy from your bank, broker, or other nominee.

What are the Board’s voting recommendations, and how many votes are required to approve each proposal?
Proposal		Board’s Recommendation	Votes Required to Pass	Effect of Abstentions and Broker Non-Votes
1	Election of directors	FOR all Nominees
Our Board of Directors has instituted a majority vote requirement for the election of Directors in uncontested elections. This means that a Nominee will be elected if the number of votes cast “FOR” that Nominee exceeds the number of votes cast “AGAINST” that Nominee. If you complete your voting by proxy over the Internet or over the telephone or return a signed proxy card but abstain from voting on any of the Nominees, your shares will be counted as present for purposes of determining whether there is a quorum but will have no effect on the election of those Nominees.
No effect.
2	Advisory approval of the compensation of our named executive officers	FOR	This proposal will be approved if the number of votes cast “FOR” the proposal exceeds the number of votes cast “AGAINST” it.	No effect.
3	Ratification of our independent registered public accounting firm	FOR	This proposal will be approved if the number of votes cast “FOR” the proposal exceeds the number of votes cast “AGAINST” it.	No effect.
4	Approval of the Kohl’s Corporation 2024 Long-Term Compensation Plan	FOR	This proposal will be approved if the number of votes cast “FOR” the proposal exceeds the number of votes cast “AGAINST” it.	No effect.
5	Shareholder Proposal—Corporate Financial Sustainability Report	AGAINST	This proposal will be approved if the number of votes cast “FOR” the proposal exceeds the number of votes cast “AGAINST” it.	No effect.
What happens if I do not vote by proxy?
If you are a shareholder of record and you do not vote by proxy, your shares will not be voted unless you vote during the meeting. If you are a beneficial owner and you do not provide your broker with specific voting instructions, your broker may vote your shares only on Proposal 3 and will declare a broker non-vote for Proposals 1, 2, 4, and 5.
What happens if the meeting is adjourned?
If the meeting is adjourned, your proxy will remain valid and may be voted when the meeting is convened or reconvened. You may change or revoke your proxy as set forth above under the caption “May I change or revoke my vote after I submit my proxy?”

Kohl’s Corporation | 2024 Proxy Statement	5

General Information
Will the Company’s independent registered public accounting firm participate in the meeting?
Yes. A representative of Ernst & Young LLP will be present at the meeting and will be available to make a statement and answer appropriate questions.
Are members of the Board of Directors required to attend the meeting?
While the Board has not adopted a formal policy requiring Directors to attend annual meetings, Directors are encouraged to do so. Ten of the eleven then current Directors standing for re-election attended the 2023 Annual Meeting of Shareholders.
Who is soliciting my proxy?
The Board of Directors is soliciting your proxy to be used at the meeting. The proxy appoints two of our executives, Jennifer Kent and Elizabeth McCright, as your representatives to vote your shares as you instruct by telephone, internet or on a proxy card. This way, your shares will be voted even if you do not attend the meeting. Even if you plan to attend the meeting, it is a good idea to vote your shares in advance, just in case your plans change.
Who will pay the expenses incurred in connection with the solicitation of my vote?
The Company will pay the expenses of soliciting proxies. Proxies may be solicited by our Directors, officers or employees in person or by telephone, mail, or electronic transmission. We also pay all expenses related to the Annual Meeting of Shareholders. In addition to soliciting proxies by mail, we may solicit proxies by telephone, personal contact, and electronic means. None of our Directors, officers, or employees will be specially compensated for these activities.
We have hired Innisfree M&A Incorporated to assist with the solicitation of proxies for a fee of $25,000 plus reimbursement of out-of-pocket expenses. We also reimburse brokers, fiduciaries, and custodians for their costs in forwarding proxy materials to beneficial owners of our common stock.
Can I view these proxy materials electronically?
Yes. You may view our 2024 proxy materials at:
www. proxyvote.com and www.forvote.com/KSS
You may also use our corporate website at https://corporate.kohls.com to view all of our filings with the Securities and Exchange Commission, including this proxy statement and our Annual Report on Form 10-K for the fiscal year ended February 3, 2024.
How can I receive copies of Kohl’s year-end Securities and Exchange Commission filings?
We will furnish without charge to any shareholder, upon request, a copy of this proxy statement and/or our Annual Report on Form 10-K, including financial statements, for the fiscal year ended February 3, 2024. Any such request should be directed to:
Kohl’s Corporation N56 W17000 Ridgewood Drive Menomonee Falls, Wisconsin 53051 Attention: Investor Relations
investor.relations@kohls.com
We will provide the exhibits to the Form 10-K upon payment of the reasonable expenses of furnishing them.
How can I submit a proposal for Kohl’s 2025 Annual Meeting of Shareholders?
You may present matters for consideration at our next Annual Meeting of Shareholders either by having the matter included in our proxy statement and proxy card in accordance with Rule 14a-8 under the Securities Exchange Act of 1934 or by conducting your own proxy solicitation.
If you want your proposal included in our proxy statement and listed on our proxy card for the 2025 Annual Meeting of Shareholders, we must receive your written proposal by December 6, 2024, at:
Corporate Secretary Attention: Legal Kohl’s Corporation N56 W17000 Ridgewood Drive Menomonee Falls, Wisconsin 53051
You may submit a proposal only if you meet the ownership and holding requirements in Rule 14a-8, and you must continue to meet such ownership and holding requirements through the date of the 2025 Annual Meeting of Shareholders and otherwise comply with the Rule 14a-8 requirements then in effect.
If you decide to conduct your own proxy solicitation, we must receive written notice of your intent to present your proposal at the 2025 Annual Meeting of Shareholders, as required by our Bylaws, no earlier than January 15, 2025 and no later than February 14, 2025. If you submit a proposal for the 2025 Annual Meeting of Shareholders after that date, your proposal cannot be considered at the meeting.
How can I nominate a candidate for the Board of Directors?
Pursuant to procedures set forth in our Bylaws, our Nominating and ESG Committee will consider shareholder nominations for Directors if we receive timely written notice, in proper form, of the intent to make a nomination at an Annual Meeting of Shareholders. If you decide to conduct your own proxy solicitation, to be timely for the 2025 Annual Meeting of Shareholders, we must receive the notice no earlier than January 15, 2025 and no later than February 14, 2025.

6	Corporate.Kohls.com

General Information
To be in proper form, the notice must include, among other things:
(i)
a description of all arrangements or understandings between the nominating shareholder and each nominee,

(ii)
information about the nominating shareholder and each nominee, and

(iii)
a written representation and agreement of the nominee, in the form provided by Kohl’s upon request, that he or she:

(a)
is not and will not enter into agreements or understandings with respect to how he or she will act or vote if elected as a Director,

(b)
is not and will not become a party to any agreements or understandings with any entity other than the corporation with respect to direct or indirect compensation in connection with service or action as a director,

(c)
will comply with the corporation’s corporate governance and ethics guidelines, and

(d)
if elected as a director agrees to, and will, serve the entire term.

Among other things, a shareholder proposing a Director nomination must disclose any hedging, derivative or other complex transactions involving our common stock to which the shareholder is a party.
These requirements are detailed in our Bylaws, which will be provided to you upon written request.
In addition, an eligible shareholder, or a group of up to 20 shareholders, that has continuously owned at least 3% of Kohl’s outstanding common stock for three years may include in Kohl’s proxy materials Director nominations of up to the greater of two Directors and 20% of the number of Directors currently serving on the Kohl’s Board, subject to the terms and conditions specified in our Bylaws. To be timely for inclusion in the proxy materials for our 2025 Annual Meeting of Shareholders, our Corporate Secretary must receive your nomination between November 6, 2024, and December 6, 2024. The requirements for proxy access are detailed in our Bylaws, which will be provided to you upon written request.
In addition to satisfying the foregoing requirements, to comply with the universal proxy rules for the 2025 Annual Meeting of Shareholders, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that complies with Rule 14a-19 under the Exchange Act by March 16, 2025.
What if I have additional questions?
If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor at the appropriate telephone number listed below:
Innisfree M&A Incorporated

SHAREHOLDERS MAY CALL	BANKS AND BROKERS MAY CALL
toll free: (877) 750-9498	collect: (212) 750-5833

Kohl’s Corporation | 2024 Proxy Statement	7

Proxy Summary

Consistent with many other retail companies, our fiscal year ends on the Saturday closest to January 31 each year. References in this proxy statement to a “fiscal year” are to the calendar year in which the fiscal year begins. The information in this proxy statement relates primarily to fiscal 2023, which ended February 3, 2024.

Date and Time	Virtual Meeting—Live Interactive Webcast	Record Date
May 15, 2024 8:00 a.m. Central Time	www.cesonlineservices.com/kss24_vm	Close of business on March 20, 2024
Matters to Be Voted Upon at the
Annual Meeting
Our Board of Directors unanimously recommends that you vote:
PROPOSAL 1	ELECTION OF DIRECTORS	“FOR” each of the eleven Nominees in Proposal 1
PROPOSAL 2	ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION	“FOR” approval of the compensation of our named executive officers in Proposal 2
PROPOSAL 3	RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2024 in Proposal 3
PROPOSAL 4	APPROVAL OF THE KOHL’S CORPORATION 2024 LONG-TERM COMPENSATION PLAN	“FOR” approval of the Kohl’s Corporation 2024 Long-Term Compensation Plan in Proposal 4
PROPOSAL 5	SHAREHOLDER PROPOSAL—CORPORATE FINANCIAL SUSTAINABILITY REPORT	“AGAINST” Proposal 5
By telephone, or via the Internet as set forth on the notice regarding availability of proxy materials, or by proxy card if you received one.
Please note the voting procedures described under “How Do I Vote?” on page 4 of the proxy statement.

8	Corporate.Kohls.com

Proxy Summary
Nominees
The following table lists the Nominees. All of the Nominees are independent except Thomas A. Kingsbury, Chief Executive Officer of Kohl’s.
				Kohl’s Standing Committee Membership				Other Current Public Company Boards
Director Name and Principal Occupation	Age	Director Since	Independent	Audit	Compensation	Nominating and ESG	Finance
Wendy Arlin Former Chief Financial Officer, Bath & Body Works, Inc.	53	2023						■ The Wendy’s Company ■ WK Kellogg Co
Michael J. Bender Former President and Chief Executive Officer, Eyemart Express, LLC	62	2019						■ Acuity Brands
Yael Cosset Senior Vice President and Chief Information Officer, The Kroger Co.	50	2020						—
Christine Day Former Chief Executive Officer, The House of LR&C	63	2021						—
H. Charles Floyd Senior Advisor to President and Chief Executive Officer, Hyatt Hotels Corporation	64	2017						—
Thomas A. Kingsbury Chief Executive Officer, Kohl’s Corporation	71	2021						—
Robbin Mitchell Senior Advisor, Boston Consulting Group	59	2021						■ Piper Sandler Companies
Jonas Prising Chair and Chief Executive Officer, ManpowerGroup	59	2015						■ ManpowerGroup
John E. Schlifske Chair and Chief Executive Officer, The Northwestern Mutual Life Insurance Company	65	2011						—
Adrianne Shapira Former Managing Director, Eurazeo Brands	53	2016						—
Adolfo Villagomez Chief Executive Officer, Progress Residential	50	2023						—
Number of Meetings in Fiscal 2023		Board—7		7	5	3	2
CURRENT	IMMEDIATELY FOLLOWING THE ANNUAL MEETING
Independent Chair of the Board
Committee Chair	Committee Chair
Committee Member	Committee Member
Kohl’s Corporation | 2024 Proxy Statement	9

Proxy Summary
Nominee attributes

The Board is committed to active refreshment demonstrated by the addition of nine new directors to our Board since 2017, comprising 73% of the Nominees.
(1)
In keeping with our retirement policy, Margaret Jenkins is not eligible to stand for reelection at the annual meeting.

10	Corporate.Kohls.com

Proxy Summary
The eleven Nominees represent a broad range of skills, diversity and experience.
Skills or Experience
Current or former public company CEO Experience as the highest-ranking executive officer in a public company.	● ● ● ● ● ● ● ● ● ● ●	3	27%
Senior leadership Experience in an executive officer level role.	● ● ● ● ● ● ● ● ● ● ●	11	100%
Public company board service (other than Kohl’s) Experience serving on other public company board(s), requiring a practical understanding of oversight responsibilities, governance trends, insights to business strategies, and maximizing shareholder value.	● ● ● ● ● ● ● ● ● ● ●	8	73%
Board diversity (gender or racial/ethnic diversity) Diverse gender or racial/ethnic identity	● ● ● ● ● ● ● ● ● ● ●	6	54%
Retail or consumer-facing industry Executive officer or senior leader experience in retail or consumer product sectors, including marketing and brand management, consumer insights, supply chain, distribution, logistics, and merchandising.	● ● ● ● ● ● ● ● ● ● ●	11	100%
Finance, accounting or financial reporting Experience as an executive officer or senior leader in accounting, finance, and compliance with applicable law.	● ● ● ● ● ● ● ● ● ● ●	11	100%
Technology, e-commerce or digital Experience in developing and leveraging technology to achieve corporate goals, and extend or create new business models.	● ● ● ● ● ● ● ● ● ● ●	10	91%
Marketing, public relations or brand management Experience overseeing or managing marketing, marketing-related technology, advertising, selling products to consumers, and public relations.	● ● ● ● ● ● ● ● ● ● ●	9	82%
Operations management Executive officer or senior leader experience in overseeing and optimizing complex operations, and executing business strategies.	● ● ● ● ● ● ● ● ● ● ●	10	91%
Human capital, culture or compensation Executive officer or senior leader experience managing a large or global workforce, including recruiting, developing and retaining key talent.	● ● ● ● ● ● ● ● ● ● ●	8	73%
Cybersecurity Experience in information security and mitigating cyber threats.	● ● ● ● ● ● ● ● ● ● ●	2	18%
Kohl’s Corporation | 2024 Proxy Statement	11

Proxy Summary
2023 Performance Highlights

In 2023, Kohl’s continued to focus its efforts on delivering long-term shareholder value through driving improved sales and profitability, introducing four new strategic priorities. These included enhancing the customer experience, accelerating and simplifying its value strategies, managing inventory and expenses with discipline, and strengthening the balance sheet. As part of these initiatives, the Company invested in improving the store experience, expanded its partnership with Sephora, and implemented new operational disciplines. This work led to earnings per diluted share of $2.85, a significant improvement compared to 2022.
Performance takeaways include:
■
Net sales decreased (3.4%) compared to 2022

■
Best comparable store sales performance since 2010, while digital sales declined due to the elimination of online-only promotions as we worked to simplify our value strategies
■
Successfully opened an additional ~300 Sephora shop-in-shops, growing the number of Sephora at Kohl’s locations to more than 900

■
Accessories category sales increased 23% compared to 2022, driven by significant growth in Sephora at Kohl’s sales

■
Opened six new stores in 2023, relocated one store and closed two stores

■
Operating margin of 4.1% and earnings per diluted share of $2.85

■
Inventory at year-end decreased by (10%) compared to 2022

■
Returned $220 million to shareholders through dividend payments in 2023

■
Strengthened balance sheet by reducing long-term debt by $275 million

A discussion of each of the Company’s four strategic priorities is included below:

1.	2.	3.	4.
ENHANCE THE CUSTOMER EXPERIENCE	ACCELERATE AND SIMPLIFY OUR VALUE STRATEGIES	MANAGE INVENTORY AND EXPENSES WITH DISCIPLINE	STRENGTHEN THE BALANCE SHEET
12	Corporate.Kohls.com

Proxy Summary
1.   Enhance the customer experience

Kohl’s is focused on ensuring that its customers have a great experience and find the product assortment they are looking for when they shop in stores and online. In 2023, Kohl’s enhanced its in-store experience by expanding its partnership with Sephora to more than 900 shop-in-shops as well as modernizing its merchandising and simplifying its signage and graphics throughout the store. In addition, Kohl’s targeted new growth opportunities in underpenetrated categories including home, gifting, impulse, and pet, while also refining its go-to-market approach to improve the relevancy of its apparel and footwear offerings. Together, these efforts resonated with customers, leading to Kohl’s best comparable store sales performance since 2010, over 90% sales growth in Sephora at Kohl’s, and initial traction in underpenetrated categories.

2.   Accelerate and simplify our value strategies

Kohl’s is focused on enhancing its overall value perception by simplifying its promotional strategies to drive customer engagement and conversion. In 2023, Kohl’s shifted towards more targeted offers, eliminated digital-only deals in favor of omnichannel offers, executed more timely clearance events, and introduced high-volume pricing with its key value items initiative. Kohl’s successfully executed against these strategies and began to see improved customer value perceptions as the year progressed. Kohl’s work against these initiatives will continue in 2024.

3.   Manage inventory and expenses with discipline

In 2023, Kohl’s embedded new inventory management disciplines with a focus on operating with greater flexibility and speed. This resulted in inventory levels down (10%) at year end, ahead of its ongoing target of reducing inventory by a mid-single-digits percent. In addition, Kohl’s SG&A expenses declined 1.3% in 2023, despite an extra week in the fiscal year. Kohl’s will continue to proactively capitalize on opportunities to drive expense efficiency, including investing in technology to drive labor productivity and marketing efficiency, while also benefiting from an efficient organizational structure.

4.   Strengthen the balance sheet

Kohl’s remains committed to returning its balance sheet to its historical strength. In 2023, Kohl’s generated operating cash flow of $1.2 billion, which enabled it to retire $275 million of debt maturities while also returning $220 million of capital to shareholders through its dividend. Looking ahead, Kohl’s will continue to strengthen its balance sheet by reducing overall debt and rebuilding its cash balance.

Compensation Highlights

Our compensation program is a pay-for-performance model based on the philosophy that we should incentivize our executive officers to improve Kohl’s financial performance, profitably grow the business, and increase shareholder value. That philosophy drove several actions in fiscal 2023. The Compensation Committee continued its philosophy of using a metric based approach in incentive plan design and set performance goals of merchandise sales and operating income for the Short Term Incentive Plan (AIP) and net sales, operating margin and operating cash flow for the Long Term Incentive Plan (LTIP). The Compensation Committee determined that the use of a merchandise sales metric instead of the previous metric of net sales metric in the AIP allowed for a greater focus on product sales. The Compensation Committee set both the AIP and LTIP goals at levels that align with the efforts designed to drive improved sales and profitability through the Company’s four strategic priorities. The Company achieved above threshold but below target performance for the AIP, with a payout of 85.6% of target.
For the Performance Share Unit (PSU) component of the LTIP that covered the 3 fiscal years of 2021, 2022, and 2023, the performance of the three metrics of cumulative net sales, cumulative operating margin and cumulative operating cash flow resulted in a potential payout of 64.2%. However, after

Kohl’s Corporation | 2024 Proxy Statement	13

Proxy Summary
application of the Total Share Return (TSR) Modifier, the total payout was reduced to 48.2% because the Company fell below the 25th percentile of the TSR Modifier Group to 20th percentile. Also, in 2023, the following actions were taken:
■
The Board adopted an Executive Officer Compensation Recovery Policy that provides for recovery from executive officers of incentive based compensation in the event of an accounting restatement; and

■
The Compensation Committee adopted an Executive Severance Policy that applies to executive officers and provides that shareholder approval is required for any new or amended agreement that allows for cash severance benefits in excess of 2.99X the officer’s base salary and target annual bonus opportunity.

For more information, please see the Compensation Discussion and Analysis.

Governance Highlights
We have adopted strong and effective policies and procedures to promote effective and independent corporate governance, including:

All of the Directors other than our CEO are independent, as determined under the standards of the New York Stock Exchange;

The Board’s four standing committees are composed solely of independent Directors with the exception of the Finance Committee of which the CEO is a member;

Non-management Directors meet privately in executive sessions in conjunction with each regular Board meeting;

Independent Directors communicate regularly regarding appropriate Board agenda topics and other Board-related matters;

All Board members have complete access to management and outside advisors; and

The Board is committed to active refreshment, demonstrated by the addition of nine new Directors since 2017.

14	Corporate.Kohls.com

Corporate Governance and Board Matters

PROPOSAL 1 ELECTION OF DIRECTORS	The Board of Directors unanimously recommends that shareholders vote “FOR” each of the eleven Nominees to serve as directors.
Our Board of Directors currently consists of thirteen members, nine of whom are standing for re-election and two of whom are standing for election of the first time.
In November 2023 and December 2023, respectively, upon the recommendation of the Nominating and ESG Committee, Adolfo Villagomez and Wendy Arlin were appointed by the full Board of Directors to serve until the Annual Meeting, when they will stand for election for the first time. From time to time, the Nominating and ESG Committee engages a search firm to assist in identifying potential Board candidates. Such a firm was engaged to help identify potential Board candidates for the Nominating and ESG Committee’s consideration in 2023, and the firm did help identify both Mr. Villagomez and Ms. Arlin. As previously disclosed, Peter Boneparth will not be standing for re-election at the Annual Meeting. In keeping with our retirement policy, Margaret Jenkins is not eligible to stand for election at the Annual Meeting. Effective immediately upon the close of the Annual Meeting, the size of our Board of Directors will be reduced from 13 to 11 directors.
We believe the Nominees are best positioned to serve our Company and our shareholders.
Accordingly, our Board of Directors unanimously recommends that you vote, via the Internet, by telephone or by mail “FOR” each of the eleven Nominees to serve as Directors until the 2025 Annual Meeting of Shareholders, or, in each case, until their successors are elected and qualified.
Properly executed proxies will be voted as marked. Unmarked proxies will be voted in favor of electing the individuals named below (each of whom is now a Director) as Directors to serve until the 2025 Annual Meeting of Shareholders and until their successors are duly elected and qualified.
We expect that all of the Nominees will be able to serve on the Board of Directors if elected. However, if before the election one or more Nominees are unable to serve or for good cause will not serve (a situation that we do not anticipate), the proxy holders will vote the proxies for the remaining Nominees and for any substitute nominee(s) chosen by our Board of Directors (unless our Board reduces the number of Directors to be elected). If any substitute nominees are designated, we will file an amended proxy statement that, as applicable, identifies the substitute nominees, discloses that such nominees have consented to being named in the revised proxy statement and to serve if elected, and includes certain biographical and other information about such nominees required by the rules of the SEC.
The Board of Directors unanimously recommends that shareholders vote “FOR” each of the eleven Nominees to serve as directors.

Kohl’s Corporation | 2024 Proxy Statement	15

Corporate Governance and Board Matters
If you sign, date and return a proxy card but no instructions are specified, your shares will be voted “FOR” each of the eleven Nominees.
If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor at the number listed below:
Innisfree M&A Incorporated

SHAREHOLDERS MAY CALL	BANKS AND BROKERS MAY CALL
toll free: (877) 750-9498	collect: (212) 750-5833

Information about Nominees
The Board of Directors, and particularly its Nominating and ESG Committee, regularly considers whether the Board is made up of individuals with the necessary experience, qualifications, attributes, and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively. In making these decisions, the Nominating and ESG Committee focuses primarily on the information in each Nominee’s individual biography, set forth below.
The matrix below identifies the balance of skills and qualifications each Nominee brings to the Board. We believe this combination of skills and qualifications demonstrates that our Board is well positioned to provide effective oversight and strategic advice to management.

16	Corporate.Kohls.com

Corporate Governance and Board Matters
Skill or Experience	ARLIN	BENDER	COSSET	DAY	FLOYD	KINGSBURY	MITCHELL	PRISING	SCHLIFSKE	SHAPIRA	VILLAGOMEZ
Current or former public company CEO Experience as the highest-ranking executive officer in a public company.												3
Senior leadership Experience in an executive officer level role.												11
Public company board service (other than Kohl’s) Experience serving on other public company board(s), requiring a practical understanding of oversight responsibilities, governance trends, insights to business strategies, and maximizing shareholder value.												8
Board diversity (gender or racial/ ethnic diversity) Diverse gender or racial/ethnic identity												6
Retail or consumer-facing industry Executive officer or senior leader experience in retail or consumer product sectors, including marketing and brand management, consumer insights, supply chain, distribution, logistics, and merchandising.												11
Finance, accounting or financial reporting Experience as an executive officer or senior leader in accounting, finance, and compliance with applicable law.												11
Technology, e-commerce or digital Experience in developing and leveraging technology to achieve corporate goals, and extend or create new business models.												10
Marketing, public relations or brand management Experience overseeing or managing marketing, marketing-related technology, advertising, selling products to consumers, and public relations.												9
Operations management Executive officer or senior leader experience in overseeing and optimizing complex operations, and executing business strategies.												10
Human capital, culture or compensation Executive officer or senior leader experience managing a large or global workforce, including recruiting, developing and retaining key talent.												8
Cybersecurity Experience in information security and mitigating cyber threats.												2
Kohl’s Corporation | 2024 Proxy Statement	17

Corporate Governance and Board Matters
Directors who identify as:	ARLIN	BENDER	COSSET	DAY	FLOYD	KINGSBURY	MITCHELL	PRISING	SCHLIFSKE	SHAPIRA	VILLAGOMEZ
Gender Identity
■ Male												7
■ Female												4
Demographic Background
■ White												8
■ African American or Black												2
■ Hispanic, Latinx or Spanish												1
WENDY ARLIN
Former Chief Financial Officer of Bath & Body Works, Inc. I Age 53
Director since 2023 INDEPENDENT Committees ■ Audit
Retail and Consumer-Facing Experience
■
Over 18 of experience in retail and consumer goods at Bath & Body Works and L Brands, including 2 years as the CFO of Bath & Body Works following more than 15 years as a finance leader providing transformational insights and leadership to guide L Brands through significant changes

Additional Select Key Skills and Expertise
■
FINANCE, ACCOUNTING, AND FINANCIAL REPORTING: As former CFO of Bath & Body Works and as former Controller at L Brands, developed extensive financial expertise and oversaw SEC reporting and accounting and financial planning and analysis

■
SENIOR LEADERSHIP: As former CFO of Bath & Body Works, responsible for all finance functions, as well as enterprise risk management, procurement and investor/media relations

■
TRANSFORMATION STRATEGY: As former Controller of L Brands, guided the organization through major restructuring, including the spin-off of Victoria’s Secret from L Brands as well as multiple acquisitions and divestitures

Career Highlights
■
Bath & Body Works, Inc.: Chief Financial Officer from August 2021 to July 2023

■
L Brands: Senior Vice President, Finance and Controller from 2005 to July 2021

■
KPMG: Member of the Audit Practice from 1993 to 2005

Additional Public Company Boards (within past 5 years)
■
The Wendy’s Company (since December 2023)

■
WK Kellogg Co (since October 2023)

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Corporate Governance and Board Matters
MICHAEL J. BENDER
Former President and Chief Executive Officer of Eyemart Express I Age 62
Director since 2019 Chair of the Board effective following the Annual Meeting INDEPENDENT Committees ■ Audit ■ Nominating and ESG (Chair until the Annual Meeting)
Retail and Consumer-Facing Experience
■
Track record of success in previous senior management roles at prominent retailers including Walmart, Victoria’s Secret, and Eyemart Express

Additional Select Key Skills and Expertise
■
SENIOR LEADERSHIP: Served in multiple senior leadership roles at a number of retail companies. Culminating with his role as CEO of Eyemart Express

■
TECHNOLOGY, E-COMMERCE, AND DIGITAL: Served as COO of Global eCommerce at Walmart, bridging the gap between the digital and physical capabilities of the retail giant

■
OPERATIONS MANAGEMENT: Expertise in optimizing supply chain operations honed through 30 years in operational roles, including at Pepsi, L Brands, and Walmart

Career Highlights
■
Eyemart Express: Former President and CEO from January 2018 to April 2022; former President from 2017 to January 2018

■
Walmart: Former COO of Global eCommerce from 2014 to 2017, following other executive management positions over five years

■
Cardinal Health: Held a number of senior positions over four years

■
L Brands (Victoria’s Secret): Former Vice President of Store Operations from 1999 to 2002

■
Pepsi: 15 years in a variety of sales, finance and operating roles

Additional Public Company Boards (within past 5 years)
■
Acuity Brands (since September 2022)

■
Ryman Hospitality Properties (2004 to May 2019)

YAEL COSSET
Senior Vice President and Chief Information Officer of The Kroger Co. I Age 50
Director since 2020 INDEPENDENT Committees ■ Audit (Chair)
Retail and Consumer-Facing Experience
■
Named one of “ten people transforming retail” in 2019 by Business Insider for leading Kroger’s transformation through innovative digital capabilities to accelerate growth and improve customer experience

Additional Select Key Skills and Expertise
■
TECHNOLOGY, E-COMMERCE, AND DIGITAL: Leads Kroger’s Technology function and digital strategy, and uses significant technical and commercial data analytics expertise to drive monetization of media and insights

■
SENIOR LEADERSHIP: Has served in senior executive positions at the Kroger Co. and other companies for over 20 years

■
OPERATIONS MANAGEMENT: Served as CEO of an enterprise software company and as an executive business consultant providing insight and direction on market expansion, product launches, and growth strategies for global companies

Career Highlights
■
Kroger: Senior VP and CIO since February 2019, with responsibility for 84.51° subsidiary as of July 2020; former Global VP and Chief Digital Officer from 2017 to February 2019; former CIO/Chief Commercial Officer of 84.51° from 2015 to 2017

■
dunnhumby: Global CIO from 2010 to 2015 following various senior management positions

■
MicroStrategy Incorporated: Various senior management positions from 2000 to 2009

Awards and Recognition
■
Recognized by Business Insider as one of 10 people transforming retail in 2019

■
Recognized by Retail Leaders as one of 17 leaders to watch in 2017

Kohl’s Corporation | 2024 Proxy Statement	19

Corporate Governance and Board Matters
CHRISTINE DAY
Executive Chair and Co-Founder of The House of LR&C I Age 63
Director since 2021 INDEPENDENT Committees ■ Audit ■ Compensation
Retail and Consumer-Facing Experience
■
Over 30 years’ experience in retail and consumer goods at prominent companies, including over five years leading a highly successful strategy as CEO of lululemon and over 20 years in leadership roles at Starbucks

Additional Select Key Skills and Expertise
■
RETAIL PUBLIC COMPANY CEO: Widely recognized for her innovative leadership in executing a successful growth strategy over five years when she was CEO of lululemon

■
TRANSFORMATION STRATEGY: Under her leadership as CEO of lululemon, sales grew 6x to $1.6B and the stock, which had been relatively flat since IPO, gained over 200%

■
OPERATIONS MANAGEMENT: At lululemon, oversaw all retail operations in North America and on an international basis as former Executive Vice President—Retail Operations

Career Highlights
■
The House of LR&C: Current Executive Chair and Co-Founder since December 2020; former CEO from December 2020 to May 2023

■
Performance Kitchen (LUVO): Founder and CEO from 2014 to December 2020; Director from 2014 to April 2021

■
lululemon: Director and CEO from 2008 to 2014

■
Starbucks Corporation: President, Asia Pacific Group from 2004 to 2007 following various leadership roles for over 15 years

H. CHARLES FLOYD
Senior Advisor to President and Chief Executive Officer of Hyatt Hotels Corporation I Age 64
Director since 2017 INDEPENDENT Committees ■ Compensation
Retail and Consumer-Facing Experience
■
Over 40-year career with Hyatt Hotels has provided extensive global experience in a dynamic consumer-driven industry

Additional Select Key Skills and Expertise
■
OPERATIONS MANAGEMENT: In his most recent role, responsible for the successful operation of hotels globally, including ensuring operating efficiency in the roll-out of new innovations and unifying global operations

■
TRANSFORMATION STRATEGY: Successfully steered the operations of Hyatt’s 1,100 hotels through the global pandemic, taking the stock from a challenged position in early 2020 to all-time highs in 2022

■
MARKETING AND BRAND MANAGEMENT: Was a key leader in the creation of seven of Hyatt’s current hotel brands

Career Highlights
■
Hyatt: Current Senior Advisor to Hyatt Hotels President and CEO since January 2024; former Global President of Operations from 2014 to December 2023; former Executive VP, Group President—Global Operations Center from 2012 to 2014; former COO—North America from 2006 to 2012; various other senior positions

Additional Public Company Boards (within past 5 years)
■
Thayer Ventures Acquisition Corp. (December 2020 to April 2022)

■
Playa Hotels and Resorts N.V. (May 2018 to August 2021)

20	Corporate.Kohls.com

Corporate Governance and Board Matters
THOMAS A. KINGSBURY
Chief Executive Officer, Kohl’s Corporation I Age 71
Director since 2021 Committees ■ Finance
Retail and Consumer-Facing Experience
■
Over 40 years of senior retail leadership experience at several prominent retailers including Burlington, Kohl’s, and May Department Stores

Additional Select Key Skills and Expertise
■
TRANSFORMATION STRATEGY: As CEO of Burlington, transformed the company following the Great Recession, leading a successful IPO and subsequently overseeing nearly 10x share price appreciation under his tenure

■
E-COMMERCE AND DIGITAL: Previously led our e-commerce as Senior Executive Vice President—Information Services, E-commerce, Marketing, and Business Development at Kohl’s

■
MARKETING: Expertise in marketing honed through roles including as former Senior Executive Vice President of Kohl’s, where he oversaw our marketing function

Career Highlights
■
Kohl’s: CEO since February 2023; Interim Chief Executive Officer from December 2022 to February 2023; Senior Executive VP—Information Services, E-commerce, Marketing and Business Development from 2006 to 2008

■
Burlington: President and CEO from 2008 to September 2019; Director from 2008 to February 2020, including Chair from 2014 to September 2019, and Executive Chair from September 2019 to February 2020

■
The May Department Stores Company: Various management positions from 1976 to 2006, including President and CEO of the Filene’s division from 2000 to 2006

Additional Public Company Boards (within past 5 years)
■
Tractor Supply Company (2017 to February 2023)

■
BJ’s Wholesale Club (February 2020 to February 2023)

■
Big Lots (May 2020 to February 2023)

■
Burlington (2008 to February 2020)

ROBBIN MITCHELL
Senior Advisor at The Boston Consulting Group I Age 59
Director since 2021 INDEPENDENT Committees ■ Audit ■ Nominating and ESG
Retail and Consumer-Facing Experience
■
Over 20 years of industry experience across retail and e-commerce and across multiple categories through her roles at a number of prominent retailers and on the Fashion & Luxury leadership team at Boston Consulting Group (BCG)

Additional Select Key Skills and Expertise
■
OPERATIONS MANAGEMENT: Has led various aspects of operations at three major apparel companies, including four years as Chief Operating Officer at Club Monaco

■
BRAND MANAGEMENT: Strong multi-brand experience that bridges from luxury to contemporary fashion segments, including 15 years at Ralph Lauren

■
TECHNOLOGY, E-COMMERCE, AND DIGITAL: As Chief Operating Officer at Club Monaco, Ms. Mitchell oversaw all retail operations, including worldwide e-commerce and information technology

Career Highlights
■
Boston Consulting Group: Senior Advisor since August 2021; Partner and Managing Director on the Fashion & Luxury leadership team from 2016 to August 2021

■
Club Monaco: COO from 2011 to 2015

■
Ralph Lauren: Held several executive management positions from 2001 to 2011, including Senior VP, Chief of Staff, and Senior VP Global Business Process Integration

■
Tommy Hilfiger and GFT USA: Held various senior executive roles in strategy and operations from 1997 to 2000

Additional Public Company Boards (within past 5 years)
■
Piper Sandler (since September 2021)

Kohl’s Corporation | 2024 Proxy Statement	21

Corporate Governance and Board Matters
JONAS PRISING
Chair and Chief Executive Officer of ManpowerGroup I Age 59
Director since 2015 INDEPENDENT Committees ■ Compensation (Chair)
Retail and Consumer-Facing Experience
■
10 years of international retail and household and commercial appliance product development experience through various roles at Electrolux, including as a divisional head of Global Sales and Marketing

Additional Select Key Skills and Expertise
■
CURRENT OR FORMER PUBLIC COMPANY CEO: Has served as the CEO of ManpowerGroup Inc., a global leader in innovative workforce solutions, since 2014

■
HUMAN CAPITAL MANAGEMENT: A recognized expert on the labor market, he leads an organization of approximately 28,000 full-time equivalent employees across more than 2,100 offices, that recruits millions of permanent, temporary, and contract workers on a worldwide basis each year

■
FINANCE, ACCOUNTING, AND FINANCIAL REPORTING: Has direct oversight of finance, accounting, and financial reporting functions as President and CEO of ManpowerGroup

Career Highlights
■
ManpowerGroup: Chair since 2015 and CEO since 2014

■
World Business Council for Sustainable Development: Commissioner and Co-Chair for Business Commission to Tackle Inequality since 2022

■
Electrolux: Various international positions over ten years, including as a divisional head of Global Sales and Marketing

Additional Public Company Boards (within past 5 years)
■
ManpowerGroup (since 2014; Chair since 2015)

JOHN E. SCHLIFSKE
Chair and Chief Executive Officer of The Northwestern Mutual Life Insurance Co. I Age 65
Director since 2011 INDEPENDENT Committees ■ Finance (Chair) ■ Nominating and ESG (Chair following the Annual Meeting)
Retail and Consumer-Facing Experience
■
CEO of Northwestern Mutual, which ranks #1 in the industry for market share of individual life insurance; also oversees fast-growing wealth management subsidiary

Additional Select Key Skills and Expertise
■
FINANCE, ACCOUNTING, AND FINANCIAL REPORTING: Successfully leads an organization that is subject to complex regulatory capital and financial reporting requirements, and has deep investment management expertise through various leadership roles at Northwestern Mutual

■
HUMAN CAPITAL MANAGEMENT AND CULTURE: Leads a workforce of more than 22,000 employees and financial professionals, and oversees Northwestern Mutual’s ESG program and racial equity task force

■
TECHNOLOGY, E-COMMERCE, AND DIGITAL: Led a team that transformed Northwestern Mutual from a traditional life insurance company to a digital business

Career Highlights
■
The Northwestern Mutual Life Insurance Company: Chair and CEO, President since 2010; various prior leadership roles

Awards and Recognition
■
2021 CEO of the Year for Diversity and Inclusion, National Diversity Council

■
2019 Wisconsin Business Leader of the Year, Harvard Business School Club of Wisconsin

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Corporate Governance and Board Matters
ADRIANNE SHAPIRA
Former Managing Director of Eurazeo Brands I Age 53
Director since 2016 INDEPENDENT Committees ■ Finance ■ Nominating and ESG
Retail and Consumer-Facing Experience
■
13 years as a research analyst covering the retail sector, and recently served as a Managing Director of Eurazeo Brands focused on consumer brands

Additional Select Key Skills and Expertise
■
FINANCE, ACCOUNTING, AND FINANCIAL REPORTING: As CFO of David Yurman, developed extensive financial expertise and oversaw accounting, financial planning and analysis, treasury, tax, and loss prevention

■
SENIOR LEADERSHIP: Has held senior executive positions in both investing and operating organizations for over 20 years.

■
MARKETING AND BRAND MANAGEMENT: Has directed marketing decisions and spending to enhance brand management results as CFO of David Yurman and in her role at Eurazeo Brands

Career Highlights
■
Eurazeo Brands: Former Managing Director from 2017 to July 2023

■
David Yurman: CFO from 2012 to 2016

■
Goldman Sachs: Managing Director in Global Investment Research covering the Broadlines Retail sector and lead equity analyst covering department stores, discounters, luxury, and online from 1999 to 2012

Additional Public Company Boards (within past 5 years)
■
The Hain Celestial Group (2014 to December 2018)

ADOLFO VILLAGOMEZ
Chief Executive Officer of Progress Residential I Age 50
Director since 2023 INDEPENDENT Committees ■ Audit
Retail and Consumer-Facing Experience
■
8 years of marketing, digital and merchandising leadership at The Home Depot where he was responsible for all digital activities and oversaw marketing and branding activities, including the company’s media network

Additional Select Key Skills and Expertise
■
TRANSFORMATION STRATEGY: As CEO of Progress Residential, leading a successful transformation to achieve a short-term turnaround while driving a longer-term strategy to enhance the customer experience and harness profitable growth

■
TECHNOLOGY, E-COMMERCE, AND DIGITAL: Currently reorganizing and modernizing Progress Residential’s digital and information systems capacity to deliver on top priorities, and previously led end-to-end Home Depot’s over $20 billion online business

■
MARKETING AND BRAND MANAGEMENT: Significant marketing expertise gained through Chief Marketing Officer role following prior, successive merchandising strategy and operational roles at The Home Depot

Career Highlights
■
Progress Residential: Chief Executive Officer since May 2022

■
The Home Depot: President Online from April 2021 to May 2022; Chief Marketing Officer U.S. Retail from December 2018 to May 2022; Senior Vice President of homedepot.com December 2018 to March 2020; various other merchandising leadership positions from 2014 to December 2018

■
McKinsey and Company: Leader of North America Marketing and Sales Practice team from 2012 to 2014; Partner from 2007 to 2014

■
DuPont: Prior to 1999, held several management and sales positions

Kohl’s Corporation | 2024 Proxy Statement	23

Corporate Governance and Board Matters
Corporate Governance Matters
Director independence

Our Board of Directors has established independence guidelines that are described in our Corporate Governance Guidelines. A Director will be considered independent if the Board determines the Director satisfies all of the independence standards of the New York Stock Exchange then in effect, and the Director has no material relationships with Kohl’s (either directly or as a partner, shareholder, or officer of any entity) that would be inconsistent with a finding of independence.
The Nominating and ESG Committee is charged with the ongoing review of transactions that could affect a Director’s independence. In February 2024, the Nominating and ESG Committee reviewed a summary of Directors’ responses to a questionnaire asking about their relationships with Kohl’s (and those of their immediate family members) and other potential conflicts of interest, as well as material provided by management related to transactions, relationships, or arrangements between Kohl’s and individual Directors or parties related to individual Directors. During the course of this review, the Nominating and ESG Committee broadly considered all relevant facts and circumstances, recognizing that material relationships can include commercial, banking, consulting, legal, accounting, charitable and familial relationships, among others. Based on this review, the Nominating and ESG Committee affirmatively determined, and the full Board of Directors agreed, that all of the Directors, except Thomas A. Kingsbury, our Chief Executive Officer, are independent.
In the course of its review, the Nominating and ESG Committee considered the relationships described below, but they were not deemed to affect the independence of the applicable Director or Directors.

CHARITABLE ORGANIZATIONS
Several of our Directors serve as non-employee directors of non-profit organizations that receive charitable contributions from Kohl’s. All of these charitable contributions were made in the ordinary course of our charitable contribution programs.

BUSINESS PARTNERS
Several of our Directors serve on the boards of directors of, or may have an economic interest in, companies with which we do relatively small amounts of ordinary course business from time to time. The Nominating and ESG Committee reviewed all of these instances and determined that, in each case, the amount of business involved was immaterial to both companies, all such transactions were entered into at arm’s length, and our Directors were not in any way involved in the negotiations or discussions leading up to the business relationships.

Leadership structure

Our Corporate Governance Guidelines provide that the Board will appoint an independent Chair whenever possible. In the absence of an independent Chair, our Corporate Governance Guidelines provide for an independent Lead Director to be elected annually by the independent Directors. Peter Boneparth has served as the Board’s independent Chair since 2022, and as previously disclosed, he will continue to serve in that role through the vote of the Annual Meeting when he retires from the Board, at which time Michael Bender will become the independent Chair. Mr. Bender has served in a variety of senior leadership positions including as a president and CEO, and the Board concluded that his retail experience and unquestionable personal integrity make him the ideal choice to serve as Chair at this point in Kohl’s history.

24	Corporate.Kohls.com

Corporate Governance and Board Matters
Oversight of risk management

The Board and its Audit Committee oversee the identification, monitoring, and mitigation of enterprise risks through the Company’s robust enterprise risk management (ERM) program. Our ERM program is designed and driven by management to monitor our ongoing progress in managing the potential impact of key regulatory, operational, financial, and reputational risks across the organization.

Kohl’s Corporation | 2024 Proxy Statement	25

Corporate Governance and Board Matters
Board refreshment

The Nominating and ESG Committee regularly assesses the size of the Board, whether any vacancies are expected due to retirement or otherwise, and whether the Directors have the experience, qualifications, attributes, and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively. To assist in these considerations, the Board periodically performs a comprehensive assessment to determine if the Board has any gaps in necessary skills or areas of expertise.
If a vacancy is anticipated or otherwise arises, or if a skills assessment reveals a particular need on the Board, the Nominating and ESG Committee uses a variety of methods to identify and evaluate appropriate Director candidates. Candidates may come to the attention of the Committee through current Directors, members of management, eligible shareholders, or others. From time to time, the Nominating and ESG Committee engages a search firm to assist in identifying potential Board candidates. Such a firm was engaged to help identify potential Board candidates for the Nominating and ESG Committee’s consideration in 2023, and the firm did help identify both Mr. Villagomez and Ms. Arlin.
The Board has added NINE NEW DIRECTORS since 2017.
Members of the Board of Directors and Director nominees must have the following threshold attributes:
■
Unquestionable ethics and integrity;

■
A demonstrated record of success, leadership, and solid business judgment;

■
Intellectual curiosity;

■
Strong reasoning skills;

■
Strong strategic aptitude;

■
Independence, objectivity, and a willingness to challenge the status quo;

■
A demonstrated record of social responsibility;

■
A commitment to enhancing long-term shareholder value;

■
A willingness to represent the interests of all of our shareholders; and

■
A willingness and ability to devote sufficient time to carrying out their duties.

In addition, prospective Directors should contribute to Kohl’s customer-focused and innovative culture. All of the Nominees have these attributes, as well as a balanced mix of skills and experience, as summarized in the matrix that appears on page 11.
Although we do not have a formal diversity policy for Directors, the Board is committed to an inclusive membership, and embraces diversity with respect to background, experience, skills, education, race, age, gender, national origin, and viewpoints. As illustrated in the charts above, the Board has increased its gender diversity by 21% and its ethnic/racial diversity by 173% since 2017.
Our Corporate Governance Guidelines provide that it is the general policy of the Board of Directors that no individual will be eligible to stand for election to the Board after reaching age 72.

26	Corporate.Kohls.com

Corporate Governance and Board Matters
The Nominating and ESG Committee evaluates shareholder nominees according to the same criteria as any other nominees. For information on how to nominate a prospective Director, see “How can I nominate a candidate for the Board of Directors?” on page 6.

Board evaluation

The Nominating and ESG Committee is responsible for coordinating an annual evaluation of the performance of the Board of Directors and each of its standing committees.
Director orientation and continuing education

New Directors participate in a formal orientation process that includes reviewing materials regarding the Company’s business and operations and meeting with executive officers and other key personnel. In 2021, this formal orientation process was further enhanced with multiple guided tours of Kohl’s stores and an e-commerce fulfillment center (eFC).
The Board believes that each Director should maintain leadership and expertise in the areas that caused the Board to select that Director for membership; should develop and maintain broad, current knowledge about all of Kohl’s businesses and critical issues affecting Kohl’s; and should develop and maintain broad, current knowledge about corporate directors’ responsibilities generally, including applicable legal principles. To that end, Kohl’s will reimburse a Director’s reasonable expenses incurred in attending one approved education seminar per year.

Limits on board service

Non-management Directors are encouraged to limit the number of other boards on which they serve, taking into account the impact of such other Directorships on attendance at, and the quality of participation in, meetings of the Board of Directors.
Non-management Directors who are CEOs or other Section 16 Officers of publicly-traded companies may serve on a maximum of one other public company board (e.g., the Director’s own board plus this Company’s board). Non-management Directors who are not CEOs or other Section 16 Officers of publicly-traded companies may serve on a maximum of three other public company boards. The limits on other board memberships are specified in Kohl’s Corporate Governance Guidelines, and each of our directors is in compliance with these requirements.

Kohl’s Corporation | 2024 Proxy Statement	27

Corporate Governance and Board Matters
Board committees

The Board of Directors has four standing committees: the Audit Committee, the Nominating and ESG Committee, the Compensation Committee and the Finance Committee. All of the Directors who serve on these committees, other than Mr. Kingsbury who serves on the Finance Committee, meet our independence requirements. The charters of each of the committees are available on our website at
https://investors.kohls.com/investors/
corporate-governance/committee-composition-
and-charters under the heading “Committee
Charters,” and paper copies will be provided to any shareholder upon written request. The Board of Directors also has established an Executive Committee, comprised of our independent chair, CEO and each of the Board Committee Chairs. The primary function of the Executive Committee is to act on behalf of the Board of Directors in the intervals between the Board’s meetings.
The current composition of the committees is shown below.

		Kohl’s Standing Committee Membership
Directors	Independent	Audit	Compensation	Nominating and ESG	Finance	Executive
Wendy Arlin
Michael J. Bender
Peter Boneparth
Yael Cosset
Christine Day
H. Charles Floyd
Margaret L. Jenkins
Thomas A. Kingsbury
Robbin Mitchell
Jonas Prising
John E. Schlifske
Adrianne Shapira
Adolfo Villagomez
Number of Meetings in Fiscal 2023		7	5	3	2	0
CURRENT	IMMEDIATELY FOLLOWING THE ANNUAL MEETING
Independent Chair of the Board	Independent Chair of the Board
Committee Chair	Committee Chair
Committee Member	Committee Member
Audit Committee financial expert
28	Corporate.Kohls.com

Corporate Governance and Board Matters
The descriptions below relate to the membership and responsibilities of the Board’s committees as of April 5, 2024.
AUDIT COMMITTEE
All members of the Audit Committee are independentNumber of meetings in fiscal 2023: 7

Members
■
Yael Cosset (Chair)

■
Wendy Arlin

■
Michael J. Bender

■
Christine Day

■
Margaret L. Jenkins

■
Robbin Mitchell

■
Adolfo Villagomez

Report
■
The Report of the Audit Committee is on page 89

Key Responsibilities
The Audit Committee assists the Board of Directors in its oversight of our financial accounting and reporting practices. The specific duties of the Audit Committee include:
■
monitoring the integrity of our financial process and systems of internal controls regarding finance, accounting, and legal compliance;

■
selecting our independent registered public accounting firm;

■
monitoring the independence and performance of our independent registered public accounting firm and internal auditing functions;

■
providing oversight and guidance to management with respect to management’s enterprise risk assessment and risk mitigation processes, including with respect to information security risk management; and

■
providing an avenue of communication among the independent registered public accounting firm, management, the internal auditing functions, and the Board of Directors.

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities and has direct access to the independent registered public accounting firm as well as any of our employees. The Audit Committee can retain, at Kohl’s expense, special legal, accounting, or other consultants or experts as it deems necessary.
The Board has determined that each member of the Audit Committee is “financially literate,” as that term is defined under New York Stock Exchange rules, is qualified to review and assess financial statements, and satisfies the enhanced independence requirements for audit committee members. The Board has also determined that more than one member of the Audit Committee qualifies as an “audit committee financial expert,” as defined by the Securities and Exchange Commission (the “SEC”), and, as of February 3, 2024, had specifically designated Yael Cosset, Chair of the Audit Committee, as an audit committee financial expert.

NOMINATING AND ESG COMMITTEE
All members of the Nominating and ESG Committee are independent Number of meetings in fiscal 2023: 3
Members ■ Michael J. Bender (Chair) ■ Peter Boneparth ■ Robbin Mitchell ■ John E. Schlifske ■ Adrianne Shapira
Key Responsibilities
The duties of the Nominating and ESG Committee are to:
■
select candidates for election and re-election to the Board and its committees;

■
provide oversight of the Company’s ESG policies and initiatives;

■
develop, recommend and thereafter periodically review the Corporate Governance Guidelines and principles applicable to the Company; and

■
coordinate an annual evaluation of the performance of the Board and each of its standing committees.

Kohl’s Corporation | 2024 Proxy Statement	29

Corporate Governance and Board Matters
COMPENSATION COMMITTEE
All members of the Compensation Committee are independent Number of meetings in fiscal 2023: 5
Members ■ Jonas Prising (Chair) ■ Peter Boneparth ■ Christine Day ■ H. Charles Floyd Report ■ The Compensation Committee Report is on page 42
Key Responsibilities
The Compensation Committee discharges the Board’s responsibilities related to compensation of our executive officers and Directors, as well as those with respect to our general employee compensation and benefit policies and practices to ensure they meet corporate objectives. In particular, the Compensation Committee has overall responsibility for:
■
evaluating and approving our executive officer benefits, incentive compensation, equity-based or other compensation plans, policies, and programs;

■
approving goals for incentive plans and evaluating performance against these goals; and

■
regularly and actively reviewing and evaluating our executive management succession plans and making recommendations to the Board with respect to succession planning issues.

The Compensation Committee has the ability to retain, at Kohl’s expense, special legal, accounting, or other consultants or experts as it deems necessary. Information regarding the Compensation Committee’s processes and procedures for determining executive officer and Director compensation is included in the Compensation Discussion & Analysis section of this proxy statement.
Compensation Committee Interlocks and Insider Participation
None of the members of the Compensation Committee is or has been one of our officers or employees or had any relationship requiring disclosure under Item 404 of Regulation S-K. None of our executive officers has served on the compensation committee or board of directors of any company of which any of our Directors is an executive officer.

FINANCE COMMITTEE
All members of the Finance Committee, other than Mr. Kingsbury, are independentNumber of meetings in fiscal 2023: 2
Members ■ John E. Schlifske (Chair) ■ Peter Boneparth ■ Thomas A. Kingsbury ■ Adrianne Shapira
Key Responsibilities
The Finance Committee assists the Board in its oversight of the Company’s financial condition, existing debt and financing activities and capital allocation decisions made by the Company. The specific duties include:
■
review and make recommendations to the Board with regard to the Company’s annual operating and long-term business/financial plans prepared by management;

■
periodically review the Company’s uses of cash, including capital expenditures, stock and bond repurchases, and dividend payments and, if appropriate, make recommendations to the Board with respect thereto;

■
periodically review the Company’s cash requirements and sources of cash, including debt or equity issuances, revolving credit facilities, or other debt instruments or facilities, and, if appropriate, make recommendations to the Board with respect thereto; and

■
periodically review the Company’s balance sheet health, debt ratings, leverage ratios and other measures of indebtedness, and ability to navigate economic cycles and, if appropriate, make recommendations to the Board with respect thereto.

30	Corporate.Kohls.com

Corporate Governance and Board Matters
EXECUTIVE COMMITTEE
All members of the Executive Committee, other than Mr. Kingsbury, are independentNumber of meetings in fiscal 2023: 0
Members ■ Peter Boneparth (Chair) ■ Michael J. Bender ■ Yael Cosset ■ Thomas A. Kingsbury ■ Jonas Prising ■ John E. Schlifske
Key Responsibilities
The Executive Committee is authorized to act on behalf of the Board of Directors in the intervals between the Board’s meetings, if necessary. However, the Executive Committee may not take any actions that:
■
are prohibited by applicable law or our Articles of Incorporation or Bylaws, or

■
are required by law or by rule of the New York Stock Exchange to be performed by a committee of independent Directors, unless the composition of the Executive Committee at the time complies with such law or rule.

Meetings and attendance

The full Board of Directors formally met 7 times during fiscal 2023, and otherwise accomplished its business through the work of the Board’s committees. Each incumbent Director standing for election at the 2024 Annual Meeting of Shareholders attended at least 75% of the meetings of the Board and committees on which such Director served that were held in fiscal 2023. The non-management Directors meet in regularly scheduled executive sessions without any members of management present. Mr. Boneparth, the independent Chair of our Board of Directors, presided over the meetings of non-management Directors.

Governing documents

Our Board has adopted written Corporate Governance Guidelines to embody the principles by which the Board of Directors operates. Among other things, the Corporate Governance Guidelines outline the Board’s primary responsibilities, our independence standards, and policies regarding Board membership and the conduct of meetings.
In addition, the Board has adopted a Code of Ethics that describes the ethical and legal responsibilities of all of our employees and, to the extent applicable, members of our Board of Directors. The Code of Ethics satisfies the requirements of the Sarbanes-Oxley Act of 2002 pertaining to codes of ethics for chief executive officers and senior financial and accounting officers. We provide training with respect to the Code of Ethics for all of our employees, and all employees agree in writing to comply with the Code of Ethics at the time they are hired and periodically thereafter. Our employees are encouraged to report suspected violations of the Code of Ethics through various means, including through the use of an anonymous toll-free hotline. We intend to disclose any amendment to, or waiver of, a provision of our Code of Ethics that applies to our principal executive officer, principal financial officer, or our Directors by posting such information on the Corporate Governance section of our website shown below.

Kohl’s Corporation | 2024 Proxy Statement	31

Corporate Governance and Board Matters
You may obtain our Corporate Governance Guidelines, our Code of Ethics, and the charters for each of the standing committees of our Board of Directors on our website at https:// investors.kohls.com/investors/corporate-governance, or by contacting our Investor Relations staff:
investor.relations@kohls.com
Kohl’s Corporation N56 W17000 Ridgewood Drive Menomonee Falls, Wisconsin 53051 Attention: Investor Relations

Communication with the Board

You may contact any member of the Board of Directors, including the independent Chair, as follows:
Kohl’s Board of Directors N56 W17000 Ridgewood Drive Menomonee Falls, Wisconsin 53051 Attention: Board of Directors or Chair
directors@kohls.com
All such communications are treated confidentially. Questions or concerns related to financial reporting, internal accounting, or auditing matters may be sent (anonymously if you wish) to:
governance@kohls.com
Correspondence related to accounting, internal controls, or auditing matters is immediately brought to the attention of our Internal Audit Department and, if appropriate, to the Audit Committee of the Board of Directors. The Audit Committee receives a quarterly summary of all communications received through any of the above-referenced channels.

Related party transactions

The Board of Directors recognizes that related party transactions can present a heightened risk of conflicts of interest. Accordingly, as a general matter, and consistent with our Code of Ethics, our Directors, senior officers, and their respective immediate family members are required to avoid any activity, interest, or relationship that would create, or might appear to create, a conflict with the interests of Kohl’s.
The independent Nominating and ESG Committee reviews all related party transactions and relationships involving a Director or any executive officer. To help identify related-party transactions and relationships, each Director and executive officer completes an annual questionnaire that requires the disclosure of any transaction or relationship that the person, or any member of his or her immediate family, has or will have with Kohl’s. In addition, our Legal Department facilitates a review of our financial records to determine if a Director or executive officer, or a company with which a Director or executive officer is affiliated, received any payments from Kohl’s or made any payments to Kohl’s that could have arisen as a result of a related party transaction during the fiscal year. On an annual basis, or as circumstances may otherwise warrant, the Nominating and ESG Committee reviews and approves, ratifies, or rejects any identified transaction or relationship with a related party. In its review, the Nominating and ESG Committee considers such information as it deems important to determine whether a transaction is on reasonable and competitive terms and is fair to Kohl’s.
We disclose transactions and relationships that are determined to be directly or indirectly material to Kohl’s or a related person in our proxy statement. There were no such transactions or relationships in fiscal 2023.

32	Corporate.Kohls.com

Environmental, Social, and Governance Stewardship at Kohl’s

At Kohl’s, our values guide how we work with partners, how we approach philanthropy, how we respect the environment, and how we touch the lives of our customers, associates and communities.
More information on our philanthropic, DEI and sustainability efforts as well as our Governance Guidelines, Code of Ethics, and all of the policies discussed below, are available on our website, corporate.kohls.com, under “Investors—ESG-Overview” and in our annual report on ESG progress.

Values, Ethics, Human Rights, and Governance
OUR VALUES

WE PUT CUSTOMERS FIRST.	WE ACT WITH INTEGRITY.	WE BUILD GREAT TEAMS.	WE DRIVE RESULTS.

We see customers as a constant source of inspiration and guidance. We take a “yes we can” approach to everything we do and are passionate about supporting the communities and causes our customers and associates care about.
We earn trust by living up to our commitments. We treat others with respect and fairness, and we make decisions that support the organization’s reputation.
We actively promote the empowerment, engagement and continuous development of all associates. We communicate openly and embrace diverse perspectives. We support a culture of recognition and celebrate greatness across all teams.
We work with a sense of urgency and accountability. We seek out information to make smart decisions and we offer up new ideas and solutions beyond the status quo.
Kohl’s Corporation | 2024 Proxy Statement	33

Environmental, Social, and Governance Stewardship at Kohl’s
Responsible corporate citizenship is an important part of our values, and we are committed to incorporating socially responsible principles into our daily business activities. Kohl’s ESG efforts derive from our strong values and commitment to act with integrity. This is reflected in our Code of Ethics, Global Human Rights Policy, and governance practices.

GOVERNANCE
Our governance practices form the foundation for how we manage risk, ensure accountability and provide transparency to our stakeholders. The Nominating and ESG Committee of Kohl’s Board of Directors actively oversees our ESG initiatives to understand both risks and growth opportunities, as well as progress made against the company’s goals. To that end, the Nominating and ESG Committee receives regular updates on ESG topics from management and provides reports to the full Board of Directors. In this way, Kohl’s Board of Directors plays a vital role in shaping and supporting our long-term ESG strategies while addressing the Board’s oversight responsibilities related to the management and performance of ESG issues, all of which is essential to sustain the long-term interest of all stakeholders. To learn more about our practices and review our governance documents, please visit our investor relations website.

ETHICS
We are committed to the highest standards of integrity and maintain a Code of Ethics to guide ethical decision-making for associates. As a company of integrity, we expect our associates to be honest and accountable. We require associates to take annual ethics training, which is refreshed each year to cover relevant topics. The training helps connect ethics to each associate’s day-to-day job responsibilities and promotes honesty, integrity and fairness.
We encourage our associates, customers, business partners and stakeholders to raise concerns through Kohl’s Integrity Hotline. Anonymous reporting is available and we prohibit retaliation against any party for raising concerns in good faith. Additionally, we have established a Business Partner Code of Conduct to assist our third-party contractors in identifying ethical issues that may arise. We expect our business partners to conduct business in a lawful, ethical manner and to report any concerns or potential violations.

GLOBAL HUMAN RIGHTS POLICY
Kohl’s is committed to embedding respect for human rights throughout our entire business, including our associates, those in our supply chain and the communities in which we operate. Our Human Rights Policy applies to our workforce, our suppliers, our partners and our customers. We continuously evaluate our operations and value chain to identify, assess and address salient human rights risks; engage key stakeholders; and prioritize key areas where we have the greatest opportunity to have a positive impact on people and communities

2024

WORLD'S MOST ETHICAL COMPANIES®™

ETHISPHERE

6-TIME HONOREE

34	Corporate.Kohls.com

Environmental, Social, and Governance Stewardship at Kohl’s
Diversity, Equity & Inclusion

Kohl’s believes that living a fulfilled life is different for each and every one of us and that understanding and embracing these differences is fundamental. For Kohl’s associates, customers, and our local communities, it’s not just the right thing to do; it is critical to creating an inclusive workplace and brand experiences, as well as to driving growth for the organization.
We are committed to our Diversity, Equity & Inclusion (DE&I) strategy focused on Our People, Our Customers and Our Community. This strategy accelerates how we are embedding DE&I throughout our business, by being intentional about our programs and practices, and holding ourselves accountable.

OUR PEOPLE	OUR CUSTOMERS	OUR COMMUNITY

We strive to be purposeful in attracting, growing, and engaging more diverse talent while giving associates equitable opportunities for career growth. Along this journey, we’re championing the value and strength of our differences to foster a workplace of inclusion and belonging.

We strive to celebrate our differences and help more customers see themselves reflected in our brands. Along this journey, we’re working to offer culturally relevant products, designs, and storytelling that is meaningful to diverse customers.

We strive to drive economic empowerment through conversations, programs, and partnerships that improve quality of life in underserved communities. Along this journey, we’re embracing opportunities to address racial, gender, sexual orientation, and economic disparities.

Kohl’s Corporation | 2024 Proxy Statement	35

Environmental, Social, and Governance Stewardship at Kohl’s
Environmental Sustainability

Kohl’s believes that incorporating sustainable solutions in the way we do business will help build better futures for families. With such a large retail footprint, we are in a unique position to make a positive impact on the planet. We have set ambitious goals to ensure that impact is positive. Our sustainability strategy is guided by the objectives of the United Nations Sustainable Development Goals.

Public goals and progress

In 2019, we set sustainability goals, including quantitative targets focused on three key areas: climate action, waste and recycling, and sustainable sourcing. We are committed to monitoring and reporting performance and progress against these goals.

CLIMATE ACTION	WASTE AND RECYCLING	SUSTAINABLE SOURCING

Our climate action goals are focused on reducing our greenhouse emissions and increasing our renewable energy use.
■
We have committed to reduce combined scope 1 and 2 greenhouse gas emissions in Kohl’s-owned operations by 50% versus the 2014 baseline by 2025 and achieved 49% reduction in calendar year 2022.

■
We will reduce energy consumption by 30% at Kohl’s facilities versus a 2008 baseline by 2025 and we achieved that goal in 2022.

■
We are supporting the transition to a low-carbon transportation system, building off the company’s existing locations offering electric vehicle (EV) charging.

■
We are also expanding renewable energy platforms by building off Kohl’s 163 solar locations.

Our waste and recycling goals are focused on managing all wastes, reducing waste generation and promoting relevant recycling information to customers.
■
We committed to diverting 85% of Kohl’s U.S. operational waste from landfills annually; 83.7% of waste was diverted from landfills in calendar year 2022.

■
We will label 100% of Kohl’s-owned branded packaging with the How2Recycle® label by 2025. In calendar year 2022, 100% of Kohl’s- branded shipping bags and boxes, proprietary brand shoeboxes, and in-store shopping bags produced with How2Recycle® label.

■
We are reducing the amount of plastic and cardboard in Kohl’s-owned branded packaging.

Our sustainable sourcing goals are focused on the efficient use of natural resources and environmentally sound management of chemicals within Kohl’s-owned branded products. We’ve stated goals for sourcing materials by 2025 and are making progress to reach those goals.
→
For more details on our environmental sustainability efforts and our stated goals, please see our annual report on ESG progress. This report will also include SASB and TCFD reporting.

36	Corporate.Kohls.com

Environmental, Social, and Governance Stewardship at Kohl’s
Social Supply Chain Management

At Kohl’s, the vendors we choose must live up to the standards defined in our social compliance process to ensure we have and maintain responsible sourcing. Vendors must share our convictions, abide by our policies and operate according to our universally-applied standards regarding ethics and fairness.

Terms of engagement

We are committed to respecting human rights across our activities and operations. We require all of our merchandising vendors to adhere to our Terms of Engagement, which reflect our high standards and seek to protect the human rights of workers who manufacture the products we sell. Our Terms of Engagement align with internationally recognized human rights principles developed by the United Nations, Core Conventions of the International Labour Organization (ILO) and other respected international organizations. They outline our requirements and expectations of social compliance regarding:
■
wages and benefits,

■
working hours,

■
prohibited use of child or forced labor,

■
discrimination,

■
disciplinary practices,

■
women’s rights,

■
legally-protected rights of workers to free association,

■
health and safety issues,

■
environmental requirements, and more.

Zero-tolerance policy

Our compliance philosophy focuses on continuous improvement. However, certain violations of our Terms of Engagement will result in immediate termination of our business relationship with a vendor or facility. We will not tolerate merchandise produced under the following conditions:
■
forced labor, child labor, prison labor, bonded labor, slavery, or human trafficking,

■
physical or sexual abuse,

■
nonpayment of wages,

■
unauthorized subcontracting,

■
unethical or corrupt business practices, including without limitation, attempted bribery of social compliance, Customs Trade Partnership Against Terrorism (CTPAT), environmental or quality assurance auditors, or government officials, and/or
■
transshipment or altering/tampering with country-of origin markings.

Our zero-tolerance policy for certain violations of our Terms of Engagement is communicated to vendor partners to ensure they understand these critical issues and our commitment to eliminating human rights risks and ensuring responsible sourcing in our supply chain.

Kohl’s Corporation | 2024 Proxy Statement	37

Director Compensation

Our non-employee Directors receive a mix of cash and equity compensation for their service on our Board, as shown below.
Cash and Equity Director Compensation ($)
Compensation Element
Annual cash retainer(1)	125,000
Annual equity award, grant date fair value(2)	145,000
Additional annual equity award, grant date fair value(2), for:
■ Chair of the Board	200,000
■ Committee Chairs:
■ Audit	30,000
■ Compensation	25,000
■ Nominating and ESG	20,000
■ Finance	15,000

(1)
Cash, paid quarterly in arrears.

(2)
Calculated in accordance with FASB ASC Topic 718 based on the closing price of Kohl’s common stock on the grant date. Restricted shares granted immediately after the annual meeting.

The restricted shares granted to non-employee Directors vest on the earlier of the date of the annual shareholders’ meeting in the following year or the first anniversary of the date of grant. Before the shares vest, recipients have the right to vote the shares, to receive all regular dividends paid or distributed in respect of the shares in the form of additional restricted shares purchased with such dividends, if any, and to exercise all other rights as a holder of outstanding shares of our stock. Directors receive no additional compensation for participation in Board or committee meetings. Directors are, however, reimbursed for travel and other expenses related to attendance at these meetings, as well as travel and other expenses related to attendance at educational seminars approved in advance by the Nominating and ESG Committee. We adopted a written non-employee director compensation policy in February 2024. No substantive changes were made to the current program, but starting in fiscal 2024, our directors will have the ability to receive their annual equity award in deferred restricted stock units which will be settled on date of termination of their service as a director. Holders of deferred restricted stock units will have not any rights of a shareholder except the right to receive dividend equivalents.

Stock Ownership Requirements for Directors

We believe that stock ownership is important to align the interests of our Directors with those of our shareholders. Each non-employee Director is expected to own Kohl’s stock with a value equal to approximately five times the amount of the Directors’ annual base cash retainer. For purposes of this calculation, we include shares of unvested restricted stock.

38	Corporate.Kohls.com

Director Compensation
Directors must attain this ownership level by the fifth anniversary of their initial appointment to the Board and may not sell any Kohl’s stock until they meet the stock ownership requirement. All Directors standing for re-election who have served on the Board for more than five years were in compliance with this requirement as of the end of fiscal 2023.

Director compensation table

The following table provides each element of compensation paid or granted to each non-employee Director for services rendered during fiscal 2023. Retainer fees are paid on a quarterly basis in arrears, so some of the retainer fees in this table may have been paid in the first quarter of fiscal 2024 for services rendered in fiscal 2023.

Director	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Total ($)
Wendy Arlin(2)	14,987	144,992	159,979
Michael J. Bender	125,000	164,992	289,992
Peter Boneparth	125,000	345,002	470,002
Yael Cosset	125,000	174,997	299,997
Christine Day	125,000	145,002	270,002
H. Charles Floyd	125,000	145,002	270,002
Margaret Jenkins	125,000	145,002	270,002
Robbin Mitchell	125,000	145,002	270,002
Jonas Prising	125,000	170,005	295,005
John E. Schlifske	125,000	160,000	285,000
Adrianne Shapira	125,000	145,002	270,002
Stephanie A. Streeter(3)	35,027	—	35,027
Adolfo Villagomez(4)	28,380	145,007	173,387

(1)
The amounts shown represent the aggregate grant date fair value for awards granted in 2023, computed in accordance with FASB ASC Topic 718. Each Director who was re-elected to the Board of Directors at the 2023 Annual Meeting of Shareholders was awarded 7,261 restricted shares. Committee Chairs were awarded up to an additional 1,502 restricted shares and our independent Chairman was awarded an additional 10,015 restricted shares. For a discussion of the valuation assumptions used for all stock-based awards, see Note 6 to our fiscal 2023 audited financial statements included in our Annual Report on Form 10-K.

(2)
Ms. Arlin was appointed to the board in December 2023 and received 5,551 shares upon her appointment.

(3)
Ms. Streeter served as a Director until May 10, 2023, and she did not stand for re-election at the 2023 Annual Meeting of Shareholders.

(4)
Mr. Villagomez was appointed to the board in November 2023 and received 5,133 shares upon his appointment.

As of February 3, 2024, the aggregate number of unvested shares of restricted stock held by each incumbent non-employee Director was as follows:
Director	Number of Unvested Shares of Restricted Stock(1) (#)
Ms. Arlin	5,551
Mr. Bender	8,805
Mr. Boneparth	18,411
Mr. Cosset	9,339
Ms. Day	7,738
Mr. Floyd	7,738
Ms. Jenkins	7,738
Ms. Mitchell	7,738
Mr. Prising	9,072
Mr. Schlifske	8,539
Ms. Shapira	7,738
Mr. Villagomez	5,133

(1)
Includes accrued but unvested dividend equivalent shares

Kohl’s Corporation | 2024 Proxy Statement	39

Executive Compensation

PROPOSAL 2 ADVISORY VOTE ON THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	The Board of Directors unanimously recommends a vote “FOR” the approval, on a non-binding basis, of the compensation of our named executive officers.
We are asking shareholders to approve the following nonbinding resolution regarding the compensation of our named executive officers as disclosed in this proxy statement:
RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation paid to our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.
This is often referred to as a “say-on-pay” vote. This vote is held annually taking into consideration the view expressed by our shareholders in an advisory vote on the frequency of future advisory votes on the compensation of our named executive officers at the 2017 Annual Meeting of Shareholders and reaffirmed in an advisory vote at the 2023 Annual Meeting of Shareholders.
We are pleased with our shareholders’ strong support for our executive compensation in the annual “say-on-pay” votes. Our shareholders have consistently shown strong support for our NEO compensation, averaging over 90% of the votes cast by our shareholders in favor of approving this compensation over the last decade and over 93% of the votes cast by our shareholders at the 2023 Annual Meeting. Regular engagement with our shareholders throughout the year is a core tenet of our strong governance and compensation practices. Consistent with our practice in 2022, in 2023 the Company reached out to shareholders representing more than 70% of shares outstanding and met with shareholders representing nearly 40% of shares outstanding. Directors participated in select engagements and feedback was shared with our Board. Throughout our discussions, we heard broad support for our compensation philosophy and program structure.
As an advisory vote, the “say-on-pay” vote is not binding on Kohl’s, the Board of Directors or the Board’s Compensation Committee. However, the Board of Directors values the opinions expressed by our shareholders, and the Compensation Committee’s charter specifically states that the Committee will review all “say-on-pay” voting results and consider whether to make any adjustments to our executive compensation policies and practices in response to these results.
We believe our executive compensation program as a whole is well suited to promote Kohl’s objectives in both the short and long term. As described below in the “Compensation Discussion and Analysis” section of this proxy statement, the Compensation Committee has designed our executive compensation program to reflect its philosophy that executive compensation should be directly linked to corporate performance with the ultimate objective of increasing long-term shareholder value.

40	Corporate.Kohls.com

Executive Compensation
The Compensation Committee’s objectives include:

1.	2.	3.
Provide a competitive total compensation package that enables us to attract, motivate and retain key personnel.	Support the achievement of our short- and long-term business and strategic objectives by linking the majority of our executives’ compensation to rigorous performance targets.	Ensure that compensation opportunities are internally equitable.

4.	5.

Promote ownership of Kohl’s stock by our senior executives through equity-based pay and robust share ownership requirements in order to align our executives’ economic interests with those of our shareholders.
Provide a balance of incentive opportunities that do not create risks that are reasonably likely to have a material adverse effect on Kohl’s.
Our compensation program is a pay-for-performance model based on the philosophy that we should incentivize our executive officers to improve Kohl’s financial performance, profitably grow the business, and increase shareholder value.
Our pay-for-performance compensation model drove several actions for fiscal 2023 worth highlighting:
1.
2023 Annual Incentive Plan: 85.6% Payout

■
The Annual Incentive Plan was set in March 2023 using the performance goals of merchandise sales and operating income. The Compensation Committee determined that the addition of merchandise sales instead of the previous metric of net sales allows for greater focus on product sales. When setting the target merchandise sales and operating income goals for 2023, the Compensation Committee aimed to drive improved performance during a transitional year, with a focus on both sales and profitability and on showing progressive improvement against our key priorities.

■
The Company achieved above threshold but below target performance for both of the objective financial goals for the AIP, with total a payout of 85.6% of target.

■
No modifications were made to the 2023 Annual Incentive Plan.

2.
2021-2023 Long-Term Incentive Award: 48.2% Payout

■
For the PSU component of the LTIP that covered fiscal years of 2021, 2022, and 2023, the performance against of the three metrics of cumulative net sales, cumulative operating margin and cumulative operating cash flow resulted in a potential payout of 64.2%.

■
After application of the TSR Modifier, the total payout was reduced to 48.2% because the Company fell below the 25th percentile of the TSR Modifier, to 20th percentile.

■
Given leadership changes at the Company since late 2022, Jill Timm is the only NEO who is a participant in the 2021-2023 LTIP.

We believe these actions have been consistent with the Compensation Committee’s objectives and have resulted in appropriate compensation outcomes for our named executive officers.
The Board of Directors unanimously recommends a vote “FOR” approval of the compensation of the Company’s named executive officers as described in this proxy statement.

Kohl’s Corporation | 2024 Proxy Statement	41

Executive Compensation
Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis that follows. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION COMMITTEE

Jonas Prising, Chair	Peter Boneparth	Christine Day	H. Charles Floyd

Compensation Discussion and Analysis
CD&A CONTENTS
43	EXECUTIVE SUMMARY
44	2023 Results
44	Executive Transitions and Retention Actions
46	2023 Shareholder Engagement
46	Pay for Performance
46	Long-Term Business Strategies
49	Elements of Our Compensation Program and Summary of Compensation Paid
50	Say on Pay and Shareholder Outreach
51	PHILOSOPHY AND OBJECTIVES
52	STRUCTURE FOR DETERMINING EXECUTIVE COMPENSATION
52	Compensation Committee Meetings and Advisors
52	Key Compensation Reports
54	PERFORMANCE EVALUATION PROCESS
55	FISCAL 2023 COMPENSATION DECISIONS
55	Salary
55	Annual Incentive Compensation
57	Long-Term Incentive Compensation
60	FISCAL 2024 COMPENSATION CHANGES
61	OTHER COMPENSATION ITEMS
61	Perquisites
62	Deferred Compensation
62	Stock Ownership Guidelines
62	Restriction on Hedging and Pledging
62	Compensation Risk Assessment
63	Other Material Tax Implications of the Executive Compensation Program

42	Corporate.Kohls.com

Executive Compensation
The Compensation Committee (the “Committee”) fulfills the Board’s responsibilities related to our officer and director compensation programs and practices and ensures that our executive compensation program aligns with our corporate objectives. This Compensation Discussion and Analysis (or “CD&A”) describes Kohl’s executive compensation programs and provides insight into the Committee’s process for determining compensation and its philosophy, objectives, and policies.
This CD&A focuses on the compensation of the following six individuals, who are collectively referred to as the Named Executive Officers, or NEOs:

Thomas A. Kingsbury	Jill Timm	Nick Jones	Jennifer Kent	Fred Hand
Chief Executive Officer	Chief Financial Officer	Chief Merchandising and Digital Officer	Chief Legal Officer, Corporate Secretary	Senior Executive Vice President, Director of Stores

Dave Alves
Former President, and Chief Operating Officer
Executive summary

The Committee has designed our compensation program to reflect its philosophy that executive compensation should be directly linked to performance, with the ultimate objective of increasing long-term shareholder value. Each primary element of our executive compensation program is tied to Company performance. In addition, the Committee works closely with an independent compensation consultant to ensure that Kohl’s compensation policies and practices, as well as our executive compensation program as a whole, are consistent with market practice.

Kohl’s Corporation | 2024 Proxy Statement	43

Executive Compensation
2023 RESULTS
The Company’s 2023 financial results improved as compared to 2022, despite continuing volatility in the macroeconomic environment. Kohl’s managed gross margin and expenses with discipline, which led to operating margin expansion and a significant increase in earnings per diluted share compared to 2022. The Company also took important steps to strengthen the balance sheet, reducing both its inventory and debt levels. Performance takeaways include:
■
Net sales decreased (3.4%) compared to 2022

■
Best comparable store sales performance since 2010, while digital sales declined due to the elimination of online-only promotions as we worked to simplify our value strategies

■
Successfully opened an additional ~300 Sephora shop-in-shops in 2023, growing the number of Sephora at Kohl’s locations to more than 900

■
Accessories category sales increased 23% compared to 2022, driven by significant growth in beauty sales

■
Opened six new stores in 2023, relocated one store and closed two stores

■
Operating margin of 4.1% and earnings per diluted share of $2.85

■
Inventory at year-end decreased by (10%) compared to 2022

■
Returned $220 million to shareholders through dividend payments in 2023

■
Strengthened balance sheet by reducing long-term debt by $275 million

■
SG&A expenses decreased 1.3% compared to 2022

■
Operating cash flow was $1.2 billion for 2023

EXECUTIVE TRANSITIONS AND RETENTION ACTIONS
The Company experienced significant NEO transitions in 2023. Several new leaders joined the executive team in 2023, resulting in several actions taken to recruit and retain talent. The Company also took action to ensure that the senior leadership team structure is aligned to the Company’s growth strategies and key priorities. As part of these leadership transitions, the Committee made a number of one-time incentive awards, in the form of equity, signing bonuses, and guaranteed bonuses, designed to either induce them to join the Company or to provide continuity at the senior executive level. The Committee was involved in each of these decisions and its philosophy took into account the need to attract and retain key members of management who would drive results, the scope of responsibility for these positions, and relevant market data. The Board is pleased with the current team and believes it positions the Company for success.
■
On February 2, 2023, the Company appointed Tom Kingsbury as the Company’s Chief Executive Officer and subsequently, on February 21, 2023, entered into an offer letter with Mr. Kingsbury confirming his compensation arrangements, addressing his LTIP awards for fiscal 2023, and setting expectations for any future equity awards. The details of Mr. Kingsbury compensation package were previously disclosed and included:

■
Annual base salary of $1,475,000;

■
Annual bonus opportunity under our AIP with a target of 175% of his base salary;

■
For his Annual 2023 LTIP grant, a PSU award with a target value of $4.7 million (but no RSUs for such award in light of the restricted share award he had received in fiscal 2022); and

■
A future long-term incentive award target of at least $8,475,000.

■
On May 10, 2023, the Company and Mr. Kingsbury entered into an Employment Agreement. The Employment Agreement provides for a two-year initial term and addresses the terms of any separation that might occur during such term for various reasons, including a CEO transition. The agreement also provided for a lump sum cash payment of $160,000 intended to be applied to Mr. Kingsbury’s expenses associated with his relocation. In addition, the Employment Agreement provides that, for equity awards granted to him in 2024, upon the earlier of the one-year anniversary of the grant date or May 10, 2025, such awards will vest in full with respect to the service-vesting component of the award and any performance-based awards (i.e., PSUs) will remain outstanding and eligible to vest based on the achievement of applicable performance goals.

■
On February 9, 2023, the Company announced that Nick Jones would be joining the Company as Chief Merchandising & Digital Officer. On his first day, March 20, 2023, the Company and Mr. Jones entered into an executive compensation

44	Corporate.Kohls.com

Executive Compensation
agreement. His compensation package, as previously disclosed, included:
■
Annual base salary of $900,000;

■
Annual bonus opportunity under our AIP with a target of 140% of his base salary;

■
A signing incentive of $750,000; and

■
An annual long-term incentive award target of $2,000,000.

■
On February 20, 2023, the Company entered into an executive compensation agreement with Jennie Kent, who started that day as the Company’s Chief Legal Officer and Corporate Secretary. Her compensation package, as previously disclosed, included:

■
Annual base salary of $650,000;

■
Annual bonus opportunity under our AIP with a target of 110% of her base salary;

■
A sign on grant of restricted stock units with a grant date value of $2,500,000;

■
A signing incentive of $450,000; and

■
Annual long-term incentive award target of $1,350,000.

■
On February 28, 2023, the Company announced that Dave Alves would be joining the Company as President and Chief Operating Officer. On his first day, March 27, 2023, Mr. Alves and the Company entered into an executive compensation agreement. His compensation package, as previously disclosed, included:

■
Annual base salary of $1,125,000;

■
Annual bonus opportunity under our AIP with a target of 140% of his base salary (provided that in light of half of the signing incentive, any 2023 AIP award earned would be reduced by up to $700,000);

■
A sign-on grant of restricted stock units with a grant date value of $1,600,000;

■
A signing incentive of $1,400,000; and

■
Annual long-term incentive award target of $2,000,000.

■
As previously disclosed, on April 21, 2023, the Company provided Jill Timm, Chief Financial

Officer, with a one-time grant of RSUs valued at $1,500,000 and an annual base salary increase from $900,000 to $950,000, in recognition of her ongoing contributions to the Company and in consideration for her continued employment with the Company.
■
On September 25, 2023, the Company entered into an executive compensation agreement with Fred Hand, who started that day as the Company’s Senior Executive Vice President and Director of Stores. His compensation package, as previously disclosed, included:

■
Annual base salary of $875,000;

■
Annual bonus opportunity under our AIP with a target of 110% of his base salary, prorated for his first year;

■
A sign on grant of restricted share units with a grant date value of $2,250,000;

■
A signing incentive of $525,000;

■
Annual long-term incentive award target of $1,350,000; and

■
A prorated long-term incentive award valued at $675,000.

■
On November 20, 2023, the Company announced that Mr. Alves departed the Company on November 17, 2023. Mr. Alves’ departure was a qualifying termination and therefore, Mr. Alves was entitled to the separation benefits outlined in the Potential Payments Upon Termination or Change of Control section of this proxy statement.

■
In March 2023, our Compensation Committee adopted an Executive Severance Policy which applies to executive officers and provides that shareholder approval is required for any new or amended agreement that allows for cash severance benefits in excess of 2.99 times the officer’s base salary and target annual bonus opportunity. Any cash severance benefits under the current agreements with our NEOs are less than this limit. Further details on separation benefits we provide to our NEOs are provided in the Potential Payments Upon Termination or Change of Control section of this proxy statement.

Kohl’s Corporation | 2024 Proxy Statement	45

Executive Compensation
2023 SHAREHOLDER ENGAGEMENT

Regular engagement with our shareholders throughout the year is a core tenet of our strong governance and compensation practices. In Fall 2023, the Company reached out to shareholders representing more than 70% of shares outstanding and met with shareholders representing nearly 40% of shares outstanding. Feedback from shareholder engagement was shared with our Board, and Directors participated in select engagements. Meetings featured open and constructive dialogue with shareholders on governance matters, such as executive compensation, which facilitated alignment on policies and practices. Throughout our discussions, we heard broad support for our compensation philosophy and program structure.

PAY FOR PERFORMANCE
The Committee has consistently applied a critical pay-for-performance philosophy to its decisions, and in alignment with that philosophy, the goals for incentive compensation performance metrics are intended to be difficult to achieve. Failure to achieve target goals has significant consequences, while success is rewarded. For example, the Company did not achieve target performance on either of its two objective financial metrics for the 2023 AIP and therefore, NEOs received a below target payout of
85.6%. Similarly, for the PSU component of the 2021-2023 LTIP, the Company achieved a payout of 64.2% based on its performance. However, that payout was adjusted downward to 48.2% after application of the TSR Modifier because the Company fell below the 25th percentile of the TSR Modifier Group to the 20th percentile. The Compensation Committee made no modifications to either the 2023 AIP or the 2021-2023 LTIP.

LONG-TERM BUSINESS STRATEGIES
As part of our commitment to create long-term shareholder value and stay ahead in the rapidly changing retail environment, the Company established new strategic priorities in 2023 to support its efforts to drive improved sales and profitability. The priorities included enhancing the customer experience, accelerating and simplifying its value strategies, managing inventory and expenses with discipline, and strengthening the balance sheet.
In 2023, the Company’s financial results improved as compared to 2022, despite continuing volatility in the macroeconomic environment. Kohl’s managed gross margin and expenses with discipline, which led to operating margin expansion and a significant increase in earnings per diluted share to $2.85 compared to a reported loss of $0.15 per share in 2022. The Company also took important steps to strengthen the balance sheet, reducing both its inventory and debt levels.
THE COMPANY’S FOUR KEY FOCUS AREAS ARE:

1.	2.
ENHANCE THE CUSTOMER EXPERIENCE	ACCLERATE AND SIMPLIFY OUR VALUE STRATEGIES

3.	4.
MANAGE INVENTORY AND EXPENSES WITH DISCIPLINE	STRENGTHEN THE BALANCE SHEET

46	Corporate.Kohls.com

Executive Compensation
1.
Enhance the Customer Experience

Kohl’s enhanced its in-store experience by expanding its partnership with Sephora to more than 900 shop-in-shops as well as modernizing its merchandising and simplifying its signage and graphics throughout the store. In addition, the Company targeted new growth opportunities in underpenetrated categories including home, gifting, impulse, and pet, while also refining its go-to-market approach to improve the relevancy of its apparel and footwear offerings. Together, these efforts resonated with customers, leading to the best comparable store sales performance since 2010, over 90% sales growth in Sephora at Kohl’s, and initial traction in underpenetrated categories.
900+
Sephora at Kohl’s Now Open

~300
Additional Sephora at Kohl’s Opened in 2023

2.
Accelerate and Simplify Our Value Strategies

The Company shifted towards more targeted offers, eliminated digital-only deals in favor of omnichannel offers, executed more timely clearance events, and introduced high-volume pricing with its key value items initiative. Kohl’s successfully executed against these strategies and began to see improved customer value perceptions as the year progressed. The Company’s work against these initiatives will continue in 2024.
3.
Manage Inventory and Expenses with Discipline

In 2023, the Company embedded new inventory management disciplines with a focus on operating with greater flexibility and speed. This resulted in inventory levels down (10%) at year end, ahead of its ongoing target of reducing inventory by a mid-single-digits percent. In addition, Kohl’s SG&A expenses declined 1.3% in 2023, despite an extra week in the fiscal year. The Company will continue to proactively capitalize on opportunities to drive expense efficiency, including investing in technology to drive labor productivity and marketing efficiency, while also benefiting from an efficient organizational structure.
4.
Strengthen the Balance Sheet

Kohl’s remains committed to returning its balance sheet to its historical strength. In 2023, the Company generated operating cash flow of $1.2 billion, which enabled it to retire $275 million of debt maturities while also returning $220 million of capital to shareholders through its dividend. Looking ahead, the Company will continue to strengthen its balance sheet by reducing overall debt and rebuilding its cash balance.
$275M	Long-Term Debt Reduction in 2023

Kohl’s Corporation | 2024 Proxy Statement	47

Executive Compensation
THIRD-PARTY AWARDS AND RECOGNITION

ANITA B.ORG

Top Companies for Women Technologists

WINNER

2023

DiversityInc Top 50 Leading assessment of diversity management in corporate America (4th year recognized)	AnitaB.org Top Companies for Women Technologists Recognizes companies committed to building workplaces where women in technology can thrive (5th year recognized)
Seramount
Inclusion Index
Assesses corporate efforts at hiring and promoting women, ability to measure other underrepresented groups on a country-specific basis, creating inclusive cultures, and holding country leaders and managers accountable for results (3rd year recognized)

In addition, management continues to build on the Company’s overall commitment to Environmental, Social, and Corporate Governance (“ESG”) leadership. We have established 2025 goals related to climate change, waste and recycling, and sustainable sourcing, and Kohl’s has earned many ESG-related awards.

ESG-RELATED AWARDS

S&P Global Sustainability Yearbook Included in the S&P Global Sustainability Yearbook for the first time in 2021 as one of only two U.S. retailers and one of 16 globally
Dow Jones
Sustainability North
America Index
Named to the 2023 Dow Jones Sustainability North America Index for the 6th year and one of only 7 U.S.-based companies in the Consumer Discretionary Distribution and Retail category to be named to the list
		Carbon Disclosure Project Awarded an A- CDP ranking for 2023 Climate Change Response and recognized at the CDP’s Leadership Level, both for the 5th consecutive year	EPA 2023 SmartWay® High Performer List Recognized on the SmartWay® 2023 High Performer List as an industry leader in the environmental and energy performance of our freight supply chain

EPA 2024 ENERGY STAR Partner of the Year Award Named an ENERGY STAR 2024 Partner of the Year for Sustained Excellence in Energy Management for the 13th year	EPA Green Power List Named on the EPA’s Green Power Top 30 Retail list since 2014
Better Buildings Challenge
Achiever
As a partner in the U.S. Department of Energy’s Better Buildings Challenge, we reached our goal of 20% energy reduction by 2020 two years early. Kohl’s has now set its sights higher with a new goal to cut energy by an additional 10% by 2025.

Ethisphere World’s Most Ethical Companies
Recognized as one of the World’s Most Ethical Companies (2019, 2020, 2021, 2022, 2023 and 2024) by Ethisphere, a global leader in defining and advancing the standards of ethical business practices

48	Corporate.Kohls.com

Executive Compensation
ELEMENTS OF OUR COMPENSATION PROGRAM AND SUMMARY OF COMPENSATION PAID
The primary elements of direct compensation for the NEOs are shown below.
		Pay Element	Purpose	Basis for Setting Amount or Earning Award
◀ FIXED ▶	Short- Term	BASE SALARY
Regular, fixed source of income tied to the scope and responsibilities of each executive to compensate for their day-to-day efforts
Encourages retention and attraction of top talent and recognizes effective leadership

Initial salary based on experience, responsibilities and the importance of the position to Kohl’s, as well as market benchmarking
Annual adjustments, if any, based on individual and Company performance and competitive marketplace data

◀ AT RISK / VARIABLE ▶		ANNUAL INCENTIVE
At-risk cash compensation provides eligible executives with a financial incentive that encourages them to perform in a manner that will enable Kohl’s to achieve or exceed its short-term financial performance and strategic goals

For fiscal 2023, a mix of absolute objective performance measures set at the start of the year focused on merchandise sales (50%) and operating income (50%). A threshold payment can also be earned if the company outperforms the Performance Index in net sales and/or net income.

	Long- Term	LONG-TERM EQUITY INCENTIVE Combination of three-year performance share units (60%) and time-based restricted stock units that vest over four years (40%)
Incent and reward sustained performance and long-term growth, create an incentive for future performance, create a strong retention incentive and closely align our executives’ long-term interests with those of our shareholders

For fiscal 2023-2025, performance share units have three-year targets for cumulative net sales (50%), operating margin (25%) and operating cash flow (25%). A threshold payment can also be earned if the Company outperforms the Performance Index in net sales and/or net income. The final payout will be modified +/- 25% if the Company’s TSR is above the 75th percentile or below the 25th percentile of a broad group of retailers in the TSR Modifier Group.

The Committee uses these elements, along with certain benefits and perquisites, in proportions that will most effectively accomplish our business and strategic objectives.
Based on Kohl’s 2023 results, the Committee authorized payouts on the incentive plans as follows:
■
The Company did not achieve target performance on either of its two objective financial metrics for the AIP and therefore, NEOs received a below target payout of 85.6%.

■
For the PSU component of the 2021-2023 LTIP, the Company achieved a payout of 64.2% based on its performance. However, that payout was adjusted downward to 48.2% after application of the TSR Modifier because the Company fell below the 25th percentile of the TSR Modifier Group to the 20th percentile.
The Compensation Committee made no modifications to the award opportunities or the performance goals of either 2023 AIP or the 2021-2023 LTIP and the Committee believes both of these actions were appropriate and in line with its philosophy as outlined below.

Kohl’s Corporation | 2024 Proxy Statement	49

Executive Compensation
SAY ON PAY AND SHAREHOLDER OUTREACH
Kohl’s executive compensation programs are directly linked to corporate performance, with the objective of increasing long-term shareholder value. Since 2011, we have held an advisory shareholder vote on the compensation of our NEOs at every annual meeting of shareholders. The Committee is pleased that our shareholders have consistently shown strong support for our NEO compensation, averaging over 90% of the votes cast by our shareholders in favor of approving this compensation over the last decade and over 93% of the votes cast by our shareholders at the 2023 Annual Meeting.
In Fall 2023, the Company reached out to shareholders representing more than 70% of shares outstanding and met with shareholders representing nearly 40% of shares outstanding. Directors participated in select engagements, and feedback was shared with our Board. Throughout our discussions, we heard broad support for our compensation philosophy and program structure. Our investors generally supported using the same or similar objective compensation metrics for 2023. Based on that shareholder outreach, the Committee believes that our policies, practices, and programs continue to be in line with our shareholders’ expectations, and we are focused on continued alignment with shareholder expectations.

50	Corporate.Kohls.com

Executive Compensation
Philosophy and objectives

We believe executive compensation should be directly linked to corporate performance and progress on our strategic plans, with the ultimate objective of increasing long-term shareholder value. To that end, our executive compensation program is designed to achieve the following objectives:

1.	2.	3.	4.	5.
Provide a competitive total compensation package that enables us to attract, motivate and retain key talent.
■
Support the achievement of our short and long-term business and strategic objectives by linking the majority of our executives’ compensation to rigorous performance targets.

■
Our payouts under both the annual incentive and PSU portion of our long-term incentive programs depend upon achievement of objective financial goals. The goals are based directly on the annual operating plan established for the business at the beginning of each fiscal year.

Ensure that compensation opportunities are internally equitable.
Promote ownership of Kohl’s stock by our senior executives through equity-based pay and robust share ownership requirements in order to align our executives’ economic interests with those of our shareholders.
Provide a balance of incentive opportunities that do not create risks that are reasonably likely to have a material adverse effect on Kohl’s.
(1)
Excludes any special awards and Mr. Alves’ compensation.

(2)
Includes the interim CEO RSU award of $3.775M granted January 13, 2023 and the PSU award of $4.7M granted March 27, 2023 for a total grant value of $8.475M which is the CEO’s Annual LTIP Target.

Kohl’s Corporation | 2024 Proxy Statement	51

Executive Compensation
Structure for determining executive compensation

COMPENSATION COMMITTEE MEETINGS AND ADVISORS
The Committee meets regularly to review executive compensation matters. Prior to each meeting, the Chair of the Committee approves the meeting agenda created with the assistance of our Chief People Officer and our Chief Legal Officer and Corporate Secretary. The Chair may invite members of management, other directors or third-party consultants to attend portions of meetings as appropriate. The Chief Executive Officer, Chief People Officer and Chief Legal Officer and Corporate Secretary typically attend Committee meetings, but do not attend executive sessions unless invited by the Committee for a specific purpose. During the course of four of its meetings in fiscal 2023, the Committee held executive sessions without management present to discuss executive development and succession plans and to make compensation-related decisions.
The Committee has the authority to retain and terminate any compensation consultant or independent legal, accounting, or other advisors in the Committee’s sole discretion. Before retaining any such advisor, the Committee reviews the proposed advisor’s independence, taking into account all relevant factors, including those specified in SEC rules and the New York Stock Exchange listing standards. The Committee is solely responsible for the appointment, compensation, and oversight of the work performed by any such consultant or advisor. The Committee annually reconsiders independence, proposed fees, and overall engagement of any such outside compensation advisor.
For 2023, Semler Brossy served as the Committee’s independent outside compensation advisor. Semler Brossy participated in Committee meetings as invited by the Committee Chair. The Committee’s independent outside compensation advisor participated in all Committee meetings related to both establishing the incentive plans and determining the payouts of the plans, providing the Committee with advice and counsel on the corresponding implications for both management and shareholders. Semler Brossy does not provide any other services to Kohl’s and does not have any business or professional relationships with any member of Kohl’s management or the Committee.

KEY COMPENSATION REPORTS
The Committee reviews and considers a wide variety of information that informs compensation levels for our NEOs, including both tally sheets and a benchmarking analysis.
Tally Sheets
At least annually, the Committee reviews an executive compensation summary, or tally sheet, for each executive officer. These are comprehensive summaries of each executive’s compensation, including:
■
The total compensation paid, including base salary, annual cash incentives, long-term incentive awards, health and welfare benefits, and perquisites; The fair market value of the executive’s equity holdings and the vesting schedules for unvested equity compensation awards; and

■
A summary of the potential severance benefits payable to the executive upon certain employment termination events.

The tally sheets help the Committee understand the overall impact of our compensation programs, and they are useful for demonstrating the relationship between different components of pay. Together with additional equity holding power reports the Committee receives, the tally sheets show the level of wealth creation available and the retention value generated by unvested equity awards. Finally, tally sheets provide competitive context for decisions about compensation arrangements and the level of benefits they provide (e.g., severance benefits).
Benchmarking Analysis
Each year, the Committee’s independent compensation consultant presents a comprehensive benchmarking analysis comparing compensation paid to our executives with the compensation packages of executives employed by a group of retailers that we refer to as our Compensation Benchmarking Peer Group, which is discussed in further detail below. The Committee reviews each component of executive compensation independently and also reviews aggregate compensation levels paid to Kohl’s senior officers against that paid by our retail competitors. The

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Executive Compensation
Committee considers whether each executive is competitively positioned relative to that market data on a case-by-case basis rather than targeting any particular percentile across all positions.
At its meeting in both November 2022 and November 2023, the Committee reviewed detailed benchmarking reports prepared by its independent compensation consultant that included information on the following components of compensation for each of the executive officers:
■ base salaries	■ target annual incentives
■ target long-term incentives	■ target total direct compensation
When evaluating executive officer compensation decisions in fiscal 2023, the Committee considered the tally sheets reviewed in November 2022, the benchmarking analysis and various factors unique to each executive, including, but not limited to: individual performance, importance of role, tenure, years of work experience, internal equity comparisons and succession planning considerations. To this end, it was noted that the benchmarking data indicated that all of the executive officers’ compensation levels, including the amortized value of all outstanding equity compensation awards, were consistent with the Committee’s philosophies and objectives, as well as typical market practices.
Other References
With the help of its independent compensation consultant, the Committee reviews numerous data sources to ensure we use the most relevant compensation information available in developing and administering our compensation programs. Our primary sources of industry compensation information are our peers’ public filings with the SEC and the Korn Ferry Retail Survey.
Compensation Benchmarking Peer Group
The Compensation Committee has historically used a Compensation Benchmarking Peer Group to analyze our compensation practices. At least annually, the Committee works with its independent compensation consultant to determine whether this peer group continues to comprise the most appropriate comparative companies in light of the dynamic retail environment and makes adjustments as necessary. Maintaining a rigorous and appropriate peer group has proven to be a challenge in this dynamic and changing retail environment, as, among other shifts, several of the Company’s traditional competitors have been driven into bankruptcy or gone out of business. To establish the Compensation Benchmarking Peer Group, the Committee considers many criteria, including:
■
Whether each comparator company is in the same or a similar segment of the retail industry as Kohl’s;

■
Whether each comparator company is similar to Kohl’s in terms of size—including revenues, total assets, and market capitalization;

■
The complexity and scope of each comparator company’s business;

■
The similarity of each comparator company’s business model to Kohl’s business model;

■
Whether each comparator company competes with Kohl’s for profits and talent; and

■
Other characteristics unique to Kohl’s or the retail industry, which could include things like growth trajectory and business strategies.

In August 2022, the Committee reaffirmed that the following Compensation Peer Group (as originally approved in August of 2021) would continue to be utilized in the compensation analysis used in evaluating executive officer decisions in fiscal 2023. Further, in August 2023 the Committee again determined that this same Compensation Peer Group, with the exception of the removal of Bed, Bath & Beyond due to its bankruptcy, would continue to be utilized in the compensation analysis used in evaluating executive officer decisions in fiscal 2024:

Kohl’s Corporation | 2024 Proxy Statement	53

Executive Compensation
Company	20 Trading Day Market Capitalization(1) ($ Billions)	Revenue(1) ($ Billions)
Best Buy Co., Inc.	15.7	50.8
The TJX Companies, Inc.	68.1	49.9
Dollar Tree, Inc.	36.1	26.7
Macy’s, Inc.	5.0	26.0
	4.3	19.3	◀ Kohl’s Corporation
Ross Stores, Inc.	26.1	18.7
Gap, Inc.	3.2	16.1
Nordstrom, Inc.	3.5	15.3
Dick’s Sporting Goods, Inc.	6.3	12.1
Burlington Stores, Inc.	9.8	9.1
Foot Locker, Inc.	2.5	9.0
Ulta Beauty, Inc.	20.3	9.0
Bed, Bath & Beyond, Inc.	0.4	7.4

(1)
All market capitalization and revenue data are rounded. Revenues are trailing four quarters and market capitalization is as of July 15, 2022.

	Customer Segment			Product Segment
Company	High-End	Mid-Tier	Off-Price	Active/Shoes	Apparel	Home	Beauty	Multiline
Bed, Bath & Beyond, Inc.
Best Buy Co., Inc.
Burlington Stores, Inc.
Dick’s Sporting Goods, Inc.
Dollar Tree, Inc.
Foot Locker, Inc.
Gap, Inc.
Macy’s, Inc.
Nordstrom, Inc.
Ross Stores, Inc.
The TJX Companies, Inc.
Ulta Beauty, Inc.
The Committee believes this Compensation Benchmarking Peer Group includes retail companies that fulfill the criteria set in establishing the group and that the included companies represent an appropriate range of revenue and market capitalization against which to compare our pay practices in the near term.

Performance evaluation process

The Committee uses a disciplined process to assess performance and to reward and retain top talent. A primary consideration when setting our executive officers’ compensation is each individual’s performance against pre-established business-specific performance objectives that are intended to increase long-term shareholder value. The CEO assesses, and discusses with the Committee, the performance of the other executive officers each year. In early 2023, the Committee determined that Mr. Kingsbury’s fiscal 2023 performance considerations would include detailed objectives regarding sales growth and other key financial metrics. Key performance objectives for fiscal 2023 were also developed for each of the other NEOs and reviewed with the Committee in early 2023.

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Executive Compensation
Fiscal 2023 compensation decisions

SALARY
Salaries provide our NEOs with a regular source of income to compensate them for their day-to-day efforts in managing our Company. The Committee reviews salaries at least annually at the beginning of the fiscal year. The Committee considers individual performance criteria, overall Company performance and overall market positioning when considering base salary increases for the NEOs. Annual salary increases also may be based upon factors like promotions, new roles and responsibilities, and previous compensation increases. To foster internal equity, annual base salary adjustments for the NEOs are generally closely aligned with adjustments given to everyone on our management team. However, the Committee may deviate from that practice to address other factors, including an executive officer’s responsibilities and experience, competitive market data, and retention concerns.
The Committee determined the base salaries of the NEOs who entered the organization in 2023 based on trends reflected in marketplace compensation data from both our peers’ public SEC filings and Korn Ferry. A previously disclosed, in April 2023, Ms. Timm’s salary was increased from $900,000 to $950,000. This increase was in recognition of Ms. Timm’s ongoing contributions to the Company, including her leadership on the execution of the Company’s strategic priorities, and in consideration for her continued employment with the Company.

ANNUAL INCENTIVE COMPENSATION
The purpose of our Annual Incentive Plan is to offer eligible executives, including the NEOs, a financial incentive that encourages them to perform in a manner that will enable Kohl’s to meet or exceed our short-term financial plans each year. In order for bonuses to be granted at threshold levels or higher under the Annual Incentive Plan, Kohl’s performance for a fiscal year must equal or exceed financial goals established by the Committee at the beginning of the year. In establishing various levels of annual incentive payout opportunities, the Committee has historically set objective goals based on the Company’s absolute performance. We also provide an opportunity to achieve a threshold payment under our Annual Incentive Plan if the Company’s net sales and/or net income performance exceeds a weighted Performance Index, which for 2023 was based on the results of the following eight retailers, chosen for their business category alignment to Kohl’s:
■ Macy’s Inc.	■ Nordstrom, Inc.
■ Gap, Inc.	■ Ross Stores, Inc.
■ Bed, Bath & Beyond, Inc.(1)	■ The TJX Companies, Inc.
■ Dick’s Sporting Goods, Inc.	■ Foot Locker, Inc.

(1)
Removed following their bankruptcy and the index was rebalanced among the remaining companies.

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Executive Compensation
Committee Decisions and Analysis
The Committee deemed it most appropriate to use the equally weighted performance goals of merchandise sales and operating income. The change from net sales to merchandise sales allowed for a greater focus on product sales. The 2023 Annual Incentive Plan measures were set in early 2023 based on the best available information to the Committee at that time. The Committee set the goals pursuant to its normal processes and did not alter the goals in any way after they were set.

The Committee again used a target-based approach under which the Annual Incentive Plan participants would be granted any earned bonus based on a percentage of their base salary, with the earned percentage tied to each participant’s level within the Company, using a straight line interpolation between threshold to target and target to maximum. The percentages set for the NEOs were:

NEO	Threshold (25%)	Target (100%)	Maximum (150%)
CEO	43.8%	175%	262.5%
COO/Chief Merchandising & Digital Officer	35%	140%	210%
CFO	32.5%	130%	195%
Senior Executive Vice President	27.5%	110%	165%
Consistent with its pay for performance model, in February 2024 the Committee reviewed the Company’s fiscal 2023 performance and determined the payouts as follows:
Goal	Weight	($)	Weighted Payout %
Merchandise Sales	50%	16.497B	77.9%
Operating Income	50%	719M(1)	93.2%
Overall Achievement			85.6%

(1)
Adjusted to exclude unusual items incurred and accrued as a result of proxy contests

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Executive Compensation
The corresponding payouts earned by the NEOs based on this result were as follows:
NEO	Actual Payout ($)
Mr. Kingsbury	2,209,550
Ms. Timm	1,057,160
Mr. Hand(1)	293,140
Mr. Jones	1,078,560
Ms. Kent	612,040
Mr. Alves(2)	364,751

(1)
Per the terms of his offer letter Mr. Hand’s incentive was prorated based upon his start date

(2)
Mr. Alves was eligible for a prorated incentive payment through his qualified termination per the terms of his previously disclosed executive compensation agreement. Per the terms of his initial offer letter this prorated incentive payment was reduced by $700,000.

LONG-TERM INCENTIVE COMPENSATION
Long-term equity incentive awards to our executive officers are typically set and considered on an annual basis. The Committee grants equity awards to the executive officers under our 2017 Long-Term Compensation Plan (“LTIP”) to:
■
reward sustained performance,

■
create an incentive for future performance, and

■
create a retention incentive.

The Committee has the flexibility to choose among a number of forms of long-term equity under the LTIP, but generally has favored granting a blend of PSUs that vest based on the achievement of multi-year financial performance goals, and RSUs that will vest over a period of years. As described below, PSU awards are also subject to a modifier that can increase or decrease the number of shares that vest based on Kohl’s total shareholder return relative to the TSR Modifier over the performance period. In accordance with our pay-for-performance philosophy, PSUs typically make up the majority of long-term incentive awards granted to our NEOs.
On a quarterly basis, the Committee reviews our share overhang (the grants outstanding, plus remaining equity that may be granted, as a percentage of our total outstanding shares) and our run rate (the number of award shares granted each year as a percentage of our total outstanding shares) to monitor how our pool of shareholder-approved equity award shares is being used.
Annual 2023 LTIP Awards
In early 2023, the Committee determined that the same general methodology used in prior LTIPs should again be applied for PSU portion of the Annual 2023 LTIP, with the same weighting used for the PSU portion of the Annual 2022 LTIP of 50% net sales, 25% operating margin, and 25% operating cash flow. In accordance with the terms of his offer letter, in the first quarter of fiscal 2023, Mr. Kingsbury only received PSUs valued at $4,700,000 (with the same metrics described below for the other NEOs). In light of the interim RSU grant he received in 2022, Mr. Kingsbury did not receive any RSUs in 2023. In the first quarter of fiscal 2023, the Committee granted long-term equity incentive awards to the other NEOs relative to the company’s strategic plans, as follows:
For the Annual 2023 LTIP grant, the Committee approved awards with the following dollar-denominated value, assuming achievement of “target” performance for the portion represented by PSUs:

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Executive Compensation
NEO	Grant Date Target Dollar Value of Annual 2023 LTIP Awards(1) ($)
Mr. Kingsbury(2)	4,699,989
Ms. Timm	2,100,019
Mr. Hand	675,003
Mr. Jones	1,999,987
Ms. Kent	1,349,993
Mr. Alves	1,999,987

(1)
The ultimate value of these awards is dependent upon Kohl’s actual performance for the 2023-2025 performance period (PSU) and the market value of Kohl’s stock at the time of vesting (PSUs and RSUs).

(2)
Pursuant to his offer letter, Mr. Kingsbury’s LTIP target is no less than $8,475,000. His total 2023 LTIP award consisted only of PSUs valued at $4,700,000 in light of the interim CEO RSU grant he received in 2022.

In addition to specific net sales, operating margin and operating cash flow targets, as in prior years, the 2023-2025 PSU awards are subject to two possible modifiers. First, the Committee included a “Performance Index” feature, which will provide a threshold payout if threshold net sales, operating margin and operating cash flow are not achieved but Kohl’s net sales and/or net income growth over the three-year performance period exceeds that of the weighted average results of the Performance Group over this same period. Second, consistent with previous LTIP grants, the Committee included a modifier that could adjust the number of PSUs that would pay out based on Kohl’s total shareholder return relative to the TSR Modifier Group. Specifically, if Kohl’s relative total shareholder return ends up in the top quartile of the TSR Modifier Group then the number of PSUs otherwise earned will be increased by 25%. Conversely, if Kohl’s relative total shareholder return falls in the bottom quartile, then the number of PSUs otherwise earned will be reduced by 25%. There will be no adjustment for total shareholder return in the second or third quartile.
While the TSR Modifier Group represents a wide cross-section of retailers that has generally been consistent year-to-year, we remove companies if they go out of business. The following TSR Modifier Group is the same as it was in 2022:

■ Abercrombie & Fitch Co.	■ Dick’s Sporting Goods, Inc.	■ Macy’s Inc.
■ American Eagle Outfitters, Inc.	■ Dillard’s, Inc.	■ Nordstrom, Inc.
■ Bed, Bath & Beyond, Inc.	■ Designer Brands, Inc.	■ PVH Corp.
■ Best Buy Co., Inc.	■ Dollar Tree, Inc.	■ Ross Stores, Inc.
■ Burlington Stores, Inc.	■ Express, Inc.	■ Target Corporation
■ Carter’s, Inc.	■ Foot Locker, Inc.	■ The TJX Companies, Inc.
■ Chico’s FAS, Inc.	■ Gap, Inc.	■ Ulta Beauty, Inc.
■ The Children’s Place, Inc.	■ The Home Depot, Inc.
Awards Vesting Based on 2021-2023 Performance
In March 2021 the Committee granted long-term performance based equity incentive awards, with payouts to be based on net sales with a 40% weighting, operating margin with a 30% weighting and operating cash flow with a 30% weighting. In addition to these objective targets, final 2021-2023 PSU awards were subject to the same two possible modifiers addressed above for the 2023-2025 LTIP. Given leadership changes, the only current NEO who was a participant in the 2021-2023 LTIP was Ms. Timm.

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Executive Compensation
No modifications were made to the 2021-2023 LTIP after the performance goals were established in March 2021. In early 2024, the Compensation Committee calculated, then certified, that the 2021-2023 net sales of $52.218B, 2021-2023 operating margin of 4.9% and 2021-2023 operating cash flow of $3.600B were all above the threshold but below target at a blended 64.2% achieved result. However, after application of the TSR Modifier, the total payout was reduced to 48.2% because the Company fell below the 25th percentile of the TSR Modifier Group to 20th percentile.

In early 2024 the Committee calculated the 2021-2023 performance as follows:
Goal	Weight	Result	Weighted Payout %
Cumulative Net Sales	40%	$52.218B	72.7%
Cumulative Operating Margin	30%	4.9%(1)	56.7%
Cumulative Operating Cash Flow	30%	$3.600B(2)	60.5%
Overall Achievement			64.2%

(1)
Adjusted to exclude unusual expenses incurred and accrued related to the proxy contests and sale process

(2)
Adjusted to exclude unusual expenses incurred and accrued related to the proxy contests and sale process as well as to exclude unusual cash flow tax benefits related to the Cares Act.

Further, as previously described, the payout was modified down by 25% to 48.2% because the Company’s 2021-2023 performance relative to the
TSR Modifier Group fell below the 25th percentile to the 20th percentile. The target and actual awards for the 2021-2023 performance period are as follows:

NEO	Number of PSUs at Target for 2021-2023 Performance Period(1) (#)	Number of PSUs Actually Earned for 2021-2023 Performance Period (#)
Ms. Timm	13,275	6,399

(1)
Reflects the number of units held at target, which includes the units originally granted on March 29, 2021, plus dividend equivalents.

Kohl’s Corporation | 2024 Proxy Statement	59

Executive Compensation
Other Long-Term Awards
Other long-term incentive awards are granted to our NEOs from time to time, such as when they are initially hired, when they are promoted or assume additional responsibilities. The awards may be made to induce a candidate to join the Company, to recognize exemplary performance, to recognize the assumption of additional responsibilities and/or to encourage retention.
As part of the leadership transitions in fiscal 2023, the Committee made a number of one-time incentive awards, in the form of equity, signing bonuses, and guaranteed bonuses, designed to either induce the recipients to join the Company or to provide continuity at the senior executive level. The Committee was involved in each of these decisions and their philosophy took into account the need to attract and retain key members of management who would drive results, the scope of responsibility for these positions, and relevant market data. The following such awards were made in 2023:
■
In March 2023, Ms. Kent received an award of restricted stock units with a grant date fair value of $2,500,000 in connection with her appointment as Chief Legal Officer and Corporate Secretary. This award vests in three installments: 40% on the first anniversary of the grant date; 30% on the second anniversary of the grant date and 30% on the third anniversary of the grant date.

■
In April 2023, Ms. Timm received an award of restricted stock units with a grant date fair value of $1,500,000 in recognition of her ongoing contributions to the Company, including her leadership on the execution of the Company’s strategic priorities, and in consideration for her continued employment with the Company. This award vests on the first anniversary of the grant date provided Ms. Timm remains employed with the Company through the vesting date, except in the event of a qualifying termination. If Ms. Timm voluntarily resigns or is terminated for Cause (as defined in the Restricted Stock Unit Agreement) between the vesting date and May 1, 2025, she is required to reimburse the Company for the RSU grant per the terms set forth in the grant agreement.
■
In October 2023, Mr. Hand received an award of restricted stock units with a grant date fair value of $2,250,000 in connection with his appointment as Senior Executive Vice President and Director of Stores. This award vests in three installments: 40% on the first anniversary of the grant date; 40% on the second anniversary of the grant date and 20% on the third anniversary of the grant date.

■
In April 2023, Mr. Alves received an award of restricted stock units with a grant date fair value of $1,600,000 in connection with his appointment as President and Chief Operating Officer. The award agreement provided that it would vest in three installments: 40% on the first anniversary of the grant date; 40% on the second anniversary of the grant date and 20% on the third anniversary of the grant date. However, Mr. Alves departed the Company on November 17, 2023 and in connection with his departure and pursuant to his grant agreement, any restricted stock units that would have vested during the two year period following termination of his employment automatically vested.

Fiscal 2024 compensation changes

Consistent with past practice, at its March 2024 meeting, the Committee evaluated the salaries, and the LTIP and AIP award opportunities for our NEOs for fiscal 2024 and made several changes.
In light of the departure of Mr. Alves as the Company’s President and Chief Operating Officer (“COO”) and the increased responsibilities taken on by Mr. Hand and Ms. Kent as a result of the elimination of the President and COO roles, the Committee increased Mr. Hand’s salary by $25,000 and Ms. Kent’s salary by $50,000, effective as of April 1, 2024 and it increased Mr. Hand’s AIP target award opportunity for fiscal 2024 (as a percentage of salary) from 110% to 130%. The LTIP award mix (60% PSUs and 40% RSUs) for Mr. Hand and Ms. Kent remains unchanged for fiscal 2024.
The Committee did not increase the salaries of the other NEOs for fiscal 2024, although it did change their LTIP award mix for fiscal 2024 to 65% PSUs and 35% RSUs. The Committee may revisit this award mix in future years. This change was one of a number of changes the Committee made to its fiscal 2024 compensation program for the NEOs which were intended to increase the Company’s focus on sales and performance-based compensation for fiscal 2024. Other changes for fiscal 2024, applicable to all NEOs, included the following:
■
Under the AIP for fiscal 2024, the Committee chose to use merchandise sales (weighted at 60% of the award) and operating margin (weighted at 40% of the award) as the relevant performance goals.

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Executive Compensation
■
The AIP payout at maximum performance has been increased from 150% of the target award to 200% of the target award for fiscal 2024.

■
For the PSUs granted under the LTIP award for fiscal 2024-2026, the Committee chose to eliminate operating cash flow as a performance goal but has retained net sales and operating margin as the remaining performance goals (each weighted at 50% of the award).

■
LTIP target award amounts for the NEOs were increased for fiscal 2024 as a result of varying factors, including their individual performance, increased responsibilities, and/or market data. The 2024 target LTIP award amounts for each NEO are follows:
■
Mr. Kingsbury—$9,100,000

■
Ms. Timm—$2,300,000

■
Mr. Jones—$2,300,000

■
Mr. Hand—$2,000,000

■
Ms. Kent—$1,500,000

Other Compensation Items

PERQUISITES
We provide our NEOs with certain perquisites in order to create a competitive total rewards package that supports recruitment and retention of key talent. These perquisites are shown below.
Perquisite	Amount for CEO, Chief Merchandising Officer, COO & CFO		Amount for Other NEOs (per Year)
Personal use of aircraft(1)	■ CEO	$250,000 per year	$0
	■ Others	$0
Automobile expense reimbursement	No fixed limit(2)		$18,000
Personal financial or tax-related advisory services	Up to $10,000 per year for financial and no fixed limit for tax-related advisory services		Up to $10,000
Supplemental health care plan, for medical expenses not covered by insurance	Up to $50,000 per year		Up to $25,000
Charitable contribution matching(3)	Up to $10,000 per year		Up to $10,000

(1)
For increased safety and efficiency, Mr. Kingsbury is permitted to use company owned or charted aircraft for business purposes and personal travel. For fiscal 2023, the value of the personal use of company aircraft benefit is limited to a maximum of $250,000 in aggregate incremental cost per year. Amounts shown are the incremental costs of personal use of Kohl’s-owned or chartered aircraft, and are based on either actual charter expense or, with respect to Kohl’s-owned aircraft utilization, the direct cost of use per hour, which includes fuel, maintenance, engine restoration cost reserves, crew travel expenses, landing and parking fees and supplies. For amounts in excess of $250,000, Mr. Kingsbury has entered into an Aircraft Time Sharing Agreement with us that allows him to reimburse us for the cost of his personal use of corporate aircraft based on the cost of each flight to us. The cost is calculated based on the actual expenses incurred for each flight permitted to be charged under Federal Aviation Regulation 14 C.F.R. § 91.501(d), in no event to exceed the maximum allowed under Federal Aviation Regulations. From time to time, NEOs may be accompanied by spouses on company aircraft at no aggregate incremental cost to the Company. For fiscal 2024, the Committee increased the maximum personal use to $300,000.

(2)
Our CEO has a capped annual allowance of $21,600 or he may choose a leased company automobile. Our Chief Merchandising Officer, COO and CFO have a capped annual allowance of $18,000 or they may choose a leased company automobile.

(3)
The charitable contribution benefit is available to all Kohl’s associates at this same matched amount.

We also provide our NEOs with supplemental life and disability insurance coverage. In addition, we have provided occasional security services to Mr. Kingsbury. We believe these perquisites are reasonable based upon the relatively small expense in relation to both executive pay and our total benefit expenditures. Details regarding these benefits are disclosed in the Summary Compensation Table and the accompanying notes that follow this CD&A.

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Executive Compensation
DEFERRED COMPENSATION
We maintain non-qualified deferred compensation plans for approximately 300 eligible executives, including our NEOs. None of our NEOs currently participate in these plans.

STOCK OWNERSHIP GUIDELINES
The Committee believes that executive stock ownership is important to align the interests of our executives with those of our shareholders. Our executive stock ownership guidelines are as follows:
Executive	Ownership Requirement
CEO	Six times base salary
Other NEOs and All Senior Executive Vice Presidents	Three times base salary
Executive Vice Presidents	Equal to their base salary
Executives have five years from the time they become subject to an ownership requirement to comply. Compliance is monitored by our Chief Legal Officer and the Committee, and the Committee
would grant exceptions to these requirements only in extraordinary circumstances.
These stock ownership guidelines are reviewed regularly to ensure they are consistent with market practice and effectively align executive interests with those of the Company’s shareholders. For purposes of calculating stock ownership, the Committee only considers shares of Kohl’s common stock owned outright and unvested time-based restricted stock and RSUs. These equity holding requirements were again reviewed in 2023 and the Committee also verified that the executive officers were in compliance with these stock ownership guidelines.

RESTRICTION ON HEDGING AND PLEDGING
Kohl’s associates, executives, and Directors are prohibited from entering into transactions designed to result in a financial benefit if our stock price declines, or any hedging transaction involving our securities, including the use of financial derivatives such as puts and calls, short sales, and similar transactions.

COMPENSATION RISK ASSESSMENT
Each year, we review and analyze whether our compensation plans, policies, and practices create material risks to Kohl’s. As part of this annual analysis, we consider the potential impact of each of our compensation plans, policies, and practices on all of the risk factors we have identified in our public filings. Management engages a third-party compensation consultant (who is separate and independent from the Committee’s compensation consultant) to assist in this process and to give a separate risk assessment. Following these analyses in fiscal 2023, the Committee agreed with management’s and the consultant’s conclusions that the Company’s compensation programs do not create any risks that are reasonably likely to have a material adverse effect on Kohl’s. The Committee believes our compensation plans, policies, and practices are designed to reward performance that contributes to overall Company performance and the achievement of long and short-term Company goals. The amount of each type of compensation awarded to or earned by our management team is determined either by reference to Company-wide performance or a combination of Company-wide performance and individual performance. We do not encourage or incentivize our executives to take actions that expose Kohl’s to risks that are inconsistent with our strategic plan.
Our long-term compensation is primarily in the form of equity, and the NEOs are subject to share ownership guidelines that require them to continuously own a substantial amount of equity during their employment. These two features of our compensation program align our executives’ long-term interests with those of our shareholders and discourage excessive risk taking intended to drive short-term results at the expense of long-term shareholder value enhancement. In 2023, our Board adopted an Executive Officer Compensation Recovery Policy that provides for recovery from executive officers of incentive based compensation in the event of an accounting restatement. The Committee believes our long-term incentive program motivates and rewards our executives for decisions that may not produce short-term results but will likely have a positive long-term effect, such as those related to investments in our four key focus areas of enhancing the customer experience, accelerating and simplifying our value strategies, managing inventory and expenses with discipline and strengthening the balance sheet. Importantly, our executives are not compensated for discrete transactions, decisions, or other actions.

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Executive Compensation
OTHER MATERIAL TAX IMPLICATIONS OF THE EXECUTIVE COMPENSATION PROGRAM
Section 162(m) of the Internal Revenue Code disallows a tax deduction to public corporations for compensation over $1 million paid to “covered employees” in any fiscal year. As a result, we expect that compensation paid to our current NEOs or any employee who has in the past been designated as one of our NEOs in excess of $1 million will not be deductible by Kohl’s.

Kohl’s Corporation | 2024 Proxy Statement	63

Executive Compensation
Compensation tables

SUMMARY COMPENSATION TABLE
The table below summarizes information concerning compensation for fiscal 2023 of those persons who were at February 3, 2024:
(i)
our Chief Executive Officer,

(ii)
our Chief Financial Officer,

(iii)
our three other most highly compensated executive officers; and

(iv)
our former Chief Operating Officer, Dave Alves, who would have been one of our three other most highly compensated executive officers if he had still been serving as an officer at the end of the year.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1)(2) ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation(3) ($)	Change in Pension Value and Non- qualified Deferred Compensation Earnings(4) ($)	All Other Compensation(5) ($)	Total ($)
Thomas A. Kingsbury Chief Executive Officer	2023	1,475,000	—	4,699,989	—	2,209,550	—	578,350	8,962,889
	2022	240,246	—	3,775,000	—	—	—	412,619	4,427,865
Jill Timm(6) Chief Financial Officer	2023	938,750	450,000	3,600,023		1,057,160	—	113,205	6,159,138
	2022	878,333	—	1,550,040	—	—	—	91,255	2,519,628
	2021	850,000	—	1,250,055	—	1,419,000	—	69,836	3,588,891
Fred Hand(7) Senior Executive Vice President, Director of Stores	2023	309,896	525,000	2,924,994	—	293,140	—	36,389	4,089,419
Nick Jones(8) Chief Merchandising and Digital Officer	2023	781,251	1,380,000	1,999,987	—	448,560	—	452,598	5,062,396
Jennifer Kent(9) Senior Executive Vice president, Chief Legal Officer and Secretary	2023	616,898	450,000	3,849,991	—	612,040	—	64,959	5,593,888
Dave Alves(10) Former President and Chief Operating Officer	2023	731,179	1,400,000	3,599,997	—	364,751	—	2,411,921	8,507,848

(1)
The amounts shown represent the aggregate grant date fair value for awards granted in 2023, 2022 and 2021 computed in accordance with FASB ASC Topic 718. See Note 6 to our fiscal 2023 audited financial statements included in our Annual Report on Form 10-K for additional details.

(2)
Includes the aggregate grant date fair value of performance share units that could be earned pursuant to the 2023-2025 LTIP grant based on the probable outcome of the performance conditions as of the grant date. Actual payments for the 2023-2025 LTIP will be based on our financial performance in fiscal years 2023-2025 and are subject to a modifier based on Kohl’s total shareholder return relative to the TSR Peer Group over the three-year performance period, as described more fully in Compensation Discussion & Analysis. The range of potential payments under the awards is set forth below. Mr. Alves forfeited any potential payments upon his termination.

	Amount Reported	Other Possible Amounts
NEO	(Target) ($)	Minimum ($)	Threshold ($)	Maximum ($)
Mr. Kingsbury	4,699,989	—	1,762,496	11,749,972
Ms. Timm	1,260,009	—	472,503	3,150,023
Mr. Hand	404,995	—	151,873	1,012,487
Mr. Jones	1,199,995	—	449,998	2,999,988
Ms. Kent	809,999	—	303,750	2,024,998
Mr. Alves	1,199,995	—	—	—
64	Corporate.Kohls.com

Executive Compensation
(3)
The amounts shown represent incentive payments awarded under our Annual Incentive Plan based on our performance during the year indicated, but actually paid in the following year, less any portion of such payment disclosed in the bonus column due to the terms of an offer letter (see below for Mr. Jones and Mr. Alves).

(4)
We have no defined benefit or actuarial pension plans. All earnings in our nonqualified deferred compensation plan are at market values and are therefore omitted from the table.

(5)
A detailed breakdown of “All Other Compensation” is provided in the table below.

(6)
$450,000 bonus amount is a payout from the previously disclosed cash award Ms. Timm received in recognition of her service and continued employment on November 29, 2022. Ms. Timm’s stock awards include both her annual award and the previously disclosed $1,500,000 restricted stock unit grant she received in recognition of her service and continued employment on April 21, 2023.

(7)
Mr. Hand joined Kohl’s on September 25, 2023. Pursuant to his initial offer letter, he received $525,000 intended as a signing incentive. He also received restricted stock unit grants with a grant date fair value of $2,250,000 and a prorated 2023 LTIP award which consisted of restricted stock units with a grant date fair value of $270,000 and performance share units with a grant date fair value of $405,000.

(8)
Mr. Jones joined Kohl’s on March 20, 2023. Pursuant to his initial offer letter, he received $750,000 intended as a signing incentive and to offset any relocation expenses not covered by the relocation policy and other obligations. $630,000 of Mr. Jones’ Annual Incentive Plan payment is disclosed in the bonus column due to the provision in his offer letter guaranteeing him this minimum bonus. Even if a portion of this Annual Incentive payment were not guaranteed, Mr. Jones would have earned a total Annual Incentive Plan payment of $1,078,560, which is well above the minimum amount guaranteed in his offer letter.

(9)
Ms. Kent joined Kohl’s on February 20, 2023. Pursuant to her initial offer letter, she received $450,000 intended as a signing incentive and a one-time restricted stock unit award with a grant date fair value of $2,500,000.

(10)
Mr. Alves joined Kohl’s on March 27, 2023 and departed on November 17, 2023. Pursuant to his initial offer letter, he received $1,400,000 intended as a signing incentive and to offset any incentive payments he was expecting to receive from his then current employer. Mr. Alves 2023 annual incentive plan payment was prorated based on his termination date and this prorated amount was also reduced by $700,000 per the terms of his initial offer letter. He also received restricted stock unit grants with a grant date fair value of $1,600,000. In connection with his departure in 2023, Mr. Alves forfeited all of his performance share units and a portion of the restricted stock units awarded to him in 2023, as described in further detail in the Grant of Plan-Based Awards Table below.

Name	Our Contribution to Executive Officer’s Defined Contribution Plan Accounts ($)	Payments Made by Us for Term Life, Long-Term Disability and Accidental Death and Dismemberment Insurance ($)	Our Reimbursement of Financial Planning and Tax Advice Expenses ($)	Automobile Expense Allowance ($)	Relocation and Travel Expense Reimbursement ($)	Supplemental Health Care Coverage(a) ($)	Utilization of Company Owned or Chartered Aircraft(b) ($)	Post- Employment Contractual Benefits(c) ($)	Other(d) ($)	Total ($)
Mr. Kingsbury	16,500	11,920	25,737	21,600	160,000	50,000	244,193	—	48,400	578,350
Ms. Timm	16,500	18,705	—	18,000	—	50,000	—	—	10,000	113,205
Mr. Hand	—	4,639	—	6,750	—	25,000	—	—	—	36,389
Mr. Jones	—	7,982	—	17,620	257,678	50,000	—	—	119,318	452,598
Ms. Kent	—	16,989	2,720	17,250	—	25,000	—	—	3,000	64,959
Mr. Alves	—	15,337	6,010	16,443	74,131	50,000	—	2,250,000	—	2,411,921

(a)
Amounts shown are coverage limits in order to protect the confidentiality of our executives’ actual medical expenses. Our actual expense for providing this benefit may have been substantially less than the amounts shown.

(b)
For increased safety and efficiency, Mr. Kingsbury is permitted to use company owned or charted aircraft for business purposes and personal travel. The value of the personal use of company aircraft benefit is limited to a maximum of $250,000 in aggregate incremental cost per year. Amounts shown are the incremental costs of personal use of Kohl’s-owned or chartered aircraft, and are based on either actual charter expense or, with respect to Kohl’s-owned aircraft utilization, the direct cost of use per hour, which includes fuel, maintenance, engine restoration cost reserves, crew travel expenses, landing and parking fees and supplies. For amounts in excess of $250,000, Mr. Kingsbury has entered into an Aircraft Time Sharing Agreement with us that allows him to reimburse us for the cost of his personal use of corporate aircraft based on the cost of each flight to us. The cost is calculated based on the actual expenses incurred for each flight permitted to be charged under Federal Aviation Regulation 14 C.F.R. § 91.501(d), in no event to exceed the maximum allowed under Federal Aviation Regulations. Mr. Kingsbury’s use of company owned or chartered aircraft did not exceed $250,000 in fiscal 2023 and therefore he was not required to reimburse us under this agreement for any personal use of corporate aircraft during fiscal 2023.

(c)
As described below in the section captioned “Potential Payments Upon Termination or Change of Control.”

(d)
Consists of occasional security expenses for Mr. Kingsbury, charitable contribution matching for Ms. Timm and Ms. Kent, and pre-employment consulting services for Mr. Jones.

Kohl’s Corporation | 2024 Proxy Statement	65

Executive Compensation
GRANTS OF PLAN-BASED AWARDS IN 2023
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Equity Awards(4) ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Mr. Kingsbury(5)		645,313	2,581,250	3,871,875	—	—	—	—	—	—	—
	3/27/2023	—	—	—	73,714	196,570	491,425	—	—	—	4,699,989
Ms. Timm(6)		308,750	1,235,000	1,852,500	—	—	—	—	—	—	—
	3/27/2023	—	—	—	19,762	52,698	131,745	—	—	—	1,260,009
	3/27/2023	—	—	—	—	—	—	38,728	—	—	840,010
	4/21/2023	—	—	—	—	—	—	64,767	—	—	1,500,004
Mr. Hand(7)		85,613	342,453	513,679	—	—	—	—	—	—	—
	10/13/2023	—	—	—	7,717	20,579	51,448	—	—	—	404,995
	10/13/2023	—	—	—	—	—	—	126,404	—	—	2,249,991
	10/13/2023	—	—	—	—	—	—	15,169	—	—	270,008
Mr. Jones(8)		630,000	1,260,000	1,890,000	—	—	—	—	—	—	—
	3/27/2023	—	—	—	18,821	50,188	125,470	—	—	—	1,199,995
	3/27/2023	—	—	—	—	—	—	36,883	—	—	799,992
Ms. Kent(9)		178,750	715,000	1,072,500	—	—	—	—	—	—	—
	3/15/2023	—	—	—	—	—	—	107,805	—	—	2,499,998
	3/27/2023	—	—	—	12,704	33,877	84,693	—	—	—	$809,999
	3/27/2023	—	—	—	—	—	—	24,896	—	—	539,994
Mr. Alves(10)		—	875,000	1,662,500	—	—	—	—	—	—	—
	3/27/2023	—	—	—	18,821	50,188	125,470	—	—	—	1,199,995
	3/27/2023	—	—	—	—	—	—	36,883	—	—	799,992
	4/14/2023	—	—	—	—	—	—	68,435	—	—	1,600,010

(1)
Shown are the Threshold, Target and Maximum payouts for which each executive was eligible under our Annual Incentive Plan with respect to fiscal 2023 performance. Amounts actually earned with respect to these awards are included in the Summary Compensation Table as Non-Equity Incentive Plan compensation, except as otherwise noted. Further detail regarding actual 2023 awards can be found in the Compensation Discussion & Analysis.

(2)
Represents range of performance share units that could be earned pursuant to the 2023-2025 LTIP grants. The actual number of performance share units earned is dependent upon Kohl’s cumulative net sales, operating margin percentage, and operating cash flow during the three-year performance period, ranges from 0% to 200% of the target amount and is subject to a modifier based on Kohl’s total shareholder return relative to the TSR Modifier Group over the three-year performance period. See the Compensation Discussion & Analysis for a more detailed description of the performance measures.

(3)
Represents restricted stock units awarded under our 2017 Long-Term Compensation Plan.

(4)
Amounts shown represent the grant date fair value of the awards computed in accordance with FASB ASC Topic 718. See Note 6 to our fiscal 2023 audited financial statements included in our Annual Report on Form 10-K for additional details.

(5)
Mr. Kingsbury was appointed Chief Executive Officer on February 2, 2023. Pursuant to his initial offer letter, he received performance share units with a grant date fair value of $4,700,000 and in light of his restricted stock unit grant in fiscal 2022, he did not receive any restricted stock units in 2023.

(6)
As previously disclosed, Ms. Timm received a restricted stock unit award with a grant date fair value of $1,500,000 in recognition of her service and continued employment, subject to clawback should Ms. Timm voluntarily resign without good reason or be terminated for cause in the one-year period following the vesting of the award.

(7)
Mr. Hand joined Kohl’s on September 25, 2023. Pursuant to his initial offer letter, he received a one-time restricted stock unit award with a grant date fair value of $2,250,000 and a prorated 2023 LTIP award which consisted of restricted stock units with a grant date fair value of $270,000 and performance share units with a grant date fair value of $405,000.

(8)
Mr. Jones joined Kohl’s on March 20, 2023. Pursuant to his initial offer letter, his 2023 annual incentive payout would be no less than 50% of his target opportunity (i.e., $630,000).

(9)
Ms. Kent joined Kohl’s on February 20, 2023. Pursuant to her initial offer letter, she received a one-time restricted stock unit award with a grant date fair value of $2,500,000.

66	Corporate.Kohls.com

Executive Compensation
(10)
Mr. Alves joined Kohl’s on March 27, 2023. Pursuant to his initial offer letter, he received a one-time restricted stock unit award with a grant date fair value of $1,600,000. In connection with his departure, Mr. Alves forfeited his performance share units from the 2023-2025 LTIP grant, one-half of the restricted stock units granted on March 27, 2023, and one-fifth of the restricted stock units awarded to him on April 14, 2023. Also, pursuant to his initial offer letter Mr. Alves received a signing incentive of $1,400,000, of which, up to $700,000 would be used as an offset against any annual incentive payment he earned in fiscal 2023. The amounts listed for threshold, target and maximum under the Estimated Future Payouts Under Non-Equity Incentive Plan Awards for Mr. Alves have each been reduced by $700,000.

We are currently authorized to issue equity awards under our 2017 Long-Term Compensation Plan. Awards under our 2017 Plan may be in the form of stock options, stock appreciation rights, common stock including restricted stock, common stock units, performance units and performance shares. Our executives do not participate in any other long- or short-term equity incentive plans.

EMPLOYMENT AND EXECUTIVE COMPENSATION AGREEMENTS
We have an employment agreement with Mr. Kingsbury that includes:
■
a two-year term that can be renewed in one-year increments upon mutual agreement;

■
an annual base salary; and

■
possible payments and other benefits upon a potential CEO transition prior to the end of Mr. Kingsbury’s two year term or a change of control of Kohl’s as described below under “Potential Payments Upon Termination or Change of Control.”

In addition, we have executive compensation agreements with Meses. Timm and Kent, as well as Messrs. Jones and Hand. We also previously had an executive compensation agreement with Mr. Alves. These agreements do not have a term but provide that the executives may be entitled to certain payments and other benefits upon termination of their employment or a change of control of Kohl’s, as described below under “Potential Payments Upon Termination or Change of Control.” The Committee believes these types of agreements remain important to both our executives and to the Company: the executives benefit from clarity of the terms of their employment and protection in certain events of termination, and Kohl’s benefits from nondisclosure and non-competition protection, which enhances our ability to retain the services of our executives.
As part of the Company’s continued focus on succession planning and operational excellence, we regularly engage in detailed competitive benchmarking regarding the key terms and conditions, as well as the form, of the employment and executive compensation agreements extended to the NEOs compared to agreements used by the Company’s key competitors for similarly-situated retail industry executives.

Kohl’s Corporation | 2024 Proxy Statement	67

Executive Compensation
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
The following table sets forth information for each named executive officer with respect to unvested restricted stock, unvested restricted stock units and performance share units that had not been earned or vested at February 3, 2024. There were no outstanding options to purchase our common stock at February 3, 2024.

	Stock Awards and Units(1)				Equity Incentive Plan Awards(1)(3)
	Number of Shares of Stock That Have Not Vested (#)	Vesting Schedule		Market Value of Shares of Stock That Have Not Vested(2) ($)	Number of Units of Stock That Have Not Vested (#)	Vesting Schedule		Market Value of Units of Stock That Have Not Vested(2) ($)
Name		Annual Award Vesting	Future Vesting Date(s)			Scheduled Vesting Date	Performance Period
Mr. Kingsbury					209,489	March 2026	2023-2025	5,530,510(8)
Ms. Timm	15,422	20%	December 13, 2024	407,141	6,399	March 12, 2024	2021-2023	168,934(6)
	8,383	25%	March 27, 2024	221,311	5,640	March 2025	2022-2024	148,896(7)
	5,074	25%	March 29, 2024, 2025	133,954	56,162	March 2026	2023-2025	1,482,677(8)
	8,739	25%	March 28, 2024, 2025, 2026	230,710
	41,274	25%	March 27, 2024, 2025, 2026, 2027	1,089,634
	69,024	100%	April 21, 2024	1,822,234
Mr. Hand	128,728		October 13, 2024, 2025, 2026(4)	3,398,419	20,958	March 2026	2023-2025	553,291(8)
	15,448	25%	October 13, 2024, 2025, 2026, 2027	407,827
Mr. Jones	39,307	25%	March 27, 2024, 2025, 2026, 2027	1,037,705	53,487	March 2026	2023-2025	1,412,057(8)
Ms. Kent	114,890		March 15, 2024, 2025, 2026(5)	3,033,096	36,104	March 2026	2023-2025	$953,146(8)
	26,533	25%	March 27, 2024, 2025, 2026, 2027	700,471
Mr. Alves	—	—	—	—	—	—	—	—

(1)
Includes accrued but unvested dividend equivalent shares.

(2)
Based upon the $26.40 price of our common stock on February 3, 2024.

(3)
The units reported in this column represent potentially issuable shares pursuant to performance share units granted under the company’s LTIP. The performance share units are scheduled to vest on the annual dates listed. The number of shares that will actually become issuable is contingent upon Kohl’s cumulative net sales, operating margin, and operating cash flow in relation to pre-established performance hurdles during the respective performance period. The number of units reported in this column assumes Kohl’s achieves the performance hurdle levels required for a payout at the noted level.

(4)
Award vests 40% in 2024 and 2025, and 20% in 2026.

(5)
Award vests 40% in 2024, and 30% in 2025 and 2026.

(6)
Reflects payout at “Actual”.

(7)
Reflects payout at “Threshold”.

(8)
Reflects payout at “Target”.

68	Corporate.Kohls.com

Executive Compensation
OPTION EXERCISES AND STOCK VESTED IN 2023
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Mr. Kingsbury	—	—	146,052	3,794,519
Ms. Timm	—	—	119,710	3,217,053
Ms. Hand	—	—	—	—
Mr. Jones	—	—	—	—
Ms. Kent	—	—	—	—
Mr. Alves(1)	—	—	77,999	1,998,242

(1)
Represents restricted stock units which vested in connection with Mr. Alves’ separation per the terms of his Executive Compensation Agreement dated March 27, 2023.

PENSION BENEFITS
We do not maintain any pension benefit plans for our officers or Directors that would otherwise be disclosable in these proxy materials.
NONQUALIFIED DEFERRED COMPENSATION
We have no retirement plans for our executive officers other than defined contribution plans and a retiree health plan for certain former principal officers. Approximately 300 of our executives are eligible for participation in the Kohl’s Deferred Compensation Plans, which are unfunded, unsecured plans. The Deferred Compensation Plans allow our executives to defer all or a portion of their base salary and bonuses. Elections to participate in these plans are made by our executives on an annual basis, prior to the beginning of the year in which the compensation is earned.
We do not make any company contributions to the Deferred Compensation Plans. The aggregate balance of each participant’s account consists of amounts that have been deferred by the participant, plus earnings (or minus losses). We deposit the deferred amounts into a trust for the benefit of plan participants. In accordance with tax requirements, the assets of the trust are subject to claims of our creditors. Account balances are deemed invested in accordance with investment elections designated by the executive from time to time but no more frequently than monthly. There are several investment options available to plan participants, including money market/fixed income funds, domestic and international equity funds, blended funds, and pre-allocated lifestyle fund investments.
Deferred account balances are distributed to the plan participants in accordance with elections made by the participant at the time of the deferral. These distributions may be scheduled for future years while the executive remains our employee or following the participant’s termination of employment, either in a lump sum or in installments. A separate distribution election is made by plan participants with respect to account balance distributions in the event of a change of control of Kohl’s.
During fiscal 2023, none of the NEOs carried a balance in or made any contributions to the Company’s Deferred Compensation Plan.

Kohl’s Corporation | 2024 Proxy Statement	69

Executive Compensation
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL
Upon termination of their employment or a change of control of Kohl’s, our NEOs would be entitled to various payments and other benefits pursuant to their respective Employment or Executive Compensation Agreement, our 2017 Long-Term Compensation Plan, our Annual Incentive Plan, and our associate merchandise discount program.
Mr. Kingsbury, CEO
Potential Payments and Benefits Under Employment Agreement
Mr. Kingsbury entered into an employment agreement with the Company on May 10, 2023. The current term of his agreement ends on May 10, 2025, unless extended. In the event of a CEO transition during his term, he can either transition to the position of Advisor to the CEO for the remainder of the term, or he could invoke “good reason” as detailed below. He is entitled to the benefits described below upon his termination of employment.
TERMINATION FOR CAUSE OR RESIGNATION

If Mr. Kingsbury is terminated for cause or due to resignation, Mr. Kingsbury will not receive any severance payments.
DEATH OR DISABILITY

If Mr. Kingsbury’s employment is terminated due to his death or disability:
■
Mr. Kingsbury or his estate is entitled to receive a pro rata bonus for the current fiscal year, determined based on Kohl’s actual performance at the end of that year, payable at the same time as other executives receive their bonus for that year; and

■
Mr. Kingsbury or his estate is entitled to receive severance in the amount of one half of his then annual base salary, payable over six months.

RESIGNATION FOR GOOD REASON

If Mr. Kingsbury voluntarily terminates his employment as a result of a mandatory relocation more than fifty miles from his principal work location or a material reduction in his title, organizational reporting level, or base salary (i.e., for “good reason”) and the termination is not in connection with a “change of control” (as defined in his agreement), Mr. Kingsbury will be entitled to the following severance benefits:
■
a pro rata bonus for the current fiscal year, determined based on Kohl’s actual performance at the end of that year, payable at the same time as other executives receive their bonus for that year;

■
a severance payment equal to Mr. Kingsbury’s then annual base salary for the period of time equal to the greater of either the remainder of the current agreement term or for one year, payable in a lump sum within sixty days following termination;

■
certain equity awards will vest in full with respect to the service-vesting component of the award and all performance-based awards will remain outstanding and eligible to vest based on the achievement of applicable performance goals;

■
post-termination health care coverage under our health insurance plan for the remaining term of the agreement (or one year if longer) if the executive (and the executive’s spouse and eligible dependents) is eligible for, and timely elects to participate in Kohl’s group health insurance plan pursuant to COBRA, and Kohl’s will pay that portion of the executive’s monthly COBRA payment that is equal to our normal monthly cost of coverage for full-time employees under our group health insurance plans; and

■
outplacement services of up to $20,000.

CHANGE OF CONTROL

If, within three months prior to or within fifteen months following a change of control of Kohl’s (as defined in the employment agreement) Mr. Kingsbury terminates his employment for “good reason,” he will be entitled to following severance benefits:
■
a pro rata bonus for the current fiscal year, determined based on Kohl’s actual performance at the end of that year, payable at the same time as other executives receive their bonus for that year;

■
a severance payment equal to the sum of Mr. Kingsbury’s base salary as of the date of termination (or, if higher, immediately prior to the change of control) for the period of time from the termination through the 18-month anniversary of the expiration date of the then-current term plus one and a half of Mr. Kingsbury’s target bonus as described in the employment agreement, payable within 60 days of termination;

■
a pro rata bonus for the current fiscal year, determined based on Kohl’s actual performance

70	Corporate.Kohls.com

Executive Compensation
at the end of that year, payable at the same time as other executives receive their bonus for that year;
■
a severance payment equal to the sum of Mr. Kingsbury’s base salary as of the date of termination (or, if higher, immediately prior to the change of control) for the period of time from the termination through the 18-month anniversary of the expiration date of the then-current term plus one and a half of Mr. Kingsbury’s target bonus as described in the employment agreement, payable within 60 days of termination;

■
certain equity awards will vest in full with respect to the service-vesting component of the award and performance-based awards will remain outstanding and eligible to vest based on the achievement of applicable performance goals;

■
up to two years of post-termination health care coverage under our health insurance plan if the executive (and the executive’s spouse and eligible dependents) is eligible for, and timely elects to participate in, Kohl’s group health insurance plan pursuant to COBRA, and Kohl’s will pay that portion of the executive’s monthly COBRA payment that is equal to our normal monthly cost of coverage for full-time employees under our group health insurance plans; and

■
outplacement services of up to $20,000.

Equity Awards
As of the end of Fiscal 2023, Mr. Kingsbury held one outstanding performance share unit award granted to him in March of 2023. The terms of that 2023 award were agreed to as part of the offer letter between Mr. Kingsbury and Kohl’s in February 2023. He is entitled to the benefits under that award upon his termination of employment as described below.
2023 PERFORMANCE SHARE UNIT AWARD IN THE EVENT OF A CHANGE OF CONTROL

In the event of a change of control prior to the one-year anniversary of the date of grant, Mr. Kingsbury’s performance share unit awards will continue to be subject to any time-based vesting schedule, but the performance criteria will be deemed to have been satisfied at the target level. However, if Mr. Kingsbury terminates employment within six months prior to or twelve months following a change of control for “good reason,” or if the performance share unit awards are not assumed or maintained by the acquiring or surviving company at the time of the change of control, then all outstanding performance share units will vest immediately at the target amount.
TERMINATION AFTER ONE YEAR OF EMPLOYMENT AS CEO

Consistent with the offer letter that Kohl’s entered into with Mr. Kingsbury, if Mr. Kingsbury remains CEO of Kohl’s for at least one year from the date of grant (i.e., until March 27, 2024), the time-based vesting criteria for his 2023 performance share unit award will have been satisfied and in the event of any termination of his employment thereafter (other than for cause), the performance share units will continue to vest and Mr. Kingsbury will be entitled to receive the actual number of outstanding performance share units that are earned at the end of the performance period.
DEATH OR DISABILITY

If Mr. Kingsbury dies while employed by us, all of his outstanding performance share units will vest at the target amount. If Mr. Kingsbury terminates his employment with us due to disability, he will vest in the actual number of outstanding performance share units that are earned at the end of the performance period.

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Executive Compensation
Potential Benefit Summary—Mr. Kingsbury
The following table shows the potential payments to Mr. Kingsbury upon termination of his employment, including the value of performance share units that would vest upon certain terminations of his employment following a change of control of Kohl’s. The amounts shown in the table assume a February 3, 2024, employment termination date and do not reflect salary accrued as of that date. Also assumed is a February 3, 2024, effective date of a change of control and $26.40 price of our common stock, which was the February 2, 2024, closing price of our common stock on the New York Stock Exchange. The amounts shown in the following table also assume that in a change of control, the acquiring or surviving company would have assumed the outstanding equity awards.

Potential Payments to Mr. Kingsbury	Voluntary Termination by Executive ($)	Involuntary Termination by Kohl’s With Cause ($)	Termination by Executive for Good Reason (No Change of Control) ($)	Termination by Executive for Good Reason (Following a Change of Control) ($)	Termination Due to Disability ($)	Death ($)
Severance Payment	—	—	1,862,945	7,947,320	737,500	737,500
Pro Rated Bonus(1)	—	—	2,214,713	2,214,713	2,214,713	2,214,713
Health Care Continuation	—	—	12,858	28,129	—	—
Outplacement	—	—	20,000	20,000	—	—
Value of Accelerated Performance Share Units(2)	—	—	—	5,530,510	5,530,510	5,530,510
Total	—	—	4,110,517	15,740,672	8,482,723	8,482,723

(1)
The entire bonus that would be payable upon a termination of employment for Fiscal 2023 is shown here as this table illustrates the effect of a termination at the end of the fiscal year (thus, a full pro-ration applies). The pro rata bonus is based on actual performance at the end of the year.

(2)
The value of performance share units that would accelerate is illustrated at target for (i) death or (ii) following a change of control, termination by the executive for good reason. In the case of termination due to disability, the actual award earned at the end of the performance period would be payable. Here, the payout shown in the disability column reflects the number of shares earned based on an assumed payout at target performance for the 2023 award. In addition, the value of performance share units that would be earned includes dividend equivalents equal to what would have been earned on the underlying grant based on dividend activity between the date of grant and February 3, 2024.

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Executive Compensation
Mses. Timm and Kent and Messrs. Hand and Jones, NEOs
Potential Payments and Benefits Under Executive Compensation Agreements
Mses. Timm and Kent and Messrs. Hand and Jones are party to substantially identical executive compensation agreements that provide the following payments and other benefits upon a termination of employment or a change of control of Kohl’s. Except as otherwise provided below, the following sections describe the arrangements and benefits in place as of the last day of Fiscal 2023 with these four NEOs that entitle them to payments upon certain terminations of employment or a change in control of Kohl’s.
TERMINATION FOR CAUSE OR RESIGNATION

If the executive’s employment is terminated by us for cause or if the executive voluntarily resigns, the executive will not receive any severance payments or prorated bonus.
DEATH OR DISABILITY

If the executive’s employment is terminated upon death or disability:
■
the executive or the executive’s estate is entitled to receive a pro rata bonus for the current fiscal year, determined based on Kohl’s actual performance at the end of that year, payable at the same time as other executives receive their bonus for that year; and

■
the executive or the executive’s estate is entitled to receive severance in the amount of one half of the executive’s then annual base salary, payable over six months in the event of the executive’s disability or one year in the event of the executive’s death.

RESIGNATION FOR GOOD REASON OR TERMINATION WITHOUT CAUSE

If the executive terminates employment as a result of a mandatory relocation of more than fifty miles from the executive’s principal work location or a material reduction in the executive’s title, organizational reporting level, or base salary (i.e., for “good reason”), or if we terminate the executive’s employment involuntarily without cause and the termination is not in connection with a “change of control” (as defined in the executive’s agreement), the executive will be entitled to the following severance benefits:
■
a pro rata bonus for the current fiscal year, determined based on Kohl’s actual performance at the end of that year, payable at the same time as other executives receive their bonus for that year;
■
for Mses. Timm and Kent, and Mr. Jones, a severance payment equal to two times the executive’s then annual base salary, payable in a lump sum within sixty days following termination;

■
for Mr. Hand, a severance payment equal to two times the executive’s then annual base salary reduced by the value of any cash compensation, deferred compensation or equity-based compensation received by Mr. Hand from another employer or service recipient, payable over two years;

■
for Ms. Timm, her executive compensation agreement (standard with the form executive compensation agreement in place at the time the executive became party to her current agreement) provides that any restricted stock awarded to her after the date of her current executive compensation agreement that would have vested during the two-year period following termination of her employment will vest immediately;

■
up to two years of post-termination health care coverage under our health insurance plan if the executive (and the executive’s spouse and eligible dependents) is eligible for, and timely elects to participate in Kohl’s group health insurance plan pursuant to COBRA, and Kohl’s will pay that portion of the executive’s monthly COBRA payment that is equal to our normal monthly cost of coverage for full-time employees under our group health insurance plans; and

■
outplacement services of up to $20,000.

CHANGE OF CONTROL

If, within fifteen months following a change of control of Kohl’s (as defined in the executive’s agreement), the executive’s employment is terminated by us without cause or by the executive for “good reason,” the executive will be entitled to the following severance benefits:
■
a severance payment equal to two times the sum of:

■
the executive’s then annual base salary (or, if higher, the base salary in effect immediately prior to the change in control), payable in a lump sum within sixty days following the executive’s termination of employment; plus

■
an amount equal to the average of the bonus awards made to the executive under our annual incentive compensation plan over the prior three fiscal years;

Kohl’s Corporation | 2024 Proxy Statement	73

Executive Compensation
■
for Ms. Timm, her executive compensation agreement (standard with the form executive compensation agreement in place at the time the executive became party to her current agreement) provides that any restricted stock awarded to her after the date of her current executive compensation agreement that would have vested during the two-year period following termination of the executive’s employment will vest immediately;

■
up to two years of post-termination health care coverage under our health insurance plan if the executive (and the executive’s spouse and eligible dependents) is eligible for, and timely elects to participate in, Kohl’s group health insurance plan pursuant to COBRA, and Kohl’s will pay that portion of the executive’s monthly COBRA payment that is equal to our normal monthly cost of coverage for full-time employees under our group health insurance plans; and

■
outplacement services of up to $20,000.

RETIREMENT

If the executive voluntarily terminates employment due to retirement (here, for purposes of the executive compensation agreements, age 55 and ten years of service), the executive will be entitled to receive a pro rata bonus for the current fiscal year, determined based on Kohl’s actual performance at the end of that year, payable at the same time as other executives receive their bonus for that year. The executive will not receive any severance payments. As of the end of Fiscal 2023 Mses. Timm and Kent and Messrs. Hand and Jones were not eligible for retirement.
In all cases, our obligation to pay severance under the executive compensation agreements is contingent upon the executive’s execution of a general release of claims against us. In addition, the executive will be prohibited from competing with Kohl’s for a period of one year after termination.
In accordance with Section 409A of the Internal Revenue Code of 1986, as amended, certain payments under the executive compensation agreements may not be payable until the six-month anniversary of the date of termination. As is the case with all of our executive compensation agreements, these executive compensation agreements do not provide a tax gross up.
Accelerated Vesting of Equity Awards
IN THE EVENT OF A CHANGE OF CONTROL

In the event of a change of control, restricted stock and restricted stock unit awards will vest on an accelerated basis only (except as described above with respect to vesting under the executive compensation agreements) if, within six months before or twelve months following the change of control, the executive (i) terminates employment for “good reason,” or (ii) is terminated without cause. However, any such awards that are not assumed by the acquiring or surviving company upon a change of control will vest immediately.
In the event of a change of control, all performance share unit awards will continue to be subject to any time-based vesting schedule, but the performance criteria will be deemed to have been satisfied at the target level. However, if the executive terminates employment within six months prior to or twelve months following a change of control for “good reason,” or if the performance share unit awards are not assumed or maintained by the acquiring or surviving company at the time of the change of control, then all outstanding performance share unit awards will vest immediately at the target amount.
WITHOUT A CHANGE OF CONTROL

If the executive terminates employment for “good reason” or if we terminate the executive’s employment without cause, prior to retirement eligibility, any restricted stock units that would have vested during the two-year period following termination of the executive’s employment will vest immediately.
DEATH OR DISABILITY

If the executive dies while employed by us or terminates employment due to disability, all of the executive’s outstanding restricted stock and restricted stock units will immediately vest. Additionally, if the executive’s employment is terminated due to disability, the executive will vest in the actual number of outstanding performance share units that are earned at the end of the performance period. If the executive’s employment is terminated due to death, all outstanding performance share units will vest at the target amount.
RETIREMENT

Upon the executive’s termination (by the executive or us for any reason other than death, disability, or for cause) after becoming Retirement Eligible (here, for purposes of restricted stock units, age sixty and continuously employed with us for at least five (5) years), the executive will continue to vest in all restricted stock units on each vesting date as if the executive had continued employment with us. However, if the executive voluntarily terminates prior to the first anniversary date of the date of grant of such restricted stock unit award, the continued

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Executive Compensation
vesting will not apply to such award. As of the end of Fiscal 2023, Mses. Timm and Kent and Messrs. Hand and Jones were not Retirement Eligible.
If the executive’s employment terminates on or after the first anniversary date of the date of grant of the performance share unit award for any reason other than by us for cause or due to death or disability after becoming Retirement Eligible (here, defined the same as set forth above for restricted stock units), the executive will vest in the actual number of outstanding performance share units that are earned at the end of the performance period. As of the end of Fiscal 2023, Mses. Timm and Kent and Messrs. Hand and Jones were not Retirement Eligible.
MS. TIMM’S CASH AWARD

Kohl’s granted Ms. Timm a cash award in Fiscal 2022 that provides for two retention payments equal to $450,000 each (“Payment Amount 1” and “Payment Amount 2”), payable on January 1, 2024, and January 1, 2025 should Ms. Timm remain employed with Kohl’s through each date. Payment Amount 1 was paid out pursuant to the award on January 1, 2024.
If Ms. Timm terminates employment for “good reason” or if we terminate the executive’s employment without cause after January 1, 2024, but prior to January 1, 2025 (regardless of a change in control), Ms. Timm would receive a pro-rated amount of Payment Amount 2 for each full calendar month of employment after January 1, 2024. In the foregoing case, our obligation to pay Payment Amount 2 is contingent upon Ms. Timm’s execution of a general release of claims against us.
MS. TIMM’S RESTRICTED STOCK UNIT AGREEMENT

As previously disclosed, Kohl’s granted Ms. Timm a restricted stock unit award on April 21, 2023. The restricted stock unit award is generally subject to the same provisions relating to a termination of employment as described above, except that it is also subject to repayment in the event of her voluntary termination of employment without good reason or a termination for cause after vesting of the award but prior to the second annual anniversary of the date of grant. In the event such repayment provision is triggered, Ms. Timm would need to surrender all of the shares vested under such award or, if she has sold any of those shares, she would need to reimburse Kohl’s for the value she received for any of the shares which were sold.
MS. KENT’S RESTRICTED STOCK UNIT AGREEMENT

As previously disclosed, in connection with her offer of employment, Kohl’s granted Ms. Kent a restricted stock unit award on March 15, 2023. The restricted stock unit award is generally subject to the same provisions relating to a termination of employment as described above, except that it vests in full in the event she terminates employment for “good reason” or if we terminate her employment without cause.

Kohl’s Corporation | 2024 Proxy Statement	75

Executive Compensation
Potential Benefit Summary—Ms. Timm
The following table shows the potential payments to Ms. Timm upon termination of her employment. Also shown is the value of performance share units, restricted stock, and restricted stock units that would vest upon certain terminations of Ms. Timm’s employment following a change of control of Kohl’s. The amounts shown in the table assume a February 3, 2024, employment termination date and do not reflect salary accrued as of that date. Also assumed is a February 3, 2024, effective date of a change of control and $26.40 per share price of our common stock, which was the February 2, 2024, closing price of our common stock on the New York Stock Exchange. The amounts shown in the following table also assume that in a change of control, the acquiring or surviving company would have assumed the outstanding equity awards. Ms. Timm’s current executive compensation agreement was entered into effective as of November 1, 2019.

Potential Payments to Ms. Timm	Voluntary Termination by Executive ($)	Involuntary Termination by Kohl’s With Cause ($)	Termination by Executive for Good Reason or Involuntary Termination by Kohl’s Without Cause (No Change of Control) ($)	Termination by Executive for Good Reason or Involuntary Termination by Kohl’s Without Cause (Following a Change of Control) ($)	Termination Due to Disability ($)	Death ($)
Severance Payment	—	—	1,900,000	3,432,667	475,000	475,000
Pro Rated Bonus(1)	—	—	1,057,160	—	1,057,160	1,057,160
Health Care Continuation	—	—	31,118	31,118	—	—
Outplacement	—	—	20,000	20,000	—	—
Value of Accelerated Restricted Stock and Restricted Stock Units(2)	—	—	3,283,236	3,904,982	3,904,982	3,904,982
Value of Accelerated Performance Share Units(3)	—	—	—	2,230,133	1,800,481	2,230,133
Acceleration of Cash Award	412,500	412,500	450,000	450,000
Total	—	—	6,704,014	10,031,400	7,687,649	8,117,276

(1)
The entire bonus that would be payable upon a termination of employment for Fiscal 2023 is shown here as this table illustrates the effect of a termination at the end of the fiscal year (thus, a full pro-ration applies). In the case of an involuntary or good reason termination without a change of control, the pro rata bonus is based on actual performance at the end of the year.

(2)
The value of accelerated restricted stock includes dividends on the applicable award that were credited as additional shares subject to the same vesting restrictions as the original award. The value of restricted stock units that would accelerate includes dividend equivalents payable in additional shares that would be earned upon settlement of the grant based on dividend activity between the date of grant and February 3, 2024.

(3)
The value of performance share units that would accelerate is illustrated at target for (i) death or (ii) following a change of control, termination by the executive for good reason or involuntary termination by Kohl’s without cause. In the case of termination due to disability, the actual award earned at the end of the performance period would be payable. Here, the payout shown in the disability column reflects the number of shares earned based on actual payout for the 2021 award and threshold and target performance for the 2022 and 2023 awards, respectively. In addition, the value of performance share units that would be earned includes dividend equivalents equal to what would have been earned on the underlying grant based on dividend activity between the date of grant and February 3, 2024.

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Executive Compensation
Potential Benefit Summary—Ms. Kent
The following table shows the potential payments to Ms. Kent upon termination of her employment. Also shown is the value of performance share units and restricted stock units that would vest upon certain terminations of Ms. Kent’s employment following a change of control of Kohl’s. The amounts shown in the table assume a February 3, 2024, employment termination date and do not reflect salary accrued as of that date. Also assumed is a February 3, 2024, effective date of a change of control and $26.40 per share price of our common stock, which was the February 2, 2024, closing price of our common stock on the New York Stock Exchange. The amounts shown in the following table also assume that in a change of control, the acquiring or surviving company would have assumed the outstanding equity awards. Ms. Kent’s current executive compensation agreement was entered into effective as of February 20, 2023.

Potential Payments to Ms. Kent	Voluntary Termination by Executive ($)	Involuntary Termination by Kohl’s With Cause ($)	Termination by Executive for Good Reason or Involuntary Termination by Kohl’s Without Cause (No Change of Control) ($)	Termination by Executive for Good Reason or Involuntary Termination by Kohl’s Without Cause (Following a Change of Control) ($)	Termination Due to Disability ($)	Death ($)
Severance Payment	—	—	1,300,000	1,300,000	325,000	325,000
Pro Rated Bonus(1)	—	—	612,040	—	612,040	612,040
Health Care Continuation	—	—	31,118	31,118	—	—
Outplacement	—	—	20,000	20,000	—	—
Value of Accelerated Restricted Stock Units(2)	—	—	3,383,332	3,733,567	3,733,567	3,733,567
Value of Accelerated Performance Share Units(3)	—	—	—	953,146	953,146	953,146
Total	—	—	5,346,490	6,037,831	5,623,753	5,623,753

(1)
The entire bonus that would be payable upon a termination of employment for Fiscal 2023 is shown here as this table illustrates the effect of a termination at the end of the fiscal year (thus, a full pro-ration applies). In the case of an involuntary or good reason termination without a change of control, the pro rata bonus is based on actual performance at the end of the year.

(2)
The value of restricted stock units that would accelerate includes dividend equivalents payable in additional shares that would be earned upon settlement of the grant based on dividend activity between the date of grant and February 3, 2024.

(3)
The value of performance share units that would accelerate is illustrated at target. In addition, the value of performance share units that would be earned includes dividend equivalents equal to what would have been earned on the underlying grant based on dividend activity between the date of grant and February 3, 2024.

Kohl’s Corporation | 2024 Proxy Statement	77

Executive Compensation
Potential Benefit Summary—Mr. Hand
The following table shows the potential payments to Mr. Hand upon termination of his employment. Also shown is the value of performance share units and restricted stock units that would vest upon certain terminations of Mr. Hand’s employment following a change of control of Kohl’s. The amounts shown in the table assume a February 3, 2024, employment termination date and do not reflect salary accrued as of that date. Also assumed is a February 3, 2024, effective date of a change of control and $26.40 per share price of our common stock, which was the February 2, 2024, closing price of our common stock on the New York Stock Exchange. The amounts shown in the following table also assume that in a change of control, the acquiring or surviving company would have assumed the outstanding equity awards. Mr. Hand’s current executive compensation agreement was entered into effective as of September 25, 2023.

Potential Payments to Mr. Hand	Voluntary Termination by Executive ($)	Involuntary Termination by Kohl’s With Cause ($)	Termination by Executive for Good Reason or Involuntary Termination by Kohl’s Without Cause (No Change of Control) ($)	Termination by Executive for Good Reason or Involuntary Termination by Kohl’s Without Cause (Following a Change of Control) ($)	Termination Due to Disability ($)	Death ($)
Severance Payment	—	—	1,750,000	1,750,000	437,500	437,500
Pro Rated Bonus(1)	—	—	293,140	—	293,140	293,140
Health Care Continuation	—	—	20,361	20,361	—	—
Outplacement	—	—	20,000	20,000	—	—
Value of Accelerated Restricted Stock Units(2)	—	—	2,922,649	3,806,246	3,806,246	3,806,246
Value of Accelerated Performance Share Units(3)	—	—	—	553,291	553,291	553,291
Total	—	—	5,006,150	6,149,899	5,090,178	5,090,178

(1)
The entire bonus that would be payable upon a termination of employment for Fiscal 2023 is shown here as this table illustrates the effect of a termination at the end of the fiscal year (thus, a full pro-ration applies). In the case of an involuntary or good reason termination without a change of control, the pro rata bonus is based on actual performance at the end of the year.

(2)
The value of restricted stock units that would accelerate includes dividend equivalents payable in additional shares that would be earned upon settlement of the grant based on dividend activity between the date of grant February 3, 2024.

(3)
The value of performance share units that would accelerate is illustrated at target. In addition, the value of performance share units that would be earned includes dividend equivalents equal to what would have been earned on the underlying grant based on dividend activity between the date of grant and February 3, 2024.

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Executive Compensation
Potential Benefit Summary—Mr. Jones
The following table shows the potential payments to Mr. Jones upon termination of his employment. Also shown is the value of performance share units and restricted stock units that would vest upon certain terminations of Mr. Jones’ employment following a change of control of Kohl’s. The amounts shown in the table assume a February 3, 2024, employment termination date and do not reflect salary accrued as of that date. Also assumed is a February 3, 2024, effective date of a change of control and $26.40 per share price of our common stock, which was the February 2, 2024, closing price of our common stock on the New York Stock Exchange. The amounts shown in the following table also assume that in a change of control, the acquiring or surviving company would have assumed the outstanding equity awards. Mr. Jones’ current executive compensation agreement was entered into effective as of March 20, 2023.

Potential Payments to Mr. Jones	Voluntary Termination by Executive ($)	Involuntary Termination by Kohl’s With Cause ($)	Termination by Executive for Good Reason or Involuntary Termination by Kohl’s Without Cause (No Change of Control) ($)	Termination by Executive for Good Reason or Involuntary Termination by Kohl’s Without Cause (Following a Change of Control) ($)	Termination Due to Disability ($)	Death ($)
Severance Payment	—	—	1,800,000	1,800,000	450,000	450,000
Pro Rated Bonus(1)	—	—	1,078,560	—	1,078,560	1,078,560
Health Care Continuation	—	—	20,361	20,361	—	—
Outplacement	—	—	20,000	20,000	—	—
Value of Accelerated Restricted Stock Units(2)	—	—	518,852	1,037,705	1,037,705	1,037,705
Value of Accelerated Performance Share Units(3)	—	—	—	1,412,057	1,412,057	1,412,057
Total	—	—	3,437,774	4,290,123	3,978,322	3,978,322

(1)
The entire bonus that would be payable upon a termination of employment for Fiscal 2023 is shown here as this table illustrates the effect of a termination at the end of the fiscal year (thus, a full pro-ration applies). In the case of an involuntary or good reason termination without a change of control, the pro rata bonus is based on actual performance at the end of the year.

(2)
The value of restricted stock units that would accelerate includes dividend equivalents payable in additional shares that would be earned upon settlement of the grant based on dividend activity between the date of grant February 3, 2024.

(3)
The value of performance share units that would accelerate is illustrated at target. In addition, the value of performance share units that would be earned includes dividend equivalents equal to what would have been earned on the underlying grant based on dividend activity between the date of grant and February 3, 2024.

Mr. Alves
We were party to an executive compensation agreement with Mr. Alves that provided for certain payments and other benefits upon his termination of employment. As previously announced, Mr. Alves separated from Kohl’s on November 17, 2023. Mr. Alves’ separation was a qualifying termination under his executive compensation agreement and therefore, the payments and other benefits that became payable to Mr. Alves under his agreement upon his separation were as follows:
■
a severance payment equal to $2,250,000;

■
a pro rata annual incentive payment of $364,751 (after reduction for $700,000 that he was paid as part of his signing incentive);

■
accelerated vesting of all unvested restricted stock units that would have vested during the two-year period following Mr. Alves’ termination, which was 77,999 shares, valued at $1,998,242;

■
outplacement services of up to $20,000; and

■
a health insurance continuation benefit for up to two years following Mr. Alves’ departure with a benefit equal to $1,296.58/month effective January 2024. This benefit ends immediately upon Mr. Alves becoming eligible for another employer’s health insurance plan.

Under his agreement, Mr. Alves is prohibited from competing with us for a period of one year following his departure effective as of November 17, 2023. Our obligation to pay the benefits described above was contingent upon Mr. Alves’ execution of a general release of claims against us, which he executed.

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Executive Compensation
CEO pay ratio

Each year, we are required to disclose the ratio of our median employee’s annual total compensation to the annual total compensation of our Chief Executive Officer. As of February 3, 2024, the median Kohl’s employee was a part-time store associate. We identified our median employee by reviewing the Form W-2 wages of all full-time, part-time, seasonal, and temporary employees as of that date. There have been no changes to the employee population or employee compensation arrangements since February 3, 2024, that Kohl’s believes would significantly impact the pay ratio disclosure.
Mr. Kingsbury’s annual total compensation for fiscal 2023 was $8,962,889, as reported in the Summary
Compensation Table of this proxy statement. The fiscal 2023 annual total compensation for our median employee was $12,366, as determined under the Summary Compensation Table rules. The ratio of our CEO’s annualized total compensation to our median employee’s annual total compensation for fiscal 2023 is 725:1. This information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. Because the SEC rules for identifying the median employee and calculating the pay ratio allow companies to use different methodologies, exemptions, estimates, and assumptions, Kohl’s disclosure may not be comparable to the pay ratio disclosure provided by other companies.

Pay versus performance

The following table sets forth additional compensation information of our Principal Executive Officer (PEO) and our non-PEO NEOs along with total shareholder return, net income, and net sales performance results for our fiscal 2023, 2022, 2021, and 2020:

Year(1)	Summary Compensation Table Total for First PEO ($)	Summary Compensation Table Total for Second PEO ($)	Compensation Actually Paid to First PEO(2)(3)($) ($)	Compensation Actually Paid to Second PEO(2)(3)($) ($)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers ($)	Average Compensation Actually Paid to Non-PEO Named Executive Officer(2)(3)($) ($)	Value of Initial Fixed $100 Investment Based on:		Net Income (Loss)(6) ($)	Net Sales(6)(7) ($)
							Total Shareholder Return(4) ($)	Peer Group Total Shareholder Return(5) ($)
2023	8,962,889	—	9,769,583(8)	—	5,882,538	6,168,329(8)	75.08	174.14	317	16,586
2022	9,034,094	4,427,865	(57,026,989)(9)	4,710,588(9)	3,420,060	(3,655,769)(9)	82.19	123.99	(19)	17,161
2021	12,924,834	—	34,227,502(10)	—	4,016,239	8,475,219(10)	148.59	149.72	938	18,471
2020	12,855,375	—	31,770,487(11)	—	3,836,246	7,644,846(11)	106.88	141.39	(163)	15,031

(1)
NEOs included in the above compensation columns reflect the following:

Year	PEO #1	PEO #2	Non-PEOs
2023	Mr. Kingsbury	N/A	Ms. Timm, Mr. Hand, Mr. Jones, Ms. Kent, Mr. Alves
2022	Ms. Gass	Mr. Kingsbury	Ms. Timm, Mr. Chini, Ms. Mc Feeney, Ms. Raymond, Mr. Gaffney, Mr. Revelle
2021	Ms. Gass	N/A	Ms. Timm, Mr. Howe, Mr. Revelle, Mr. Gaffney
2020	Ms. Gass	N/A	Ms. Timm, Mr. Howe, Mr. Revelle, Mr. Kelroy

(2)
Fair value or change in fair value, as applicable, of equity awards in the “Actually Paid” columns was determined by reference to (1) for restricted stock awards and units, closing price on applicable year-end date(s) or, in the case of vesting dates, the actual vesting price, (2) for performance share units the fair value calculated by a Monte Carlo simulation model as of the applicable year-end date(s) multiplied times the probability of achievement as of each such date.

(3)
For the portion of “Actually Paid” compensation that is based on year-end stock prices, the following per share prices were used:

2023	2022	2021	2020	2019
$26.40	$31.49	$60.16	$44.06	$42.75

(4)
Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the applicable measurement period (assuming dividend reinvestment) and the difference between the Company’s share price at the

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Executive Compensation
end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period. Cumulative TSR for each fiscal year assumes an investment of $100 at the beginning of the applicable measurement period.
(5)
Peer group TSR reflects the Company’s 2023 peer group which is the S&P 500 Consumer Discretionary Distribution & Retailing Index (formerly known as the S&P 500 Retailing Index) as reflected in our 2023 Annual Report on Form the 10-K pursuant to Item 201(e) of Regulation S-K. The chart assumes an investment of $100 on February 1, 2020 and reinvestment of dividends. The calculations exclude trading commissions and taxes.

(6)
Dollars in Millions

(7)
Net Sales is the financial measure that the Company believes to be the most important measure (that is not otherwise required to be disclosed in the table) it used in the most recent fiscal year to determine compensation.

(8)
2023 compensation “Actually Paid” to PEO and the average Actually Paid to non-PEOs reflects the following adjustments from Total compensation reported in the Summary Compensation Table:

Adjustments to Determine 2023 Compensation “Actually Paid”	First PEO ($)	Average Non-PEO ($)
Total Reported in 2023 Summary Compensation Table (SCT)	8,962,889	5,882,538
Less, Value of Stock Awards Reported in SCT	(4,699,989)	(3,194,999)
Plus, Year-End Value of Awards Granted in Fiscal Year that Are Unvested and Outstanding	5,938,380	3,248,521
Plus, Change in Fair Value of Prior Year Awards that Are Outstanding and Unvested	—	(67,486)
Plus, FMV of Awards Granted this Year and that Vested this Year	—	399,648
Plus, Change in Fair Value (from Prior Year-End) of Prior Year Awards that Vested this Year	(431,697)	(99,893)
Less, Prior Year Fair Value of Prior Year Awards that Failed to Vest this Year	—	—
Total Adjustments	806,694	285,791
Actual Compensation Actually Paid for Fiscal Year 2023	9,769,583	6,168,329

(9)
2022 compensation “Actually Paid” to the first PEO, second PEO, and the average Actually Paid to non-PEOs reflects the following adjustments from Total compensation reported in the Summary Compensation Table:

Adjustments to Determine 2022 Compensation “Actually Paid”	First PEO ($)	Second PEO ($)	Average Non-PEO ($)
Total Reported in 2022 Summary Compensation Table (SCT)	9,034,094	4,427,865	3,420,060
Less, Value of Stock Awards Reported in SCT	(7,549,993)	(3,920,000)	(1,891,344)
Plus, Year-End Value of Awards Granted in Fiscal Year that Are Unvested and Outstanding	—	4,226,216	972,774
Plus, Change in Fair Value of Prior Year Awards that Are Outstanding and Unvested	—	—	(2,905,529)
Plus, FMV of Awards Granted this Year and that Vested this Year	—	—	67,135
Plus, Change in Fair Value (from Prior Year-End) of Prior Year Awards that Vested this Year	143,079	(23,493)	(389,692)(a)
Less, Prior Year Fair Value of Prior Year Awards that Failed to Vest this Year	(58,654,169)	—	(2,929,173)(a)
Total Adjustments	(66,061,083)	282,723	(7,075,829)
Actual Compensation Actually Paid for Fiscal Year 2022	(57,026,989)	4,710,588	(3,655,769)

(a)
In the 2023 Proxy, a Non-PEO stock award was incorrectly classified as a Prior Year award that Vested in Fiscal 2022 instead of a Prior Year award that failed to vest in Fiscal 2022. This classification has been corrected in the Average Non-PEO column and restated in the footnotes shown here. There is no impact to total adjustments or Compensation Actually Paid for Fiscal Year 2022.

Kohl’s Corporation | 2024 Proxy Statement	81

Executive Compensation
(10)
2021 compensation “Actually Paid” to PEO and the average Actually Paid to non-PEOs reflects the following adjustments from Total compensation reported in the Summary Compensation Table:

Adjustments to Determine 2021 Compensation “Actually Paid”	First PEO ($)	Average Non-PEO ($)
Total Reported in 2021 Summary Compensation Table (SCT)	12,924,834	4,016,239
Less, Value of Stock Awards Reported in SCT	(7,250,011)	(1,375,046)
Plus, Year-End Value of Awards Granted in Fiscal Year that Are Unvested and Outstanding	14,444,589	2,739,579
Plus, Change in Fair Value of Prior Year Awards that Are Outstanding and Unvested	12,179,438	2,675,545
Plus, FMV of Awards Granted this Year and that Vested this Year	—	—
Plus, Change in Fair Value (from Prior Year-End) of Prior Year Awards that Vested this Year	1,928,652	418,902
Less, Prior Year Fair Value of Prior Year Awards that Failed to Vest this Year	—	—
Total Adjustments	21,302,668	4,458,980
Actual Compensation Actually Paid for Fiscal Year 2021	34,227,502	8,475,219

(11)
2020 compensation “Actually Paid” to PEO and the average Actually Paid to non-PEOs reflects the following adjustments from Total compensation reported in the Summary Compensation Table:

Adjustments to Determine 2020 Compensation “Actually Paid”	First PEO ($)	Average Non-PEO ($)
Total Reported in 2020 Summary Compensation Table (SCT)	12,855,375	3,836,246
Less, Value of Stock Awards Reported in SCT	(8,853,685)	(1,962,007)
Plus, Year-End Value of Awards Granted in Fiscal Year that Are Unvested and Outstanding	35,993,323	7,091,195
Plus, Change in Fair Value of Prior Year Awards that Are Outstanding and Unvested	(6,205,629)	(782,823)
Plus, FMV of Awards Granted this Year and that Vested this Year	—	—
Plus, Change in Fair Value (from Prior Year-End) of Prior Year Awards that Vested this Year	(2,018,897)	(537,765)
Less, Prior Year Fair Value of Prior Year Awards that Failed to Vest this Year	—	—
Total Adjustments	18,915,112	3,808,600
Actual Compensation Actually Paid for Fiscal Year 2020	31,770,487	7,644,846
As described in more detail in the “Compensation Discussion and Analysis” section, the Company’s executive compensation program reflects the philosophy that executive compensation should be directly linked to performance, with the ultimate objective of increasing long-term shareholder value. While the Company utilizes several performance metrics to align executive compensation with Company performance, all of those Company measures are not presented in the Pay versus Performance table. The below graphical illustrations demonstrate the relationship between compensation actually paid to the NEOs over the last four fiscal years as compared to TSR, Net Income, and Net Sales over the last four fiscal years. Generally, compensation actually paid (for both the PEO(s) and NEOs) since fiscal 2020 has increased or decreased as each of TSR, Net Income, and Net Sales has increased or decreased, respectively. However, the compensation in fiscal 2022 for the PEOs does not exactly align with that trend as the first PEO’s compensation decreased significantly due to her departure and the second PEO’s compensation appears to deviate from the trend due to his Q4 2022 new hire award changing positively in value. In accordance with Item 402(v) of Regulation S-K, the Company is providing the following descriptions (shown graphically) of the relationships between information presented in the Pay versus Performance table.

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Executive Compensation

COMPENSATION ACTUALLY PAID VERSUS TOTAL SHAREHOLDER RETURN
COMPENSATION ACTUALLY PAID (Dollars in Thousands)
TOTAL SHAREHOLDER RETURN (Dollars)
$40,000
$20,000
$0
($20,000)
($40,000)
($60,000)
($80,000)
$200
$180
$160
$140
$120
$100
$80
$60
$40
$20
$0
FY 2020
FY 2021
FY 2022
FY 2023
$31,770
$7,645
$141
$107
$34,228
$8,475
$150
$149
$4,711
($3,656)
$124
$82
($57,027)
$9,770
$6,168
$174
$75
PEO #1 Compensation Actually Paid
PEO # 2 Compensation Actually Paid
Non-PEO Compensation Actually Paid
Kohl's Cummulative TSR
S&P 500 Consumer Discretionary Distribution & Retailing Index TSR

COMPENSATION ACTUALLY PAID VERSUS NET INCOME
COMPENSATION ACTUALLY PAID (Dollars in Thousands)
NET INCOME (Dollars in Thousands)
$40,000
$20,000
$0
($20,000)
($40,000)
($60,000)
($80,000)
$1,000,000
$800,000
$600,000
$400,000
$200,000
$0
($200,000)
($400,000)
FY 2020
FY 2021
FY 2022
FY 2023
$31,770
$7,645
$34,228
$8,475
$4,711
($3,656)
($57,027)
$9,770
$6,168
($163,000)
$938,000
($19,000)
$317,000
PEO #1 Compensation Actually Paid
PEO # 2 Compensation Actually Paid
Non-PEO Compensation Actually Paid
Net Income

Kohl’s Corporation | 2024 Proxy Statement	83

Executive Compensation

COMPENSATION ACTUALLY PAID VERSUS NET SALES
COMPENSATION ACTUALLY PAID (Dollars in Thousands)
NET SALES (Dollars in Thousands)
$40,000
$20,000
$0
($20,000)
($40,000)
($60,000)
($80,000)
$20,000,000
$18,000,000
$16,000,000
$14,000,000
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$0
$31,770
$7,645
$15,031,000
$34,228
$18,471,000
$8,475
$4,711
$17,161,000
($3,656)
($57,027)
$9,770
$16,586,000
$6,168
FY 2020
FY 2021
FY 2022
FY 2023
PEO #1 Compensation Actually Paid
PEO # 2 Compensation Actually Paid
Non-PEO Compensation Actually Paid
Net Sales

The following unranked performance measures reflect the Company’s most important performance measures in effect for 2023, as further described and defined in the Compensation Discussion and Analysis.
Most important Performance Measures for 2023
■ Operating Income
■ Net Sales
■ Merchandise Sales
■ Operating Margin
■ Operating Cash Flow

84	Corporate.Kohls.com

Security Ownership of Certain Beneficial Owners, Directors, and Management

The following table presents information concerning the beneficial ownership of the shares of our common stock as of March 20, 2024, (unless otherwise noted) by:
■
each of our Directors and Nominees;

■
each of our named executive officers;

■
all of our executive officers, Directors, and Nominees as a group; and

■
each person who is known by us to beneficially own more than 5% of our common stock.

Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power. Indicated restricted stock units vest within sixty days of March 20, 2024, excluding dividends and dividend equivalents.

Name of Beneficial Owner	Amount Beneficially Owned (#)	Percent of Class
Directors and Executive Officers
Wendy Arlin	5,551(1)	*
Michael J. Bender	25,638(2)	*
Peter Boneparth	89,572(3)	*
Yael Cosset	27,969(4)	*
Christine Day	13,365(5)	*
H. Charles Floyd	27,497(6)	*
Margaret L. Jenkins	13,365(7)	*
Robbin Mitchell	15,386(8)	*
Jonas Prising	69,947(9)	*
John E. Schlifske	55,691(10)	*
Adrianne Shapira	30,852(11)	*
Adolfo Villagomez	5,133(12)	*
Thomas A. Kingsbury	177,762	*
Jill Timm	229,341(13)	*
Nicholas Jones	9,220(14)	*
Jennifer Kent	36,472(15)	*
Fred Hand	2,605	*
David Alves	41,338	*
All current Directors and executive officers as a group (19 persons)	952,346(16)	*
Kohl’s Corporation | 2024 Proxy Statement	85

Security Ownership of Certain Beneficial Owners, Directors, and Management
Name of Beneficial Owner	Amount Beneficially Owned (#)	Percent of Class
5% Owners
BlackRock, Inc. 50 Hudson Yards New York, NY 10001	18,139,762(17)	16.4%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	12,591,595(18)	11.4%
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	9,302,829(19)	8.4%
FMR LLC 245 Summer Street Boston, Massachusetts 02210	8,286,173(20)	7.5%
Dimensional Fund Advisors LP 6300 Bee Cave Road, Building One Austin, TX 78746	5,800,973(21)	5.2%
GIC Private Limited 168 Robinson Road #37-01 Capital Tower Singapore 068912	5,543,944(22)	5.0%

*
Less than 1%.

(1)
Consists of 5,551 unvested restricted stock awards.

(2)
Includes 8,805 unvested restricted stock awards.

(3)
Includes 18,411 unvested restricted stock awards.

(4)
Includes 9,339 unvested restricted stock awards.

(5)
Includes 7,738 unvested restricted stock awards.

(6)
Includes 7,738 unvested restricted stock awards.

(7)
Includes 7,738 unvested restricted stock awards.

(8)
Includes 7,738 unvested restricted stock awards.

(9)
Includes 9,072 unvested restricted stock awards.

(10)
Includes 8,539 unvested restricted stock awards.

(11)
Includes 7,738 unvested restricted stock awards.

(12)
Consists of 5,133 unvested restricted stock awards.

(13)
Includes 23,804 unvested restricted stock awards and 79,155 restricted stock units that vest within sixty days of March 20, 2024.

(14)
Includes 9,220 restricted stock units that vest within sixty days of March 20, 2024.

(15)
Includes 6,224 restricted stock units that vest within sixty days of March 20, 2024.

(16)
Includes 155,355 unvested restricted stock awards and 111,016 restricted stock units that vest within sixty days of March 20, 2024.

(17)
According to the amended Schedule 13G filed January 22, 2024 by Blackrock, Inc. (“Blackrock”), Blackrock and certain affiliated entities were the beneficial owner of 18,139,762 shares of Kohl’s common stock as of December 31, 2023. The filing indicates that Blackrock and certain affiliated entities have sole voting power with respect to 17,583,998 shares and sole dispositive power with respect to 18,139,762 shares.

(18)
According to the amended Schedule 13G filed February 13, 2024 by The Vanguard Group (“Vanguard”), Vanguard and certain affiliated entities were the beneficial owner of 12,591,595 shares of Kohl’s common stock as of December 29, 2023. The filing indicates that Vanguard and certain affiliated entities have sole dispositive power with respect to 12,436,737 shares, shared voting power with respect to 37,978 shares and shared dispositive power with respect to 154,858 shares.

(19)
According to the Schedule 13G filed February 14, 2024 by T. Rowe Price Associates, Inc. (“T. Rowe Price”), T. Rowe Price and certain affiliated entities were the beneficial owner of 9,302,829 shares of Kohl’s common stock as of December 31, 2023. The filing indicates that T. Rowe Price and certain affiliated entities have sole voting power with respect to 4,964,884 shares and sole dispositive power with respect to 9,302,829 shares.

86	Corporate.Kohls.com

Security Ownership of Certain Beneficial Owners, Directors, and Management
(20)
According to the Schedule 13G filed February 9, 2024 by FMR LLC, FMR LLC and certain affiliated entities were the beneficial owner of 8,286,173 shares of Kohl’s common stock as of December 29, 2023. The filing indicates that FMR LLC and certain affiliated entities have sole voting power with respect to 8,246,661 shares and sole dispositive power with respect to 8,286,173 shares.

(21)
According to the Schedule 13G filed February 9, 2024 by Dimensional Fund Advisors LP (“Dimensional”), Dimensional and certain affiliated entities were the beneficial owner of 5,800,973 shares of Kohl’s common stock as of December 29, 2023. The filing indicates that Dimensional and certain affiliated entities have sole voting power with respect to 5,745,810 shares and sole dispositive power with respect to 5,800,973 shares.

(22)
According to the Schedule 13G filed February 8, 2024 by GIC Private Limited, GIC Private Limited and certain affiliated entities were the beneficial owner of 5,543,944 shares of Kohl’s common stock as of January 31, 2024. The filing indicates that GIC Private Limited and certain affiliated entities have sole voting power with respect to 5,336,944 shares, shared voting power with respect to 207,000 shares, sole dispositive power with respect to 5,336,944 shares, and shared dispositive power with respect to 207,000 shares.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 requires our Directors and executive officers to file reports with the Commission disclosing their ownership, and changes in their ownership, of our stock. Copies of these reports must also be furnished to us. Based solely upon our review of these copies, we believe that during fiscal 2023, all of such reports were filed on a timely basis by reporting persons, with the following exceptions: Marc Chini, Siobhán Mc Feeney, and Jill Timm each filed one late report and Christie Raymond filed two late reports on December 22, 2023 to report (i) the issuance of additional shares representing the dividend equivalent amount on vested restricted stock units and (ii) the corresponding shares used to satisfy the tax withholding obligations of such executive officers, which occurred on March 30, 2023 for Marc Chini, Siobhán Mc Feeney, Christie Raymond, and Jill Timm, and on September 21, 2023 for Christie Raymond only. These late filings were due to administrative delay.

Kohl’s Corporation | 2024 Proxy Statement	87

Audit Matters

PROPOSAL 3 RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	The Board of Directors unanimously recommends a vote “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm.
The Audit Committee has selected Ernst & Young LLP (“Ernst & Young”) as our and our subsidiaries’ independent registered public accounting firm for fiscal 2024. Ernst & Young and its predecessors have been Kohl’s independent accountants since prior to the company’s initial offering of securities to the public in 1992. Our selection of Ernst & Young as our independent registered public accounting firm for fiscal 2024 is being presented to you for your ratification. Proxies solicited by the Board of Directors will, unless otherwise directed, be voted to ratify the appointment by the Audit Committee of Ernst & Young as our and our subsidiaries’ independent registered public accounting firm for fiscal 2024. We have been advised by Ernst & Young that they are independent certified public accountants with respect to us within the meaning of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated under such act.
A representative from Ernst & Young is expected to be present at the Annual Meeting of Shareholders and will be available to make a statement or answer any appropriate questions during the meeting.
The Board of Directors unanimously recommends a vote “FOR” approval of the ratification of the appointment of Ernst & Young as our independent registered public accounting firm.

88	Corporate.Kohls.com

Audit Matters
Report of the Audit Committee

The Audit Committee, management, and the independent registered public accounting firm each have different roles and responsibilities with respect to Kohl’s financial statements and internal control over financial reporting.
The Audit Committee oversees Kohl’s financial reporting process on behalf of the Board of Directors and is directly responsible for the compensation, appointment, retention, and oversight of the independent registered public accounting firm. As part of this process, the Audit Committee is directly involved in selecting the independent registered public accounting firm’s lead engagement partner, and periodically considers whether a rotation of the independent registered public accounting firm is advisable. At this time, the Audit Committee has determined that a policy requiring periodic rotation of the independent registered public accounting firm would not be in shareholders’ best interests.
Pursuant to its charter, the Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, has direct access to the independent registered public accounting firm and any Kohl’s employees, and has the ability to retain, at company expense, special legal, accounting, or other consultants or experts as it deems necessary in the performance of its duties.
Management is responsible for the preparation, presentation, and integrity of Kohl’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used. Management is also responsible for objectively reviewing, evaluating, and testing Kohl’s system of internal controls, and for reporting to the Audit Committee on any deficiencies found.
The independent registered public accounting firm, Ernst & Young, is responsible for performing an independent audit of Kohl’s financial statements and for expressing an opinion, based on the results of their audit, whether the consolidated financial statements are fairly presented in all material respects and in conformity with accounting principles generally accepted in the United States. In addition, Ernst & Young is responsible for expressing an opinion on the effectiveness of Kohl’s internal control over financial reporting.
The Audit Committee reviewed and discussed Kohl’s audited financial statements with management and Ernst & Young. The Audit Committee also discussed and reviewed with Ernst & Young the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. This review included a discussion of the quality of Kohl’s accounting principles, the selection of and modification to significant accounting policies, the reasonableness of estimates, and the disclosures in Kohl’s financial statements and the notes thereto. In addition, the Audit Committee obtained from Ernst & Young the written disclosures and the letter required by PCAOB Rule 3526 (Communication with Audit Committees Concerning Independence).
The Audit Committee discussed with Ernst & Young any relationships that may affect that firm’s objectivity and independence and considered whether the provision of non-audit services by Ernst & Young is compatible with maintaining their independence and is satisfied with respect to Ernst & Young’s independence.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended February 3, 2024, for filing with the Commission.

AUDIT COMMITTEE
Yael Cosset, Chair	Wendy Arlin	Michael J. Bender	Christine Day	Margaret L. Jenkins	Robbin Mitchell	Adolfo Villagomez
Kohl’s Corporation | 2024 Proxy Statement	89

Audit Matters
Fees Paid to Ernst & Young
We paid the following fees to Ernst & Young for fiscal 2023 and fiscal 2022:
	Fiscal Year
Ernst & Young Fees	2023 ($)	2022 ($)
Audit fees(1)	1,615,537	1,678,800
Audit-related fees(2)	—	60,275
Tax fees(3)	494,733	900,065
All other fees(4)	—	—
Total	2,110,270	2,639,140

(1)
Audit fees include fees associated with the annual audit, reviews of our quarterly reports on Form 10-Q and various consultation topics. Included in Audit Fees are fees for services related to the audit of our internal controls, as required by Section 404 of the Sarbanes-Oxley Act of 2002, and additional billing for out of scope work and expenses related to the fiscal year 2022 and 2023 audits.

(2)
Audit-related fees include fees related to due diligence work.

(3)
Tax fees include consultations related to IRS issues and tax planning, assistance with state tax return filings, Federal Work Opportunity Tax Credit, and other hiring and miscellaneous matters.

(4)
All other fees: We did not pay any fees to Ernst & Young during the last two fiscal years for any other services not included in the categories listed above.

Pre-Approval Policies and Procedures

Our Audit Committee has adopted procedures for pre-approving all audit and permitted non-audit services provided by our independent registered public accounting firm. The Audit Committee pre-approves a list of specific services and categories of services, subject to a specified cost level. Part of this approval process includes making a determination on whether non-audit services are consistent with the Commission’s rules on auditor independence. The Audit Committee may delegate pre-approval authority to the Chair of the Audit Committee. The Audit Committee periodically monitors the services rendered and negotiates or approves all services by and fees paid to the independent registered public accounting firm to ensure such services are within the parameters approved. All of the services, if any, described under the headings “Audit-related fees,” “Tax fees,” and “All other fees” were approved by the Audit Committee.

90	Corporate.Kohls.com

Management Proposal

PROPOSAL 4 APPROVAL OF THE KOHL’S CORPORATION 2024 LONG-TERM COMPENSATION PLAN	The Board of Directors unanimously recommends a vote “FOR” approval of the 2024 long-term compensation plan.
The following discussion is qualified in its entirety by the text of the 2024 Long-Term Compensation Plan (the “Plan”) which is attached to this proxy statement as Annex A.
The Plan was adopted by our Board of Directors upon recommendation of the Compensation Committee (the “Committee”) on February 28, 2024, subject to shareholder approval. The Board of Directors believes that long-term incentive compensation programs align the interests of management and our shareholders to create long-term shareholder value and helps us recruit, reward, motivate and retain talented personnel. The Plan continues most of the same features of our 2017 Long-Term Compensation Plan (the “Prior Plan”), with several updates including updates to reflect changes to Code Section 162(m). If shareholders do not approve the Plan, the Prior Plan will remain in place.
The following chart shows effective as of March 29, 2024, for the Prior Plan, which is our only active equity compensation plan,
(a)
the number of restricted shares and restricted stock units outstanding and the number of shares reserved for issuance under all existing performance share awards if such awards were to pay out at the target levels and

(b)
the number of shares remaining available for future issuance, in each case prior to shareholder approval of the Plan.

There are no options outstanding under the Prior Plan.
Plan	Shares to Be Issued Upon Exercise of Outstanding Options (#)	Restricted Shares, Restricted Stock Units and Performance Share Awards (#)	Shares Remaining Available for Future Grant (#)
Kohl’s Corporation 2017 Long-Term Compensation Plan(1)	—	4,785,851(2)(4)	3,520,494(3)(4)

(1)
No further grants will be made under this plan if shareholders adopt the 2024 Long-Term Compensation Plan. Between March 29, 2024 and the date of our Annual Meeting of Shareholders, we will not grant more than 150,000 shares under the Prior Plan.

Kohl’s Corporation | 2024 Proxy Statement	91

Management Proposal
(2)
For performance share awards, represents the number of shares that would be issued at the target level of payout, which is not necessarily indicative of the amount of any actual future payout.

(3)
Represents the number of shares remaining available for future grant where outstanding performance-based awards are accounted for at target performance levels, which is not necessarily indicative of the amount of any actual future payout.

(4)
Does not include issuance of future dividend equivalents.

Effective April 18, 2019, in connection with our entry into a commercial agreement with Amazon.com Services, Inc. (“Amazon”), we issued warrants to an affiliate of Amazon, to purchase up to 1,747,441 shares of our common stock at an exercise price of $69.68, subject to customary anti-dilution provisions. The warrants vested in five equal annual installments, and the first installment vested on January 15, 2020. The last installment vested on January 15, 2024 and all 1,747,441 shares were vested and unexercised as of March 29, 2024. The warrants will expire on April 18, 2026 thus having a remaining term of 2.05 years as of March 29, 2024.
General Description of the Plan
Key features of the Plan include the following:
■
The Plan provides for the following types of awards to our current and former employees and non-employee members of our Board of Directors:

■
options to purchase shares of our common stock;

■
stock appreciation rights (“SARs”);

■
stock awards, including restricted stock and restricted stock units;

■
performance units;

■
performance shares; and

■
substitute awards.

■
The aggregate number of shares of common stock authorized under the Plan is 7,650,000 plus unused shares subject to outstanding awards granted under the Prior Plan (described in further detail below under “Shares of Common Stock Available”) which shall not exceed 4,785,851 shares, resulting in an aggregate pool of no more than 12,435,851;

■
The Plan is administered by the Committee, which is comprised solely of independent directors;

■
The aggregate number of shares of common stock subject to awards of incentive stock options may not exceed 7,650,000;

■
The exercise price of options or stock appreciation rights may not be less than the fair market value of the common stock on the date of grant;

■
Options may not be repriced after the date of grant without shareholder approval, except as provided in the Plan for stock splits, recapitalization and similar events;

■
The full number of shares of common stock underlying an option or SAR are counted against the shares available for grant under the Plan regardless of the number of shares actually issued upon exercise;

■
Any award granted may not vest earlier than 12 months after the date the award is granted, except for awards granted with respect to a maximum of 5% of the total authorized shares under the Plan and as otherwise permitted under the Plan;

■
Upon a change of control of Kohl’s where awards are assumed, a “double trigger” provision in the Plan allows accelerated vesting of options, stock appreciation rights, and full value awards (which are awards that are not stock options or SARs and are settled by the issuance of common stock) only upon the participant’s involuntary termination of employment without “Cause” (as defined in the Plan) or a voluntary termination of employment for “Good Reason” (as defined in the Plan); and

■
The Plan includes “clawback” provisions that allow the Committee to terminate outstanding awards, and in some circumstances recover awards that have already been paid, to participants who are found to have engaged in fraudulent or dishonest behavior, or which are subject to any recoupment policy that Kohl’s may implement from time to time.

92	Corporate.Kohls.com

Management Proposal
Administration
The Board of Directors has delegated administration of the Plan to the Committee, which is comprised solely of independent directors. The Committee has final authority, subject to the express provisions of the Plan, to:
(a)
interpret the Plan;

(b)
establish such rules and regulations as it deems necessary for the proper operation and administration of the Plan;

(c)
select persons to receive awards under the Plan;

(d)
determine the form of awards and the number of shares or other units subject to awards,

(e)
determine the terms, conditions, restrictions and/or limitations, if any, of awards, including the time and conditions of exercise or vesting,

(f)
determine the performance goals, if any, which will be applicable to awards,

(g)
grant waivers of Plan terms, conditions, restrictions, and limitations as deemed appropriate,

(h)
accelerate the vesting, exercise, or payment of awards or the performance period of awards when such action or actions would be in the best interest of Kohl’s, and

(i)
take any and all other action the Committee deems necessary or advisable for the proper operation or administration of the Plan. The Committee, in its discretion, may delegate its authority and duties under the Plan to our chief executive officer and/or to other senior officers of the Kohl’s; provided, however, only the Committee may select and grant awards to senior officers and directors.

Eligibility
Under the Plan, the Committee may grant awards to employees and nonemployee directors. As of February 3, 2024, we had approximately 86,000 employees and 12 nonemployee directors.
General Terms and Conditions
of Awards
Under the Plan, the Committee may grant various forms of incentive awards, including:
(i)
stock options,

(ii)
SARs,

(iii)
stock awards, including restricted stock and restricted stock awards,

(iv)
performance units,

(v)
performance shares, or

(vi)
substitute awards.

The term of the awards may be up to 10 years from the date the award is granted, with the exception of incentive stock options, where the term shall not exceed five years in the case of an award to a holder of greater than ten percent of our common stock.
The general terms and conditions of these awards are described below:

Kohl’s Corporation | 2024 Proxy Statement	93

Management Proposal
Stock options

Stock options granted under the Plan may be incentive stock options (“ISOs”) within the meaning of Section 422 of the Internal Revenue Code or nonqualified stock options, which are options that do not qualify as ISOs. Stock options entitle the holder to purchase shares of common stock during a specified period at a purchase price set by the Committee, which must be at least 100% of the fair market value of the common stock on the grant date.

Stock appreciation rights

A stock appreciation right is the right, denominated in shares of common stock, to receive upon exercise, without payment to Kohl’s, an amount equal to the excess of the fair market value of the common stock on the exercise date over the fair market value of the common stock on the grant date. The Committee may grant SARs to participants as either freestanding awards or as awards related to stock options. For SARs related to an option, the terms and conditions of the grant will be substantially the same as the terms and conditions applicable to the related option, and exercise of either the SAR or the option will cause the cancellation of the other.
The Committee will determine the terms and conditions applicable to awards of freestanding SARs.

Stock awards

Stock awards may be in the form of shares of common stock, restricted shares of common stock or stock “units”, which are bookkeeping entries representing such shares. Restricted shares of common stock are shares that are transferred by us to a participant and that are subject to a substantial risk of forfeiture and to restrictions on sale or transfer for a period of time. The Committee will determine the amounts, terms, and conditions (including the attainment of performance goals, restrictions on transfer and continued employment) of any grant of restricted shares or units. The Committee may, in its discretion, grant to the participants to whom restricted shares have been awarded all or any of the rights of a shareholder with respect to such shares, including the right to vote such shares and to receive dividends. Stock “units” are similar to restricted shares of common stock, except that the shares of stock are not issued to the participant until after the end of the restriction period and any other applicable conditions are satisfied.

Performance units

Performance units are the right to receive a payment based upon the attainment of specified performance criteria, where the value of the performance units shall not be determined by reference to common stock. The Committee will establish the applicable criteria and all other terms applicable to the grant at the time the performance units are awarded.
Performance units may be settled in cash and/or shares of common stock at the time of payment.

Performance shares

Performance shares represent the right to receive shares or a payment at a future date based on the value of common stock in accordance with the terms of the grant and upon the attainment of specified performance goals. The Committee shall establish the applicable criteria and all other terms applicable to the grant at the time the performance shares are awarded.

Substitute awards

Substitute awards may be granted in connection with a corporate transaction. Substitute awards are awards that may be granted in replacement of outstanding equity awards from another business held by current and former employees or nonemployee directors of, such business that is, or whose stock is, acquired by us. In the event that a company acquired by Kohl’s or with which Kohl’s combines has shares available under a pre-existing plan approved by shareholders and not adopted in

94	Corporate.Kohls.com

Management Proposal
contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for awards under the Plan and shall not reduce the shares of common stock authorized for grant under the Plan; provided that awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and will only be made to individuals who were not employed by or providing services to Kohl’s immediately prior to such acquisition or combination.

Shares of Common Stock Available
The aggregate number of shares of common stock authorized under the Plan shall not exceed the sum of (a) seven million six hundred fifty thousand (7,650,000) shares of common stock, plus (b) any unused shares of common stock which were subject to outstanding awards as of March 29, 2024 granted under the Prior Plan to the extent that on or after March 29, 2024 such shares cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and nonforfeitable shares of common stock), including, but not limited to, shares that were delivered to or withheld by us to pay the withholding taxes related to any award other than a stock option or stock appreciation right, which unused amount shall not exceed 4,785,851 shares, resulting in an aggregate pool of up to 12,435,851 shares of common stock. Awards under the Plan shall reduce the total number of shares of common stock available for grant by one (1) share of common stock for every one (1) share of common stock that was subject to an award granted under the Plan. As of March 29, 2024, 3,520,494 shares were authorized and available for grant under the Prior Plan. Between March 29, 2024 and the date of our Annual Meeting of Shareholders, we will not grant more than 150,000 shares under the Prior Plan. If the Plan is approved by the shareholders, no awards of any type may be granted pursuant to the Prior Plan.
Any shares related to awards granted under the Plan which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares, are settled in cash in lieu of shares, or are exchanged with the Committee’s permission, prior to the issuance of shares, for awards pursuant to which shares of common stock may not be issued, are not counted against shares available under the Plan. Shares of common stock subject to an award under the Plan which were delivered to or withheld by Kohl’s to pay the withholding taxes related to any full value award are not counted against shares available under the Plan. Finally, substitute awards do not reduce the shares of common stock authorized for grant under the Plan. However, (i) shares subject to an award under the Plan may not again be made available for issuance under the Plan if such shares were repurchased on the open market with the proceeds of a stock option exercise, and (ii) the full number of shares of common stock underlying a stock option or SAR shall be counted against the shares of common stock available for grant under this Plan, regardless of the number of shares of common stock actually issued upon exercise of such stock option or SAR.
If there is any change in our outstanding common stock by reason of any extraordinary transaction such as a reorganization, recapitalization, merger, consolidation, stock split, stock dividend, spin-off, combination or exchange of shares or other corporate exchange, or any distribution to shareholders of common stock other than regular cash dividends, the number of shares available for awards, the shares subject to any award and the option prices or exercise prices of awards will be automatically adjusted. In the event of other changes in our capital structure, the Committee will make appropriate adjustments in the maximum number of shares of common stock which may be issued under the Plan and any adjustments and/or modifications to outstanding awards as it deems appropriate.

Performance Goals
The Committee may establish performance goals in connection with the grant of any award under the Plan. Performance goals established by the Committee may be based upon any performance criteria, either individually, alternatively or in any combination, applied to either the company as a whole or to a business unit, either individually, alternatively or in any combination, and measured either annually (or such shorter period specified by the Committee) or cumulatively over a period of years, on an absolute basis or relative basis, on a per-share basis or against a target, past performance

Kohl’s Corporation | 2024 Proxy Statement	95

Management Proposal
or peer group performance, in each case as specified by the Committee.
The performance goals based on these business criteria may be set on a pre-tax or after-tax basis, may be applied on an absolute or relative basis, may be valued on a growth or fixed basis, and may be determined with or without regard to changes in accounting or the effects of events that are unusual in nature or infrequently occurring, as specified by the Committee at the time an award is granted.
The Plan does not limit our right to award or pay other forms of awards to participants that are not performance-based, including, without limitation, restricted stock and restricted stock units that vest based upon the continued employment of a participant.

Minimum Vesting
Other than awards granted with respect to a maximum of five percent (5%) of the total authorized shares under the Plan and as otherwise permitted under the Plan, awards granted under the Plan may not vest earlier than 12 months after of the date the award is granted.

Dividends and Dividend Equivalents
With respect to full value awards, the Committee may choose, at the time of the grant of the award or any time thereafter up to the time of the award’s payment, to include as part of such award an entitlement to receive dividends or dividend equivalents, subject to such terms, conditions, restrictions, and/or limitations, if any, as the Committee may establish. Dividends and dividend equivalents will be paid in such form and manner
(i.e., lump sum or installments), and at such time as the Committee shall determine; provided, however, all dividends or dividend equivalents payable with respect to any full value award will be credited as additional shares of common stock subject to such award and accrue additional dividend equivalents, and will vest and be paid to the participant only if and when, and to the extent that, such award vests and/or is paid.

Effect of Change of Control
Unless the Committee or the Board of Directors specifies otherwise prior to the change of control of Kohl’s (as defined in the Plan), and assuming the assumption of awards by a successor, a participant who is involuntarily terminated by Kohl’s or its successor without “Cause” or who terminates his or her employment for “Good Reason” within six months before or twelve months following a change of control shall have the ability to exercise any options or SARs previously granted to the participant under the Plan (whether or not then vested) in full until the earlier of the award’s original expiration term or a date two years following the termination of employment. In addition, upon any such termination, all unvested portions of full value awards (other than awards subject to performance- based vesting criteria) will immediately vest. In the event outstanding awards are not assumed by a successor, participants will be entitled to accelerated vesting immediately prior to the change in control, With respect to awards subject to performance- based vesting criteria, unless the Committee or the Board of Directors specifies otherwise prior to the change of control, upon the occurrence of the change of control each participant will be deemed to have satisfied any performance-based vesting criteria at the target level, and following the change of control any such award will continue to vest based on the time-based vesting criteria, if any, to which the award is subject and will be treated for all purposes (including accelerated vesting upon an involuntary termination without “Cause” or a voluntary termination for “Good Reason” as described above) as if such award had only been subject to such time-based vesting criteria.

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Management Proposal
Suspension or Termination of Awards; Clawback Provisions
If at any time the Committee determines a participant’s employment has been validly terminated for certain reasons or has engaged in dishonest or unethical behavior constituting “Acts of Misconduct” (as defined in the Plan), then except as otherwise provided by the Committee, the participant will not be permitted to exercise any rights under any outstanding awards or otherwise receive payment of any awards. For any awards subject to performance goals which have previously vested, been paid or were exercised by the participant, if such performance goals would not have been achieved but for the participant’s Act of Misconduct, we will be entitled to recover some or all of the value of any such previously paid, vested or exercised awards.Other provisions with respect to
Acts of Misconduct may be included in any awards as deemed appropriate by the Committee from time to time.
Such provisions may allow us to recover some or all of the value of any previously paid Awards from a participant if it is determined that the participant has engaged in such behavior. In addition, we will have the right to require any participant to forfeit and return any award made to the participant pursuant to the Plan (or cash, shares or other property realized therefrom) consistent with any recoupment policy maintained by Kohl’s, as such policy is amended from time to time.

Amendments
Except where shareholder approval is required by law, the Plan may be suspended or terminated by the Board of Directors or the Committee at any time, but the termination or suspension shall not, without the consent of a participant, adversely affect the rights of such participant under an outstanding award. The Committee may at any time unilaterally amend or terminate and cash out any unexercised or unpaid award, whether earned or unearned, including awards earned but not yet paid, or substitute another award of the same or different type, to the extent it deems appropriate; provided, however, that any amendment to (but not termination of) an outstanding award which, in the opinion of the Committee, is materially adverse to the participant, or any amendment or termination which, in the opinion of the Committee, may subject the participant to liability under Section 16 of the Exchange Act, will require the participant’s consent. The exercise price of a stock option shall not be reduced by the Committee without the consent of our shareholders, other than in the event of changes in our capital structure, as set forth above.

Certain Federal Income Tax Consequences
The following is a summary of U.S. federal income tax consequences relating to awards granted under the plan. The summary below does not contain a complete analysis of all the potential tax consequences relating to awards granted under the plan, including state, local or foreign tax consequences.

Non-qualified options

The grant of a non-qualified option will have no federal income tax consequences to us or to a participant. A participant will recognize taxable ordinary income at the time of exercise of the option in an amount equal to the excess of the fair market value of the shares acquired at the time of exercise over the option price, and we will ordinarily be entitled to a deduction for such amount. The holder of shares acquired upon exercise of a non-qualified option will, upon a subsequent disposition of such shares, generally recognize a short-term or long-term capital gain or loss, depending upon the holding period of the shares, equal to the difference between the amount realized on the sale and the basis in such shares (the sum of the option price and the amount taxed as ordinary income at the time of exercise).

Kohl’s Corporation | 2024 Proxy Statement	97

Management Proposal
ISOs

Neither the grant nor exercise of an ISO will generally have any federal income tax consequences for a participant. The amount by which the fair market value of the shares acquired upon the exercise of any ISO exceeds the option price as of the date of exercise, however, is an item of “tax preference” for purposes of computing the alternative minimum tax on individuals. If a participant has held the shares acquired on the exercise of an ISO for at least two years from the date of the grant of the option and at least one year from the date of exercise, the participant will recognize taxable long-term capital gain or loss upon a subsequent disposition of the shares. In such circumstances, no deduction would be allowed to us for federal income tax purposes in connection with the grant or exercise of the option or the transfer of shares acquired upon such exercise. If, however, the participant disposes of his or her shares within the holding periods described above:
(i)
the participant will recognize ordinary income in an amount equal to the difference between the fair market value of such shares on the date of exercise and the option price, provided that, if the disposition is a sale or exchange with respect to which a loss (if sustained) would be recognized by the participant and the amount realized from such sale or exchange is less than the fair market value on the exercise date, then the ordinary income will be limited to the excess of the amount realized upon the sale or exchange of the shares over the option price;
(ii)
we will be entitled to a deduction for such year in the amount of the ordinary income so recognized; and

(iii)
the participant will recognize capital gain or loss, as the case may be, in an amount equal to the difference between the amount realized upon such sale or exchange of the shares and the sum of the option price plus the amount of ordinary income, if any, recognized upon such disposition.

SARs

The grant of a SAR will have no federal income tax consequences to us or to a participant. Upon the exercise of a SAR, a participant generally will be deemed to have received income, taxable for federal income tax purposes at ordinary income rates, equal to the fair market value at the time of exercise of any of our common stock received plus the amount of any cash received, and we will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income recognized by the participant as a result of such exercise. The basis of shares received upon the exercise of a SAR will equal the fair market value of the shares at the time of exercise. Gain or loss recognized by the participant on a subsequent disposition of any such shares will be capital gain or loss if such shares constitute a capital asset in the hands of the participant.

Stock awards

The grant of restricted shares is not a taxable event to a participant, absent an election under Section 83(b) of the Internal Revenue Code. If no election is made, the participant will recognize income, taxable for income tax purposes at ordinary rates, upon the lapse of the restrictions governing the shares. The amount of the income will equal the fair market value of the shares when the restrictions lapse, less any amount paid by the participant for the shares. If the participant makes a Section 83(b) election within 30 days of the date of grant, he or she will be deemed to have received ordinary income at the time of the grant of the restricted shares equal to their fair market value at the date of grant less any amount paid by the participant for the shares, determined without regard to the restrictions imposed thereon. If the restricted shares are subsequently forfeited after a Section 83(b) election and before the restrictions lapse, the participant is not entitled to claim the loss for income tax purposes. We or one of our subsidiaries will be entitled to a deduction for income tax purposes when the participant recognizes ordinary income, either as a result of a Section 83(b) election or because of the lapse of the restrictions. The amount of the deduction will equal the amount of ordinary income recognized by the participant.

98	Corporate.Kohls.com

Management Proposal
Performance units and performance shares

A participant will not be deemed to have received taxable income upon the grant of performance units or performance shares. Upon distribution of cash or common stock in respect of the performance units or performance shares, a participant will be deemed to have received taxable ordinary income in an amount equal to the fair market value of the shares of common stock received on the date they are distributed to the participant or the amount of cash received. The basis of the shares of common stock received will equal the amount of taxable ordinary income recognized by the participant upon receipt of such shares. Gain or loss recognized by the participant on a subsequent disposition of any such shares will be capital gain or loss if such shares constitute a capital asset in the hands of the participant. Upon the distribution of such shares of common stock or cash, we or one of our subsidiaries will generally be entitled to a deduction for federal income tax purposes in an amount equal to the taxable ordinary income recognized by the participant.

Section 162(m) of the Code

Section 162(m) disallows a federal income tax deduction to us for compensation over $1 million paid to “covered employees” in any fiscal year. As a result, we expect the compensation paid to any of the individuals who is or at any point was one of our “named executive officers” in excess of $1 million, including awards under the Plan, will not be deductible to us.

Section 280G of the Code

Under certain circumstances, accelerated vesting, exercise or payment of awards under the Plan in connection with a “change in control” of Kohl’s might be deemed an “excess parachute payment” for purposes of the golden parachute payment provisions of Section 280G of the Code. To the extent that it is so considered, the participant holding the award would be subject to an excise tax equal to 20% of the amount of the excess parachute payment, and we would be denied a tax deduction for the amount of the excess parachute payment.

New Plan Benefits
We cannot determine (except as indicated in the table below) the number of shares or dollar amounts of awards that will be granted under the Plan to the NEOs, employees, or nonemployee directors. Under the terms of the Plan, the amount of awards to be granted is within the discretion of the
Committee. Accordingly, for illustrative purposes we have provided below a table of the aggregate number of awards granted under the 2017 Plan to each of the NEOs and certain groups of participants during fiscal year 2023.

Name and Position or Group	2023 Restricted Stock Units (#)	2023 Performance Shares (at Target Payout) (#)
Thomas A. Kingsbury Chief Executive Officer	0(1)	196,570
Jill Timm Chief Financial Officer	103,495	52,698
Fred Hand Senior Executive Vice President, Director of Stores	141,573	20,579
Nick Jones Chief Merchandising & Digital Officer	36,883	50,188
Jennifer Kent Chief Legal Officer	132,701	33,877
Dave Alves Former President and Chief Operating Officer	105,318	50,188
Current Executive Officers as a Group	519,970	404,100
Non-Employee Directors as a Group	97,815	0
Non-Executive Officer Employees as a Group	1,356,811	308,488
Kohl’s Corporation | 2024 Proxy Statement	99

Management Proposal
(1)
In connection with his appointment as Interim Chief Executive Officer, Mr. Kingsbury received 130,940 restricted stock units on January 13, 2023. In light of his restricted stock unit grant in Fiscal 2022, his 2023 LTIP award, granted on March 27, 2023 consisted only of PSUs with a grant date fair value of $4.7M.

100	Corporate.Kohls.com

Management Proposal
Equity Compensation Plan Information
The following table sets forth information as of February 3, 2024 about shares of common stock outstanding and available for issuance under the Prior Plan, which is our only existing equity compensation plan.
	(a)	(b)	(c)
Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (#)
Equity compensation plans approved by security holders(1)	3,308,200	—	4,962,410
Equity compensation plans not approved by security holders(2)	1,747,441	$69.68	—
Total	5,055,641	$69.68	4,962,410

(1)
This amount includes 777,088 shares that may be issued upon the vesting of Performance Share Units (“PSUs”) and 2,531,112 shares that may be issued upon the vesting of Restricted Stock Units (“RSUs”) granted under the 2017 Long-Term Compensation Plan, not including the issuance of future dividend equivalents. For PSUs, this amount represents the actual number of shares that would be issued for the 2021-2023 LTIP and number of shares that would be issued at the target level of payout for all other grants, which is not necessarily indicative of the amount of any actual future payout. PSUs and RSUs do not have an exercise price and therefore have been excluded from the weighted average exercise price calculation in column (b).

(2)
Consists of warrants issued on April 18, 2019. In connection with our entry into a commercial agreement with Amazon.com Services, Inc. (“Amazon”), we issued warrants to an affiliate of Amazon, to purchase up to 1,747,441 shares of our common stock at an exercise price of $69.68, subject to customary anti-dilution provisions. The warrants vest in five equal installments, and the first installment vested on January 15, 2020. The last installment vested on January 15, 2024 and all 1,747,441 shares were vested and unexercised as of February 3, 2024. The warrants will expire on April 18, 2026 thus having a remaining term of 2.2 years as of February 3, 2024.

As of March 29, 2024, we had no stock options outstanding, 4,785,851 restricted shares, restricted stock units, and performance awards based on target level of payment outstanding, and 3,520,494 shares remaining available for grant under the Prior Plan, which will not be available for grant under such plan if the Plan is approved by shareholders. These amounts do not include the issuance of future dividend equivalents. In addition, as of March 29, 2024, the 1,747,441 warrants described in footnote 2 of the table above remained fully vested and unexercised with an exercise price of $69.68. The warrants will expire on April 18, 2026 thus having a remaining term of 2.05 years as of March 29, 2024.
The Board of Directors unanimously recommends a vote “FOR” approval of the 2024 long-term compensation plan.
Kohl’s Corporation | 2024 Proxy Statement	101

Shareholder Proposal

PROPOSAL 5 SHAREHOLDER PROPOSAL— CORPORATE FINANCIAL SUSTAINABILITY REPORT	The Board of Directors unanimously recommends a vote “AGAINST” this proposal.
The following shareholder proposal was submitted by the National Center for Public Policy Research (the “Proponent”). The Proponent claims to beneficially own at least $2,000 in market value of Kohl’s stock. If a representative of the Proponent who is qualified under state law is present and submits the proposal for a vote at the Annual Meeting, then the proposal will be voted upon. In accordance with federal securities regulations, the proposal is set forth below exactly as submitted by the Proponent.

Corporate Financial Sustainability Report
Whereas: The Company’s policy positions, advocacy, partnerships and charitable giving on significant social policy and political matters should not alienate consumers, decrease sales, or diminish shareholder value.
The Company takes public and politically divisive positions over issues of significant social policy concern, including generating a backlash for “funding an organization that promotes child mutilation”1 and “indoctrinate[ing] babies into LGBTQ culture with ‘Happy Pride’ onesies.”2
According to 1792 Exchange, which has given Kohl’s a “high risk” rating for taking controversial positions on ideological issues, the Company does not protect employees based on viewpoint and even “fired an employee after they opposed a ‘racial equity’ clothing line (Kohl’s apparently settled the subsequent lawsuit in 20213).4
The Company also has a 100 percent rating on the Human Rights Campaign’s (HRC) “Corporate Equality Index.”5 Earning that score arguably requires spending shareholder assets to embrace highly partisan positions on hot-button issues, such as supporting legislation that eliminates religious liberties and discriminates against girls and women while opposing legislation to protect children from adult materials. In his 2021 book The Dictatorship of Woke Capital, Stephen Soukup describes HRC as “influencing businesses by employing a ‘soothsayer’s trick’” that boils down to increasing the radicalization of businesses by way of a strategy to “simply keep moving the goalposts.”6
According to the Claremont Institute’s BLM (Black Lives Matter) Funding Database, Kohl’s has contributed $1,000,000 to the BLM movement and related causes since 2020.7 These causes have been accused of squandering assets8 and supporting racism and antisemitism and highly divisive and dangerous programs such as police-defunding and “anti-racist” racial discrimination.9
The Company has also donated $100,000 to the Trevor Project,10 an organization that supports “gender affirming care”11 that critics have argued translates into advocating for dangerous puberty blockers and genital mutilation for children.12 Trevor Project has also been accused of facilitating the hiding of gender confusion problems from parents.13
102	Corporate.Kohls.com

Shareholder Proposal
Supporting Statement: Recent events have made clear that company bottom-lines, and therefore value to shareholders, drop when companies take overtly political and divisive positions that alienate consumers. Following Bud Light’s embrace of partisanship and disparagement of its customer base, its revenue fell roughly 10 percent.14 Target Corporation’s market cap fell over $15 billion amid backlash for similar actions.15 And Disney stock fell 44 percent in 2022 amid its decision to put extreme partisan agendas ahead of parents’ rights.16
Resolved: Shareholders request that the Board of Directors create a board committee on corporate financial sustainability to oversee and review the impact of the Company’s policy positions, advocacy, partnerships and charitable giving on social and political matters, and the effect of those actions on the Company’s financial sustainability. The Company should issue a public report on the committee’s findings by the end of 2024.

1
https://washingtonstand.com/news/target-and-kohls-face-greater-backlash-for-funding-an-organization-that-promotes-child-mutilation

2
https://www.dailysignal.com/2023/05/30/kohls-indoctrinates-babies-into-lgbtq-culture-with-happy-pride-onesies/

3
https://news.bloomberglaw.com/litigation/kohls-settles-job-bias-suit-over-racial-equity-goods-display

4
https://1792exchange.com/company/kohls/

5
https://corporate.kohls.com/news/archive-/2022/january/kohl-s-earns-top-score-in-human-rights-campaign-foundation-s-202

6
Id.

7
https://dc.claremont.org/blm-funding-database/

8
https://www.cnn.com/2022/09/04/us/black-lives-matter-executive-lawsuit/index.html

9
https://www.wsj.com/articles/black-lives-matter-and-the-worlds-oldest-hatred-anti-semitism-0e0c324e

10
https://corporate.kohls.com/news/archive-/2023/may/kohl-s-celebrates-pride-month-

11
https://www.thetrevorproject.org/research-briefs/gender-affirming-care-for-youth/

12
https://aflegal.org/america-first-legal-demands-records-from-five-gender-clinics-in-georgia-iowa-ohio-utah-and-virginia-regarding-chemical-castration-and-genital-mutilation-known-as-gender-affirming-care/

13
https://www.nationalreview.com/news/lgbtq-org-that-hosts-sexually-explicit-chatroom-racks-up-major-corporate-partnerships-millions-in-donations/

14
https://www.theguardian.com/business/2023/aug/03/bud-light-revenue-sales-anheuser-busch

15
https://www.foxbusiness.com/media/target-market-cap-losses-hit-15-7-billion-share-near-52-week-low-amid-woke-backlash; https://nypost.com/2023/05/23/target-to-remove-some-lgbtq-merchandise-after-facing-customer-backlash/

16
https://www.washingtonexaminer.com/policy/economy/disney-has-lost-50-billion-in-value-since-war-with-florida-began; https://www.hollywoodreporter.com/business/business-news/disney-stock-2022-1235289239/; https://markets.businessinsider.com/news/stocks/disney-stock-price-decline-bob-iger-pandemic-inflation-recession-streaming-2022-12; https://www.foxnews.com/media/disneys-decline-shows-woke-focus-alienating-fans-wsj-column

Kohl’s Corporation | 2024 Proxy Statement	103

Shareholder Proposal
Statement of the Board of Directors
in Opposition to this Shareholder Proposal
The Board of Directors unanimously recommends that shareholders vote AGAINST this shareholder proposal because it is unnecessary, duplicative, and not an effective use of Company resources.

Establishing a separate corporate financial sustainability committee is not necessary to ensure effective oversight and review of the Company’s policy positions, advocacy, partnerships and charitable giving on social and political matters, in light of the Company’s existing governance framework which already reflects its significant commitments to corporate financial sustainability.

Kohl’s Board of Directors and certain standing committees already devote substantial resources to the oversight of social and political matters, including Kohl’s policy positions, advocacy, partnerships, and charitable giving, and the related impacts on the Company’s financial sustainability. For example, each of the following committees is appointed by the full Board of Directors to enhance its oversight:
1.
The Nominating and ESG Committee is responsible for overseeing and monitoring the Company’s policies, initiatives and disclosures relating to environmental and social matters as they pertain to the Company’s business and long-term strategy, including human rights and ethical business practices, political activities, charitable giving and advocacy, environmental and sustainability initiatives, diversity, equity and inclusion and other initiatives related to the Company’s operations and engagement with its associates, customers, suppliers, partners, and communities.

2.
The Finance Committee is responsible for overseeing and monitoring the Company’s financial condition, existing debt and financing activities and capital allocation decisions. This includes responsibility for, among other things, reviewing the Company’s annual operating and long-term business/financial plans, sources and uses of cash, balance sheet health and ability to navigate economic cycles, and making decisions regarding financing transactions authorized by the Board of Directors and analyzing the financing requirements and financial impact of proposed transactions, including material acquisitions, divestitures, joint ventures, and business combinations.
3.
The Audit Committee is responsible for overseeing and monitoring the Company’s compliance with applicable legal, ethical, and regulatory requirements, as well as its enterprise risk management program, including the identification, monitoring, and mitigation of regulatory, operational, financial, and reputational risks.

These committees periodically report to the full Board of Directors regarding their activities, findings, conclusions, and recommendations. In addition, the full Board of Directors regularly discusses the Company’s positions on these matters and the corresponding impact on its stakeholders, as well as the Company’s overall corporate financial sustainability.
The Board of Directors does not believe that establishing a separate committee to focus on corporate financial sustainability would be an efficient use of the Company’s resources, as it would merely serve to duplicate work that the full Board of Directors and its committees are already doing.

Kohl’s existing public disclosures already detail the Company’s longstanding and unwavering commitment to corporate financial sustainability, and the issuance of an additional public report would result in unnecessary expense, with limited benefit to shareholders.

Information about the Company’s policy positions, advocacy, partnerships and charitable giving on social and political matters is already publicly available, including through:
1.
Kohl’s annual ESG report, which details the Company’s sustainability efforts, including goals and metrics, social supply chain management, sourcing decisions, and financial impact, as well as diversity, equity and inclusion initiatives, values and governance, philanthropy efforts, product safety and cybersecurity. The ESG

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Shareholder Proposal
report provides specific, detailed goals and statistics regarding the Company’s programs and initiatives. In addition, the ESG report benchmarks Kohl’s activities against other industry participants or standards, as applicable, and provides breakdowns of the Company’s donations, grants, associates’ volunteer hours and philanthropic partners in the year.
2.
Kohl’s disclosures on its website and in its public filings with the Securities and Exchange Commission regarding the Company’s culture,

values, goals, key metrics, and financial sustainability.
3.
Kohl’s earnings releases, earnings materials and other press releases and presentations.

In light of the Company’s existing disclosures regarding its policy positions, advocacy, partnerships and charitable giving on social and political matters, the Board of Directors does not believe that the issuance of an additional public report on these topics would be in the best interests of the Company and its shareholders.

For the above reasons, the Board of Directors unanimously recommends that shareholders vote “AGAINST” the adoption of this shareholder proposal.
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ANNEX A—KOHL’S CORPORATION 2024 LONG-TERM COMPENSATION PLAN

1.
Purpose

The purpose of the Plan is to allow the Company to attract and retain key employees and directors of the Company and its subsidiaries and to provide motivation to these individuals to put forth maximum efforts toward the continued growth, profitability, and success of the Company and its Subsidiaries by providing incentives through the ownership and performance of the Company’s Common Stock. Toward this objective, the Committee may grant various equity- and cash-based Awards to Participants on the terms and subject to the conditions set forth in the Plan. These Awards will provide Participants with a proprietary interest in the growth and performance of the Company.

2.
Definitions

2.1
“Act of Misconduct” shall have the meaning set forth in Paragraph 24 below.

2.2
“Award” means any form of Stock Option, Stock Appreciation Right, Stock Award, Performance Unit, Performance Shares or other incentive award granted under the Plan, whether singly, in combination, or in tandem, to a Participant by the Committee pursuant to such terms, conditions, restrictions, and/or limitations, if any, as the Committee may establish by the Award Agreement or otherwise.

2.3
“Award Agreement” means either:

(a)
a written agreement between the Company and a Participant; or

(b)
a written or electronic statement issued by the Company to a Participant, establishing the terms, conditions, restrictions, and/or limitations applicable to an Award in addition to those established by this Plan and by the Committee’s exercise of its administrative powers. The Committee may provide for the use of electronic, internet, intranet or other non-paper Award Agreement, and the use of electronic, internet, intranet or other non-paper means for the acceptance of Awards and other desired or required actions by a Participant.

2.4
“Board” means the Board of Directors of the Company;

2.5
“Change of Control” has the meaning set forth in Paragraph 19 below.

2.6
“Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.7
“Committee” means the Compensation Committee of the Board, or such other committee of directors designated by the Board, authorized to administer the Plan under Paragraph 3 hereof. Membership of the Committee shall consist of not less than two (2) independent directors and shall otherwise comply with the requirements of the rules and regulations of the Securities and Exchange Commission, the stock exchange on which the Company’s Common Stock is traded and Rule 16b-3 of the Exchange Act.

2.8
“Common Stock” means $.01 par value common shares of Kohl’s Corporation.

2.9
“Company” means Kohl’s Corporation, a Wisconsin corporation, and any of its direct or indirect subsidiaries.

2.10
“Disability” means the inability of a Participant to perform his or her normal duties as a full-time employee of the Company for a continuous period of ninety (90) days by

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ANNEX A—KOHL’S CORPORATION 2024 LONG-TERM COMPENSATION PLAN
reason of physical or mental illness or incapacity. If there is any dispute as to whether the termination of the Participant’s employment was due to his or her physical or mental illness or incapacity, such question shall be submitted to a licensed physician for the purpose of making such determination. An examination of the Participant shall be made within thirty (30) days after written notice by the Committee or the Participant by a licensed physician selected by the Committee. The Participant shall submit to such examination and provide such information as such physician may request and the determination of such physician as to the question of the Participant’s physical or mental condition shall be binding and conclusive on all parties concerned for purposes of this Plan. The disability shall be deemed to be continuing unless the Participant performs his or her regular duties for his or her employer for a continuous period of ninety (90) days. Notwithstanding the foregoing definition, if the Participant and Company are parties to any employment agreement, executive compensation agreement or similar agreement containing a different definition of “Disability”, the definition in the employment agreement, executive compensation agreement or similar agreement shall control.
2.11.
“Effective Date” means the date this Plan is duly approved by the Company’s shareholders.

2.12.
“Exchange Act” means the Securities and Exchange Act of 1934, as amended.

2.13.
“Fair Market Value” means a price that is based on the opening, closing, actual, high, low, or average selling prices of a share of Common Stock reported on the New York Stock Exchange—Composite Transactions or other established stock exchange (or exchanges) on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion. Unless the Committee determines otherwise, “Fair Market Value” of Common Stock shall mean the closing sale price of Common Stock on the New York Stock Exchange—Composite Transactions. In the event shares of Common Stock are not publicly traded at the time a determination of their value is required to made hereunder, the determination of their “Fair Market Value”

shall be made by the Committee in such manner as it deems appropriate.
2.14.
“Full Value Awards” mean Awards that are not Stock Options or Stock Appreciation Rights and are settled by the issuance of Common Stock.

2.15.
“Nonemployee Director” means a member of the Board of Directors who is not a current employee of the Company.

2.16.
“Participant” means an employee of the Company or a Nonemployee Director chosen by the Committee to receive an Award under this Plan.

2.17.
“Performance Goal” has the meaning set forth in Paragraph 13 below.

2.18.
“Performance Share” means an award granted pursuant to Paragraph 12 hereof.

2.19.
“Performance Unit” means an award granted pursuant to Paragraph 11 hereof.

2.20.
“Plan” means this Kohl’s Corporation 2024 Long-Term Compensation Plan, as amended from time to time.

2.21.
“Prior Plan” means the Kohl’s Corporation 2017 Long-Term Compensation Plan.

2.22.
“Retirement” means, unless otherwise specified in an Award Agreement, a Participant’s voluntary termination of employment other than for Cause after the later to occur of (a) attainment of age sixty (60); or (b) employment with the Company for a continuous period of ten (10) years.

2.23.
“Rule 16b-3” means Rule 16b-3 promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, as it may be amended from time to time, and any successor rule.

2.24.
“Stock Appreciation Right” or “SAR” means a stock appreciation right Award granted pursuant to Paragraph 9 below.

2.25.
“Stock Award” means an award granted pursuant to Paragraph 10 hereof in the form of shares of Common Stock, restricted shares of Common Stock, and/or Units of Common Stock.

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ANNEX A—KOHL’S CORPORATION 2024 LONG-TERM COMPENSATION PLAN
2.26.
“Stock Option” means a stock option Award granted pursuant to Paragraph 8 below.

2.27.
“Substitute Award” means an Award granted under the Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of the property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of a Stock Option or SAR.
2.28.
“Unit” means a bookkeeping entry used by the Company to record and account for the grant of the following Awards until such time as the Award is paid, cancelled, forfeited or terminated, as the case may be: Units of Common Stock, Performance Units, and Performance Shares which are expressed in terms of Units of Common Stock.

3.
Administration

The Plan shall be administered by the Committee. Subject to the terms of the Plan, the Committee shall have the authority to:
(a)
interpret the Plan;

(b)
establish such rules and regulations as it deems necessary for the proper operation and administration of the Plan;

(c)
select Participants to receive Awards under the Plan;

(d)
determine the form of an Award, whether a Stock Option, Stock Appreciation Right, Stock Award, Performance Unit, Performance Share, or other incentive award established by the Committee in accordance with the Plan, the number of shares or Units subject to the Award, all the terms, conditions, restrictions and/or limitations, if any, of an Award, including the time and conditions of exercise or vesting, and the terms of any Award Agreement;

(e)
determine whether Awards will be granted singly, in combination or in tandem;

(f)
determine the Performance Goals, if any, which will be applicable to the Award;

(g)
grant waivers of Plan terms, conditions, restrictions, and limitations;

(h)
accelerate the vesting, exercise, or payment of

an Award or the performance period of an Award when such action or actions would be in the best interest of the Company; and
(i)
take any and all other action it deems necessary or advisable for the proper operation or administration of the Plan.

In addition, in order to enable Participants who are foreign nationals or are employed outside the United States or both to receive Awards under the Plan, the Committee may adopt such amendments, procedures, regulations, subplans and the like as are necessary or advisable, in the opinion of the Committee, to effectuate the purposes of the Plan.
Subject to Paragraph 24, the Committee shall also have the authority to grant Awards in replacement of Awards previously granted under this Plan or any other executive compensation plan of the Company.
All determinations of the Committee shall be made by a majority of its members, and its determinations shall be final, binding and conclusive on the Company, Participants and any persons claiming an interest through a Participant. The Committee, in its discretion, may delegate its authority and duties under the Plan to the Chief Executive Officer and/or to other senior officers of the Company under such conditions and/or limitations as the Committee may establish; provided, however, that only the Committee may select and grant Awards to Participants who are subject to Section 16 of the Exchange Act.

4.
Eligibility

Any current or former employee or Nonemployee Director of the Company chosen by the Committee shall be eligible to receive an Award.
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ANNEX A—KOHL’S CORPORATION 2024 LONG-TERM COMPENSATION PLAN
5.
Awards Available

(a)
Aggregate Limit. Subject to adjustment as provided in Paragraph 21 hereof, the aggregate number of shares of Common Stock which may be issued under the Plan pursuant to the exercise or grant of Awards shall not exceed the sum of (i) seven million six hundred fifty thousand (7,650,000) shares of Common Stock, plus (ii) any shares of Common Stock subject to outstanding awards as of March 29, 2024 under the Prior Plan that on or after March 29, 2024 cease for any reason to be subject to such awards (other than by reason of settlement of the awards to the extent they are settled in vested and nonforfeitable shares of Common Stock), including, but not limited to, shares that were withheld by the Company to pay the withholding taxes related to any award other than a stock option or stock appreciation right under the Prior Plan, provided that the amount in this clause (ii) shall not exceed in any event four million seven hundred eighty-five thousand eight hundred fifty-one (4,785,851) shares. Awards under the Plan shall reduce the total number of shares of Common Stock available for grant by one (1) share of Common Stock for every one (1) share of Common Stock that was subject to an Award granted under the Plan. On and after the Effective Date, no awards of any type may be granted pursuant to the Prior Plan but awards granted pursuant to the Prior Plan prior to the Effective Date shall continue to be effective in accordance with their terms.

Notwithstanding the foregoing, for the avoidance of doubt, Awards that are to be or are actually settled with cash shall not count against the shares of Common Stock available for grant under this Paragraph 5(a).
Shares of Common Stock issued under this Plan may be treasury shares or authorized but unissued shares, or a combination of the two.
(b)
ISO Limit. In no event shall the aggregate number of shares of Common Stock subject to Awards of incentive stock options within the meaning of Section 422 of the Code exceed seven million six hundred fifty thousand (7,650,000) (subject to adjustment as provided in Paragraph 21 hereof).

(c)
Re-granting Shares. Notwithstanding anything herein to the contrary, any shares related to Awards granted under the Plan which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares, are settled in cash in lieu of shares, or are exchanged with the Committee’s permission, prior to the issuance of shares, for Awards pursuant to which shares of Common Stock may not be issued, shall be available again for grant under this Plan. Shares of Common Stock subject to an Award under the Plan may again be made available for issuance under this Plan if such shares were delivered to or withheld by the Company to pay the withholding taxes related to any Full Value Award.
However, shares subject to an Award under the Plan may not again be made available for issuance under the Plan if such shares were repurchased on the open market with the proceeds of a Stock Option exercise. For the avoidance of doubt, the full number of shares of Common Stock underlying a Stock Option or Stock Appreciation Right shall be counted against the shares of Common Stock available for grant under this Plan, regardless of the number of shares of Common Stock actually issued upon exercise of such Stock Option or Stock Appreciation Right.
(d)
Substitute Awards. Substitute Awards shall not reduce the shares of Common Stock authorized for grant under the Plan. Additionally, in the event that a company acquired by the Company or with which the Company combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the shares of Common Stock authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company immediately prior to such acquisition or combination.

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ANNEX A—KOHL’S CORPORATION 2024 LONG-TERM COMPENSATION PLAN
6.
Term

The Plan shall become effective as of the Effective Date. Awards shall not be granted pursuant to the Plan after the tenth anniversary of the Effective Date, but Awards granted prior to that date shall continue to be effective in accordance with their terms.

7.
Participation, Maximum Term of Awards and Minimum Vesting Periods

The Committee shall select, from time to time, those Participants who, in the opinion of the Committee, can further the Plan’s purposes. Once a Participant is so selected, the Committee shall determine the type or types of Awards to be made to the Participant and shall establish in the related Award Agreements the terms, conditions, restrictions and/or limitations, if any, applicable to the Awards in addition to those set forth in this Plan and the administrative rules and regulations issued by the Committee. Notwithstanding the foregoing:
(a)
the term of any Award shall not exceed ten (10) years, with the exception of incentive stock options in the case of a greater than 10% shareholder, where the term shall not exceed five (5) years, and

(b)
Except with respect to a maximum of five percent (5%) of the total share authorization set forth above in Paragraph 5(a), Awards granted under the Plan on and after the Effective Date shall vest no earlier than at least twelve (12) months following the date the Award is granted. For

(c)
purposes of Awards granted to Nonemployee Directors, “twelve (12) months” may mean the period of time from one annual shareholders meeting to the next annual shareholders meeting, provided that such period of time is not less than fifty (50) weeks. Notwithstanding the foregoing, the Committee may permit acceleration of vesting of any Award as otherwise permitted by the terms of this Plan, including Paragraphs 18 and 19.

8.
Stock Options

(a)
Grants. Awards may be granted in the form of Stock Options. These Stock Options may be incentive stock options within the meaning of Section 422 of the Code or nonqualified stock options (i.e., stock options which are not incentive stock options), or a combination of both.

(b)
Terms and Conditions of Options. A Stock Option shall be exercisable in whole or in such installments and at such times as may be determined by the Committee. The price at which a share of Common Stock may be purchased upon exercise of a Stock Option shall be established by the Committee, but shall be no less than 100% of the Fair Market Value of a share of Common Stock, as determined by the Committee, on the date of grant. The exercise price of a Stock Option shall not be reduced by the Committee other than pursuant to Paragraph 21 hereof, without the consent of the Company’s shareholders.

(c)
Restrictions Relating to Incentive Stock Options. Stock Options issued in the form of incentive stock options shall, in addition to being subject to all applicable terms, conditions, restrictions and/or limitations established by the Committee, comply with Section 422 of the Code. Further, the per share option price of an incentive stock option shall not be less than 100% (or 110% in the case of a greater than 10% shareholder) of the Fair Market Value of a share of Common Stock, as determined by the Committee, on the date of the grant. All or any portion of a Stock Option designated as an incentive stock option which does not meet the requirements of Section 422 of the Code, including those set forth herein, will be treated as a nonqualified stock option.

(d)
Substitute Awards. Notwithstanding the foregoing provisions of this Paragraph 8 to the contrary, in the case of a Stock Option that is a Substitute Award, the price per share of

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ANNEX A—KOHL’S CORPORATION 2024 LONG-TERM COMPENSATION PLAN
Common Stock subject to such Stock Option may be less than the Fair Market Value per share on the date of grant; provided that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares of Common Stock subject to the Substitute Award, over (b) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.
(e)
Additional Terms and Conditions. The Committee may, by way of the Award Agreement or otherwise, establish such other terms, conditions, restrictions and/or limitations, if any, of any Stock Option Award, provided they are not inconsistent with the Plan.

(f)
Exercise Payment. At the election of the Committee, upon exercise, the option price of a Stock Option may be paid in cash, shares of Common Stock either directly or by attestation, a combination of the foregoing, or such other consideration as the Committee may deem appropriate. The Committee shall establish appropriate methods for accepting Common Stock and may impose such conditions as it deems appropriate on the use of such Common Stock to exercise a Stock Option.

(g)
Substitution of Stock Appreciation Rights. The Committee may provide in an Award Agreement for a Stock Option that the Committee, in its sole discretion, shall have the right to substitute a Stock Appreciation Right for such Stock Option; provided that such Stock Appreciation Right shall be exercisable with respect to the same number of shares of Common Stock for which such substituted Stock Option would have been exercisable, and shall also have the same exercise price, vesting schedule and remaining term as the substituted Stock Option.

9.
Stock Appreciation Rights

(a)
Grants. Awards may be granted in the form of SARs. A SAR may be granted in tandem with all or a portion of a related Stock Option under the Plan (a “Tandem SAR”), or may be granted separately (a “Freestanding SAR”). A Tandem SAR may be granted either at the time of the grant of the related Stock Option or any time thereafter during the term of the Stock Option. SARs shall entitle the recipient to receive a payment equal to the appreciation in Fair Market Value of a stated number of shares of Common Stock from the exercise price to the Fair Market Value on the date of exercise. In the case of SARs granted in tandem with Stock Options granted prior to the grant of such SARs, the appreciation in value is from the option price of such related Stock Option to the Fair Market Value on the date of exercise.

(b)
Terms and Conditions of Tandem SARs. A Tandem SAR shall be exercisable to the extent, and only to the extent, that the related Stock Option is exercisable, and the “exercise price” of such a SAR (the base from which the value of the SAR is measured at its exercise) shall be the option price under the related Stock Option. If a related Stock Option is exercised as to some or all of the shares covered by the Award, the related Tandem SAR, if any, shall be cancelled automatically to the extent of the number of shares covered by the Stock Option exercise. Upon exercise of a Tandem SAR as to some or all of the shares covered by the Award, the related Stock Option shall be cancelled automatically to the extent of the number of shares covered by such exercise, and such shares shall again be eligible for grant in accordance with Paragraph 5 hereof, except to the extent any shares of Common Stock are issued to settle the SAR.
(c)
Terms and Conditions of Freestanding SARs. The “exercise price” of a Freestanding SAR shall be established by the Committee, but shall be no less than 100% of the Fair Market Value of a share of Common Stock, as determined by the Committee, on the date of grant. A Freestanding SAR shall be exercisable in whole or in such installments and at such times as may be determined by the Committee.

(d)
Substitute Awards. Notwithstanding the foregoing provisions of this Paragraph 9 to the contrary, in the case of a SAR that is a Substitute Award, the price per share of Common Stock subject to such SAR may be less than the Fair Market Value per share on the date of grant; provided that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares of Common Stock subject to the Substitute Award, over (b) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately

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ANNEX A—KOHL’S CORPORATION 2024 LONG-TERM COMPENSATION PLAN
preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.
(e)
Additional Terms and Conditions. The Committee may, by way of the Award Agreement or otherwise, determine such other terms, conditions, restrictions and/or limitations, if any, of any SAR Award, provided they are not inconsistent with the Plan.

10.
Stock Awards

(a)
Grants. Awards may be granted in the form of Stock Awards. Stock Awards shall be awarded in such numbers and at such times during the term of the Plan as the Committee shall determine.

(b)
Award Restrictions. Stock Awards shall be subject to such terms, conditions, restrictions, and/or limitations, if any, as the Committee deems appropriate including, but not by way of limitation, Performance Goal requirements, restrictions on transferability and continued employment. The Committee may modify or accelerate the delivery of a Stock Award under such circumstances as it deems appropriate.

(c)
Rights as Shareholders. During the period in which any restricted shares of Common Stock are subject to the restrictions imposed under Paragraph 10(b), the Committee may, in its discretion, grant to the Participants to whom such restricted shares have been awarded all or any of the rights of a shareholder with respect to such shares, including, but not by way of limitation, the right to vote such shares and to receive dividends.

(d)
Evidence of Award. Any Stock Award granted under the Plan may be evidenced in such manner as the Committee deems appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates.

11.
Performance Units

(a)
Grants. Awards may be granted in the form of Performance Units. Performance Units, as that term is used in this Plan, shall refer to Units valued by reference to designated criteria established by the Committee, other than Common Stock.

(b)
Performance Criteria. Performance Units shall be contingent on the attainment during a performance period of certain Performance Goals. The length of the performance period, the Performance Goals to be achieved during the performance period, and the measure of whether and to what degree such Performance

Goals have been attained shall be conclusively determined by the Committee in the exercise of its absolute discretion.
(c)
Additional Terms and Conditions. The Committee may, by way of the Award Agreement or otherwise, determine such other terms, conditions, restrictions, and/or limitations, if any, of any Award of Performance Units, provided they are not inconsistent with the Plan. Performance Units may be settled in cash and/or shares of Common Stock at the time of payment.

12.
Performance Shares

(a)
Grants. Awards may be granted in the form of Performance Shares. Performance Shares, as that term is used in this Plan, shall refer to shares of Common Stock or Units which are expressed in terms of Common Stock.

(b)
Performance Criteria. Performance Shares shall be contingent upon the attainment during a performance period of certain Performance Goals. The length of the performance period, the Performance Goals to be achieved during the performance period, and the measure of whether and to what degree such goals have been attained shall be conclusively determined by the Committee in the exercise of its absolute discretion.

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ANNEX A—KOHL’S CORPORATION 2024 LONG-TERM COMPENSATION PLAN
(c)
Additional Terms and Conditions. The Committee may, by way of the Award Agreement or otherwise, determine such other terms, conditions, restrictions and/or limitations, if any, of any Award of Performance Shares, provided they are not inconsistent with the Plan.

13.
Performance Goals

Notwithstanding any other provision of this Plan, the Committee may establish performance goals (“Performance Goals”) in connection with the grant of any Award hereunder. Performance Goals established by the Committee may be based upon any performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit, either individually, alternatively or in any combination, and measured either annually (or such shorter period specified by the Committee) or cumulatively over a period of years, on an absolute basis or relative basis, on a per-share basis or against a target, past performance or peer group performance, in each case as specified by the Committee.
Such Performance Goals may be set on a pre-tax or after-tax basis, may be applied on an absolute or relative basis, and may be determined with or without regard to changes in accounting or the effects of events that are unusual in nature or infrequently occurring, as specified by the Committee upon the grant of an Award. The Committee may, in its discretion, determine whether an Award will be paid under any one or more of the Performance Goals. The Committee may set different goals for different Participants and for different Awards, and Performance Goals may include standards for minimum attainment, target attainment, maximum attainment and any other performance standards deemed appropriate by the Committee. In all cases, however, Performance Goals shall include a minimum performance standard below which no part of the relevant Award will be earned. After the end of a performance period but prior to payment of the Award, the Committee shall determine the extent to which the relevant Performance Goals and any other material terms of the Award were in fact satisfied.

14.
Nonemployee Director Awards

Nonemployee Directors may only be granted Awards under the Plan in accordance with this Paragraph 14 and such Awards shall not be subject to management’s discretion. From time to time, the Board shall set the amount(s) and type(s) of equity awards that shall be granted to all Nonemployee Directors on a periodic, nondiscriminatory basis pursuant to the Plan, but which may be based upon the number of committees of the Board on which a Nonemployee Director serves, service of a Nonemployee Director as the chair of a Committee of the Board, service of a Nonemployee Director as Chair of the Board or as Lead Director, or the first selection or appointment of an individual to the
Board as a Nonemployee Director. Subject to the limits set forth in Paragraph 5 above, the Board shall grant such Awards determined pursuant to this Paragraph 14 to Nonemployee Directors and grant New Nonemployee Director Awards, as it shall from time to time determine.
If a Nonemployee Director subsequently becomes an employee of the Company while remaining a member of the Board, any previously issued Awards held by such individual shall not be affected and shall continue to be effective in accordance with their terms.

15.
Payment of Awards

At the discretion of the Committee, payment of Awards may be made in cash, Common Stock, a combination of cash and Common Stock, or any other form of property as the Committee shall determine, other than Stock Options and Stock Awards, which shall be made in Common Stock. In addition, payment of Awards may include such terms, conditions, restrictions and/or limitations, if any, as the Committee deems appropriate, including, in the case of Awards paid in the form of Common Stock, restrictions on transfer and forfeiture provisions. Further, payment of Awards may be made in the form of a lump sum or installments, as determined by the Committee.

16.
Dividends and Dividend Equivalents

The Committee may choose, at the time of the grant of the Award or any time thereafter up to the time of the Award’s payment, to include as part of such Award an entitlement to receive dividends or

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dividend equivalents, subject to such terms, conditions, restrictions, and/or limitations, if any, as the Committee may establish. Dividends and dividend equivalents shall be paid in such form and manner (i.e., lump sum or installments), and at such time as the Committee shall determine; provided, however, all dividends or dividend equivalents payable with respect to any Full Value Award shall be credited as additional shares of Common Stock subject to such Award and accrue additional dividend equivalents, and will vest and be paid to the Participant only if and when, and to the extent that, such Award vests and/or is paid. Under no circumstances will dividends or dividend equivalents be granted with respect to Stock Options or SARs granted under the Plan.
For any Award that is governed by Section 409A of the Code regarding nonqualified deferred compensation, the Committee shall establish the schedule of any payments of dividends or dividend equivalents in accordance with the requirements of Section 409A of the Code or any guidance promulgated thereunder.

17.
Deferral of Awards

At the discretion of the Committee, payment of a Stock Award, Performance Share, Performance Unit, dividend, dividend equivalent, or any portion thereof may be deferred by a Participant until such time as the Committee may establish. All such deferrals shall be accomplished by the delivery of a written, irrevocable election by the Participant on a form provided by the Company. Further, all deferrals shall be made in accordance with administrative guidelines established by the Committee to ensure that such deferrals comply with all applicable requirements of Section 409A of the Code or any guidance promulgated thereunder. Deferred payments shall be paid in a lump sum or installments, as determined by the Committee in accordance with the requirements of Section 409A of the Code or any guidance promulgated thereunder. The Committee may also credit interest, at such rates to be determined by the Committee, on cash payments that are deferred and credit dividends or dividend equivalents on deferred payments denominated in the form of Common Stock.

18.
Termination of Service

If a Participant’s employment with the Company or service as a member of the Board terminates for a reason other than death, Disability, Retirement, or any approved reason, all unexercised, unearned, and/or unpaid Awards, including, but not by way of limitation, Awards earned, but not yet paid, all unpaid dividends and dividend equivalents, and all interest accrued on the foregoing shall be cancelled or forfeited, as the case may be, unless the Participant’s Award Agreement provides, or the
Committee determines, otherwise. The Committee shall have the authority to promulgate rules and regulations to (a) determine what events constitute Disability, Retirement, or termination for an approved reason for purposes of the Plan, and (b) determine the treatment of a Participant under the Plan in the event of the Participant’s death, Disability, Retirement, or termination for an approved reason.

19.
Change of Control

(a)
Effect of Change of Control upon Certain Awards. Unless the Committee or the Board specifies otherwise in the terms of an Award Agreement, an employment agreement, executive compensation agreement or similar agreement prior to a Change of Control event, this Paragraph 19(a) shall govern the treatment upon or following a Change of Control of any Award, the vesting and/or settlement of which is based solely upon continued employment or service or the passage of time. In the case of an Award subject to this Paragraph 19(a) that the acquiring or surviving company in the Change of Control assumes upon and maintains immediately following the Change of Control (which Award shall be adjusted as to the number and kind of shares as may be determined appropriate by the Committee prior to the Change of Control), if there occurs an involuntary termination without cause (as defined in the Award Agreement) of the Participant holding such Award or a voluntary termination of the Participant’s employment or service for Good Reason within twelve months following the Change of Control or six months prior to the Change of Control, such Award shall be treated as provided in clause (i) or (ii) of this Paragraph 19(a), as applicable. In the case of an Award subject to this Paragraph 19(a) that the acquiring or surviving company in the Change of Control does not assume upon the Change of Control, immediately prior to the Change of

Kohl’s Corporation | 2024 Proxy Statement	A-9

ANNEX A—KOHL’S CORPORATION 2024 LONG-TERM COMPENSATION PLAN
Control such Award shall be treated as provided in clause (i) or (ii) of this Paragraph 19(a), as applicable. The treatment provided for under this Paragraph 19(a) is as follows:
(i)
in the case of a Stock Option or an SAR, the Participant shall have the ability to exercise such Stock Option or SAR, including any portion of the Award not previously exercisable, until the earlier of the expiration of the Stock Option or SAR under its original term and a date that is two years (or such longer post-termination exercisability term as may be specified in the applicable Award Agreement) following such date of termination of employment or service; and

(ii)
in the case of a Full Value Award, the Award shall become fully vested and shall be settled in full.

The Committee may also, through the terms of an Award or otherwise, provide for an absolute or conditional exercise, payment or lapse of conditions or restrictions on an Award as it deems appropriate in connection with any proposed Change of Control.
(b)
Effect of Change of Control upon Performance-Based Awards. Unless the Committee or the Board specifies otherwise in the terms of an Award Agreement, an employment agreement, executive compensation agreement or similar agreement prior to a Change of Control event, the treatment of any Award in which the grant, issuance, retention, vesting and/or settlement of such Award is based in whole or in part on achievement of a Performance Goal shall be as specified in this Paragraph 19(b).

In the case of an Award subject to this Paragraph 19(b), upon the occurrence of the Change of Control, the Participant shall be deemed to have satisfied any performance-based vesting criteria at the target level (as determined by the Committee prior to the Change of Control), and following the Change of Control any such Award shall continue to vest based on the time-based vesting criteria, if any, to which the Award is subject. In addition, any Award subject to this Paragraph 19(b) that the acquiring or surviving company in the Change of Control assumes and maintains immediately following the Change of Control (which Award shall be adjusted as to the number and kind of shares as may be determined appropriate by the Committee prior to the
Change of Control), if there occurs an involuntary termination without cause (as defined in the Award Agreement) of the Participant holding such Award or a voluntary termination of such Participant’s employment or service for Good Reason within twelve months following the Change of Control or six months prior to the Change of Control, such Award shall be treated as provided in clause (i) or (ii) of Paragraph 19(a), as applicable. In the case of an Award subject to this Paragraph 19(b) that the acquiring or surviving company in the Change of Control does not assume upon the Change of Control, immediately prior to the Change of Control such Award shall be treated as provided in clause (i) or (ii) of Paragraph 19(a), as applicable.
(c)
Other provisions may be made by the Committee or the Board relating to any Award which the Committee or the Board deems equitable, including but not limited to, adjusting the terms of an Award to reflect the Change of Control or causing the Award to be assumed, or new rights to be substituted therefore, by another entity.

(d)
Definitions.

(i)
“Change of Control” means the occurrence of (1) the acquisition (other than from the Company) by any person, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), other than the Company, a subsidiary of the Company, or any employee benefit plan or plans sponsored by the Company or any subsidiary of the Company, directly or indirectly, of beneficial ownership (within the meaning of Exchange Act Rule 13d-3) of 33% or more of the then outstanding shares of common stock of the Company or voting securities representing 33% or more of the combined voting power of the Company’s then outstanding voting securities ordinarily entitled to vote in the election of directors unless the Incumbent Board (as defined below), before such acquisition or within 30 days thereafter, deems such acquisition not to be a Change of Control; or (2) individuals who, as of the date this Plan is adopted by the Board, constitute the Board (as of such date, the “Incumbent Board”) ceasing for any reason to constitute at least a majority of such Board; provided, however, that any person becoming a director subsequent to the date this Plan is adopted by the Board whose election, or nomination for election by the shareholders of the Company, was approved

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ANNEX A—KOHL’S CORPORATION 2024 LONG-TERM COMPENSATION PLAN
by a vote of at least a majority of the directors then comprising the Incumbent Board shall be for purposes of the Plan, considered as though such person were a member of the Incumbent Board but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest which was (or, if threatened, would have been) subject to Exchange Act Rule 14a-12(c); or (3) the consummation of any merger, consolidation or share exchange of the Company with any other corporation, other than a merger, consolidation or share exchange which results in more than 60% of the outstanding shares of the common stock, and voting securities representing more than 60% of the combined voting power of then outstanding voting securities entitled to vote generally in the election of directors, of the surviving, consolidated or resulting corporation being then beneficially owned, directly or indirectly, by the persons who were the Company’s shareholders immediately prior to such transaction in substantially the same proportions as their ownership, immediately prior to such transaction, of the Company’s then outstanding Common Stock or then outstanding voting securities, as the case may be; or (4) the consummation of any liquidation or dissolution of the Company or a sale or other disposition of all or substantially all of the assets of the Company.
(ii)
“Good Reason,” unless otherwise defined in an agreement between a Participant and the Company or unless the Committee or the Board specifies otherwise in the terms of an Award Agreement, means, without the Participant’s consent, (1) a material reduction in the Participant’s base salary as in effect immediately prior to the Change of Control (excluding, however, any made in connection with, and proportionate to, a company-wide pay reduction), or (2) Participant being required to relocate his or her place of employment from his or her place of employment immediately prior to the relocation (excluding any required relocation within a 50-mile radius of such place of employment).

20.
Nonassignability

No Awards or any other payment under the Plan shall be subject in any manner to alienation, anticipation, sale, transfer (except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code), assignment, pledge, or encumbrance, and during the lifetime of the Participant, only the Participant may exercise rights under the Plan. Following the death of the Participant, such individual, trust or estate who or which by designation of the Participant or operation of law succeeds to the rights of the Participant under the Plan upon the Participant’s death, may exercise the Participant’s rights to the extent they are exercisable under the Plan following the death of the Participant. All beneficiary designations shall be made in such form and subject to such limitations as may from time to time be acceptable to the Committee and delivered to and accepted by the Committee.

21.
Adjustment Provisions

In the event of any change in the outstanding Common Stock by reason of any reorganization, recapitalization, merger, consolidation, stock split, stock dividend, spin-off, combination or exchange of Shares or other corporate exchange, or any distribution to shareholders of Common Stock other than regular cash dividends or any transaction similar to the foregoing, the number of shares available for Awards, the shares subject to any Award and the option prices or exercise prices of Awards shall be automatically adjusted. If there is any change in the number of outstanding shares of Common Stock through any change in the capital of the Company, or through any other transaction referred to in Section 424(a) of the Code, the Committee shall make appropriate adjustments in the maximum number of shares of Common Stock which may be issued under the Plan and any adjustments and/or modifications to outstanding Awards as it deems appropriate. In the event of any other change in the capital structure or in the Common Stock of the Company, or in the event of a merger, consolidation, combination or exchange of shares, or the like, as a result of which Common Stock is changed into another class, or securities of another person, cash or other property, the exercise price, consideration to be received, and other terms of an Award shall be adjusted as deemed equitable by the Committee, in its sole discretion. The Committee shall have authority to provide for, in appropriate cases upon

Kohl’s Corporation | 2024 Proxy Statement	A-11

ANNEX A—KOHL’S CORPORATION 2024 LONG-TERM COMPENSATION PLAN
the effectiveness of the transaction, (a) waiver, in whole or in part, of remaining restrictions for vesting or earning, and (b) the conversion of outstanding Awards into cash or other property to be received in the transactions immediately or over the periods the Award would have vested or been earned. Any adjustment, waiver, conversion or the like carried out by the Committee under this Paragraph shall be conclusive and binding for all purposes of the Plan. Notwithstanding the foregoing, any increase in the number of shares of Common Stock subject to the Plan shall, if required under Rule 16b-3, be subject to approval of the Company’s shareholders.

22.
Withholding Taxes

The Company shall be entitled to deduct from any payment under the Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment or may require the Participant to pay to it such tax prior to and as a condition of the making of such payment. In no event shall the Company withhold, or allow the Participant to pay more than the maximum amount required by law. In accordance with any applicable administrative guidelines it establishes, the Committee may allow a Participant to pay the amount of taxes required by law to be withheld from an Award by withholding from any payment of Common Stock due as a result of such Award, or by permitting the Participant to deliver to the Company, shares of Common Stock having a fair market value, as determined by the Committee, equal to the amount of such required withholding taxes.

23.
Suspension or Termination of Awards; Clawback Provisions.

(a)
Effect of Act of Misconduct or Termination for Cause on Awards. Except as otherwise provided by the Committee, if at any time (including after a notice of exercise has been delivered or an Award has vested) the Committee reasonably determines that a Participant may have committed an Act of Misconduct, the Committee may suspend the Participant’s rights to exercise any Stock Option, to vest in an Award, and/or to receive payment for or receive Shares in settlement of an Award pending a determination of whether an Act of Misconduct has been committed.

If the Committee determines a Participant has been terminated for Cause or the Participant has committed an Act of Misconduct, then except as otherwise provided by the Committee:
(i)
neither the Participant nor his or her estate nor transferee shall be entitled to exercise any Stock Option whatsoever, vest in or have the restrictions on an Award lapse or Performance Goal satisfied or waived, or otherwise receive payment of an Award;

(ii)
the Participant will forfeit all outstanding Awards; and

(iii)
for any Awards subject to Performance Goals which have previously vested, been paid or were exercised by the Participant, if such Performance Goals would not have been determined by the Committee to have been achieved but for the Participant’s Act of Misconduct, the Company shall be entitled to recover some or all of the value of any such previously paid, vested or exercised Awards. In making such determination, the Committee may give the Participant an opportunity to submit written comments, documents, information and arguments to be considered by the Committee.
In addition to the foregoing, other provisions with respect to Acts of Misconduct may be included in any Awards as deemed appropriate by the Committee or the Board from time to time. Such provisions may allow the Company to recover some or all of the value of any previously paid Awards from a Participant if it is determined that the Participant has engaged in certain Acts of Misconduct.
(b)
Definitions.

(i)
“Act of Misconduct.” An “Act of Misconduct” shall occur where a Participant has violated “Kohl’s Code of Ethics” or has committed an act of embezzlement, fraud, dishonesty, disloyalty, nonpayment of any material obligation owed to the Company (other than an obligation related to the Participant’s Kohl’s retail charge account), breach of fiduciary duty or deliberate disregard of Company rules resulting in loss, damage or injury to the Company, or if a Participant makes an unauthorized disclosure of any Company trade secret or confidential information or breaches any non-competition agreement, induces any

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ANNEX A—KOHL’S CORPORATION 2024 LONG-TERM COMPENSATION PLAN
Company supplier to breach a contract with the Company, or induces any principal for whom the Company acts as agent to terminate such agency relationship.
(ii)
“Cause.” Except as otherwise provided in a Participant’s Award Agreement, for purposes of this Paragraph 23, “Cause” shall mean termination of employment upon: (1) a Participant’s refusal to perform duties as directed in good faith by the Company’s Chief Executive Officer or the Company officer to whom Participant reports , which failure is not cured within ten (10) calendar days after written notice thereof from the Company’s Chief Executive Officer or Company officer to whom Participant reports, (2) a Participant’s conviction of a crime which substantially relates to the circumstances of his or her position with the Company or which has material adverse effect on the Company, or (3) the willful engaging by a Participant in conduct which is demonstrably and materially injurious to the Company. Notwithstanding the foregoing definition, except as otherwise provided in a Participant’s Award Agreement, if the Participant and Company are parties to any employment agreement, executive compensation agreement or similar agreement containing a different definition of “Cause”, the definition in the employment agreement, executive compensation agreement or similar agreement shall control for purposes of this Paragraph 23.
(c)
Clawback. In addition to the foregoing, the Company shall have the right to require any Participant to forfeit and return to the Company any Award made to the Participant pursuant to this Plan (or cash, shares or other property realized therefrom) consistent with any recoupment policy maintained by the Company, as such policy is amended from time to time.

24.
Amendments to Awards

The Committee may at any time unilaterally amend or terminate and cash out any unexercised or unpaid Award, whether earned or unearned, including, but not by way of limitation, Awards earned but not yet paid, and/or substitute another Award of the same or different type, to the extent it deems appropriate; provided, however, that without the prior approval of the Company’s shareholders and except as provided in Paragraph 19, Stock Options or SARs issued under this Plan will not be repriced, replaced, repurchased for cash at any time when the Fair Market Value of a share of Common Stock is lower than the exercise price of a previously granted Stock
Option or the “exercise price” of a previously granted SAR or regranted through cancellation, or by lowering the exercise price of a previously granted Stock Option or the “exercise price” of a previously granted SAR; and provided further that any amendment to (but not termination of) an outstanding Award which, in the opinion of the Committee, is materially adverse to the Participant, or any amendment or termination which, in the opinion of the Committee, may subject the Participant to liability under Section 16 of the Exchange Act, shall require the Participant’s consent.

25.
Regulatory Approvals and Listings

Notwithstanding anything contained in this Plan to the contrary, the Company shall have no obligation to issue or deliver certificates of Common Stock evidencing Stock Awards or any other Award resulting in the payment of Common Stock prior to:
(a)
the obtaining of any approval from any governmental agency which the Company shall, in its sole discretion, determine to be necessary or advisable;

(b)
the admission of such shares to listing on the stock exchange on which the Common Stock may be listed; and

(c)
the completion of any registration or other qualification of said shares under any state or federal law or ruling of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable.

26.
No Rights to Continued Service or Grants

Participation in the Plan shall not give any Participant any right to remain in the employ of the Company or to continue as a director of the Company. The Company reserves the right to terminate any
Participant at any time. Further, the adoption of this Plan shall not be deemed to give any Participant

Kohl’s Corporation | 2024 Proxy Statement	A-13

ANNEX A—KOHL’S CORPORATION 2024 LONG-TERM COMPENSATION PLAN
or any other person any right to be selected as a Participant or to be granted an Award or additional Awards.
27.
Amendment

The Board may suspend or terminate the Plan at any time, but the termination or suspension shall not, without the consent of a Participant, adversely affect the rights of such Participant under an outstanding Award then held by the Participant, except to the extent permitted by Paragraph 24. In addition, the Board may, from time to time, amend the Plan in any manner, but may not without shareholder approval adopt any amendment that requires shareholder approval under Rule 16b-3, any applicable stock exchange rule, or any other applicable provision of securities and/or tax law.

28.
Governing Law

The Plan shall be governed by and construed in accordance with the laws of the State of Wisconsin without regard to its conflicts of law provisions.
29.
No Right, Title, or Interest in Company Assets

No Participant shall have any right in any fund or in any specific asset of the Company by reason of being a Participant under this Plan, nor any rights as a shareholder as a result of participation in the Plan until the date of issuance of stock in the Participant’s name, and, in the case of restricted shares of
Common Stock, such rights are granted to the Participant under Paragraph 10(c) hereof. To the extent any person acquires a right to receive payments from the Company under this Plan, such rights shall be no greater than the rights of an unsecured creditor of the Company.

A-14	Corporate.Kohls.com

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD VIRTUALLY ON MAY 15, 2024
The 2023 Annual Report on Form 10-K and proxy statement of Kohl’s Corporation are available at www.proxyvote.com and www.fcrvote.com/kss

Exchange/Symbol
Kohl’s Corporation common stock is traded on the New York Stock Exchange under the symbol KSS.
Fortune 500
Kohl’s Corporation is a Fortune 500 company
SIC Code
5310
Independent Auditors
Ernst & Young LLP
Milwaukee, Wisconsin

Transfer Agent and Registrar
EQ Shareowner Services
P.O. Box 64854
St. Paul, Minnesota 55164-0854
(800) 468-9716
Other Information
For quarterly earnings reports, our periodic filings with the SEC, upcoming events and other investor information, please visit our website at Corporate.Kohls.com
Investor Relations
investor.relations@kohls.com

SEPHORA
KOHL'S
Kohl's Corporation | N56 W17000 Ridgewood Drive, Menomonee Falls, Wisconsin 53051
(262) 703-7000 | www.kohls.com

PLEASE VOTE TODAY!SEE REVERSE SIDEFOR THREE EASY WAYS TO VOTE.TO VOTE BY MAIL, PLEASE DETACH HERE, SIGN AND DATE PROXY CARD, AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED KOHL’S CORPORATIONAnnual Meeting of Shareholders May 15, 2024This Proxy is Solicited on Behalf of the Board of DirectorsThe shareholder(s) hereby appoint(s) Jennifer Kent and Elizabeth McCright or either of them, as proxies, each with the power to appoint her substitute, and hereby authorize(s) them to represent and vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Kohl’s Corporation that the shareholder(s) is/are entitled to vote at theP Annual Meeting of Shareholders to be held virtually at 8:00 a.m. Central Time on May 15, 2024R and at any adjournment thereof.O THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE X SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED Y FOR ALL NOMINEES IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4 AND AGAINSTPROPOSAL 5.IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING, INCLUDING ANY POSTPONEMENT OR ADJOURNMENT THEREOF.YOUR VOTE IS VERY IMPORTANT – PLEASE SUBMIT YOUR PROXY TODAY(continued and to be signed on the reverse side)

KOHL'S CORPORATION

YOUR VOTE IS IMPORTANT

Submit your proxy by Internet

OR

Submit your proxy by Telephone

CONTROL NUMBER

You may submit your proxy by telephone or Internet 24 hours a day, 7 days a week.
Your telephone or Internet vote authorizes the Proxyholder(s) to vote your shares in the same manner as if you had marked, signed and returned a proxy card.

Submit your proxy by Mail

☒ Please mark vote as in this sample

Nominee	FOR	AGAINST	ABSTAIN
01. Wendy Arlin	☐	☐	☐
02. Michael J. Bender	☐	☐	☐
03. Yael Cosset	☐	☐	☐
04. Christine Day	☐	☐	☐
05. H. Charles Floyd	☐	☐	☐
06. Thomas A. Kingsbury	☐	☐	☐
07. Robbin Mitchell	☐	☐	☐
08. Jonas Prising	☐	☐	☐
09. John E. Schlifske	☐	☐	☐
10. Adrianne Shapira	☐	☐	☐
11. Adolfo Villagomez	☐	☐	☐

Date: ______________________, 2024

____
Signature

____
Signature (if jointly held)

____
Title(s)

KOHL’S CORPORATION YOUR VOTE IS IMPORTANTPlease take a moment now to vote your shares of Kohl’s Corporation for the upcoming Annual Meeting of Shareholders.YOU CAN VOTE TODAY USING ANY OF THE FOLLOWING METHODS:Submit your proxy by InternetPlease access https://www.fcrvote.com/KSS (please note you must type an “s” after “http”). Then, simply follow the easy instructions on the voting site. You will be required to provide the unique Control Number printed below.ORSubmit your proxy by TelephonePlease call toll-free in the U.S. or Canada at 866-402-3905 on a touch-tone telephone. Then, simply follow the easy voice prompts. You will be required to provide the unique Control Number printed below.CONTROL NUMBERSubmit your proxy by MailIf you do not have access to a touch-tone telephone or to the internet, please complete, sign, date and return the proxy card in the postage paid envelope provided to: Kohl’s Corporation, c/o 200 Business Park Circle Suite 112 Saint Augustine, FL 32095. TO VOTE BY MAIL, PLEASE DETACH HERE, SIGN AND DATE PROXY CARD, AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED Please mark vote as in this sampleTHE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR ALL OF THE
NOMINEES IN ITEM 1, AND FOR ITEMS 2, 3 AND 4 AND AGAINST PROPOSAL 5.PROPOSALS 1, 2, 3 AND 4 ARE BEING PROPOSED BY KOHL'S CORPORATION. PROPOSAL 5 IS BEING PROPOSED BY A SHAREHOLDER. 1.To elect eleven individuals to serve as Directors for a one-year term and until their successors are duly elected and qualified.FOR AGAINST ABSTAINFOR AGAINST ABSTAIN01.Wendy Arlin06. Thomas A. KingsburyFOR AGAINST ABSTAINFOR AGAINST ABSTAIN02.Michael J. Bender07. Robbin Mitchell 2.To approve, by an advisory vote, the compensation of our named executive officers.3.To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN03.Yael Cosset08. Jonas PrisingFOR AGAINST ABSTAIN04.Christine Day09. John E. SchlifskeFOR AGAINST ABSTAIN05.H. Charles Floyd10. Adrianne Shapira11. Adolfo Villagomez FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN February 1, 2025.4.To approve the Kohl’s Corporation 2024 Long-Term Compensation Plan5.ShareholderProposal-Corporate Financial Substantiality Report FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN Date: , 2024SignatureSignature (if jointly held)Title(s)Please sign EXACTLY as name appears at the left. Joint owners each should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full related title. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.